SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

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LAZARD WORLD DIVIDEND & INCOME FUND, INC.

(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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LAZARD WORLD DIVIDEND & INCOME FUND, INC.

c/o Lazard Asset Management LLC
30 Rockefeller Plaza
New York, New York 10112

Dear Stockholder:

You are cordially invited to attend the Joint Annual Meeting of Stockholders of Lazard World Dividend & Income Fund, Inc. (“LOR”) and Lazard Global Total Return and Income Fund, Inc. (“LGI” and, together with LOR, the “Funds”), each a Maryland corporation, to be held at 30 Rockefeller Plaza, 58th Floor, Conference Room 58A, New York, New York 10112, on October 18, 2019, at 3:00 p.m., local time. In addition to the regular election of Directors for LOR, as a stockholder of LOR, you are being asked to consider and vote on the merger of LOR with and into LGI (the “Reorganization”), pursuant to an Agreement and Plan of Merger. At the Joint Annual Meeting of Stockholders, in addition to considering and voting on these proposals, which are more fully described in the accompanying Notice of Joint Annual Meeting of Stockholders, you will have an opportunity to hear a report on LOR and to discuss other matters of interest to you as a stockholder. Each Fund is a diversified, closed-end management investment company with common stock listed on the New York Stock Exchange. Lazard Asset Management LLC (“LAM”) is the investment manager to LOR and LGI.

Management has recommended the Reorganization to the Board of Directors (the “Board”) of LOR. If the Reorganization is approved and consummated, stockholders of LOR would become stockholders of LGI. Management believes that the Reorganization will permit LOR stockholders to pursue substantially similar investment goals in a larger combined fund with a lower total expense ratio. Each Fund pursues its investment objective through a combination of two separate investment strategies: LOR invests in World Equity Investments and Currency Investments, and LGI invests in Global Equity Investments and Currency Investments (each as defined below). World Equity Investments focus on the highest yielding equity securities selected using LAM’s relative value strategy and generally are a portfolio of approximately 60 to 100 US and non-US equity securities, including American Depository Receipts (“ADRs”), of companies of any size consisting primarily of securities held by other portfolios managed by LAM, including investments in emerging markets. Global Equity Investments are a portfolio of approximately 60 to 80 US and non-US equity securities, including ADRs, generally of companies with market capitalizations greater than $2 billion, and may include investments in emerging markets. Currency Investments are investments in emerging market currencies (primarily by entry into forward currency contracts), or instruments whose value is derived from the performance of an underlying emerging market currency, and also may include debt obligations, including government, government agency and corporate obligations and structured notes denominated in emerging market currencies.

Based on the expenses of each Fund estimated as of May 31, 2019, the combined fund, following the Reorganization, is anticipated to have a lower total annual expense ratio than LOR. Management also believes that, as a result of becoming stockholders in a larger combined fund, the Reorganization should enable LOR stockholders to benefit from the spreading of fixed costs across a larger asset base, which may result in a reduction of stockholder expenses, permitting LAM, as LGI’s investment manager, to more efficiently manage the larger combined fund through various measures, including trade orders and executions, and also permitting the Funds’ service providers to operate and service a single fund (and its stockholders), instead of having to operate and service two similar funds.

In addition, LGI had a better performance record than LOR for the one-, five- and ten-year periods ended March 31, 2019 (although past performance is not a guarantee of future returns). Management also believes that, as a result of the Reorganization, LOR stockholders should experience greater market liquidity on the secondary market for their shares of common stock of the combined fund than for their shares of common stock of LOR prior to the Reorganization. As a result, management recommended to the Board that LOR be merged with and into LGI.

After review, the Board has unanimously approved the Reorganization, subject to approval by the stockholders of each Fund. In approving the Reorganization, the Board determined that the Reorganization is advisable and in the best interests of LOR and that the interests of LOR’s stockholders will not be diluted as a result of the Reorganization. The Board recommends that you read the enclosed materials carefully and then vote FOR the proposals.

Your vote is extremely important, no matter how large or small your holdings. By authorizing a proxy to vote now, you can help avoid additional costs that are incurred with follow-up letters and calls.

To authorize a proxy to vote your shares, you may use any of the following methods:

•	By Mail. Please complete, date and sign the enclosed proxy card and mail it in the enclosed, postage-paid envelope.
•	By Internet. Have your proxy card available. Go to the website listed on the proxy card. Enter your control number from your proxy card. Follow the instructions on the website.
•	By Telephone. Have your proxy card available. Call the toll-free number listed on the proxy card. Enter your control number from your proxy card. Follow the recorded instructions.
•	In Person. Any stockholder who attends the meeting in person may vote by ballot at the meeting.

Further information about the Reorganization and the proposals is contained in the enclosed materials, which you should review carefully before you vote or authorize a proxy to vote on your behalf. If you have any questions after considering the enclosed materials, please call (800) 823-6300.

Sincerely,

Mark R. Anderson
Vice President and Secretary
Lazard World Dividend & Income Fund, Inc.

August 22, 2019

JOINT ANNUAL MEETING OF STOCKHOLDERS OF
LAZARD WORLD DIVIDEND & INCOME FUND, INC. AND
LAZARD GLOBAL TOTAL RETURN AND INCOME FUND, INC.

QUESTIONS AND ANSWERS

The enclosed materials include a Prospectus and Combined Proxy Statement (the “Prospectus/Proxy Statement”) containing information you need to make an informed decision about the proposals you are being asked to consider and vote on at the Joint Annual Meeting of Stockholders (the “Annual Meeting”) of Lazard World Dividend & Income Fund, Inc. (“LOR”) and Lazard Global Total Return and Income Fund, Inc. (“LGI” and, together with LOR, the “Funds”), each a Maryland corporation, including the proposed merger of LOR with and into LGI (the “Reorganization”). However, we thought it also would be helpful to begin by answering some of the important questions you might have about the proposals and the Reorganization.

WHAT AM I BEING ASKED TO VOTE ON AT THE ANNUAL MEETING?

As a stockholder of LOR, you are being asked to consider and vote on:

(1)	the Reorganization, pursuant to an Agreement and Plan of Merger.
(2)	the election of two Class I Directors for LOR.
(3)	any other matter that may properly come before the Annual Meeting or any postponement or adjournment thereof.

WHAT WILL HAPPEN IF THE REORGANIZATION IS APPROVED?

Stockholders of LOR will become stockholders of LGI, a closed-end management investment company managed by Lazard Asset Management LLC (“LAM”), on or about October 31, 2019 (the “Closing Date”), and will no longer be stockholders of LOR. LOR’s assets and liabilities will be combined with the assets and liabilities of LGI, and each full (and fractional) share of LOR common stock will be converted into an equivalent dollar amount (to the nearest one tenth of one cent) of full (and fractional) shares of common stock of LGI, based on the net asset value of each Fund as of the close of business on the Closing Date. The currently issued and outstanding shares of common stock of LGI will remain issued and outstanding. LOR will then terminate its registration under the Investment Company Act of 1940, as amended (the “1940 Act”), and, concurrently with the effectiveness of the Articles of Merger effecting the Reorganization, cease to exist under Maryland law.

WHAT ARE THE EXPECTED BENEFITS OF THE REORGANIZATION FOR ME?

The Board of Directors (the “Board”) of LOR believes that the Reorganization will permit LOR stockholders to pursue substantially similar investment goals in a larger combined fund with a lower total expense ratio. As of May 31, 2019, LGI had approximately $160.4 million and LOR had approximately $70.4 million in net assets. On July 25, 2019, LOR commenced a one-time tender offer to acquire, in exchange for cash, up to 20% of its outstanding shares of common stock at a price equal to 98% of LOR’s net asset value per share as of the close of regular trading on the New York Stock Exchange on the day the offer expires (the “Tender Offer”). The Tender Offer expired on August 21, 2019 and resulted in the reduction of LOR’s net assets by approximately $13.8 million.

Based on the expenses of each Fund estimated as of May 31, 2019, the combined fund, following the Reorganization, is anticipated to have a lower total annual expense ratio than LOR. See “Will the Reorganization Result in a Different Management Fee Structure or Higher Total Fund Expenses?” below and “Summary—Comparison of LOR and LGI—Fees and Expenses” in the Prospectus/Proxy Statement. Management believes that, as a result of becoming stockholders in a larger combined fund, the Reorganization should enable LOR stockholders to benefit from the spreading of fixed costs across a larger asset base, which may result in a reduction of stockholder expenses. The Reorganization should enable LAM, as LGI’s investment manager, to more efficiently manage the larger combined fund through various measures, including trade orders and executions, and permit the Funds’ service providers to operate and service a single fund (and its stockholders), instead of having to operate and service two similar funds. As a result of the Reorganization, LOR stockholders also should experience greater market liquidity on the secondary market for their shares of common stock of the combined fund than for their shares of common stock of LOR prior to the Reorganization. The potential benefits of the Reorganization are described in greater detail in the enclosed Prospectus/Proxy Statement.

DO THE FUNDS HAVE SIMILAR INVESTMENT GOALS AND STRATEGIES?

Yes. LOR and LGI have similar investment objectives and investment management policies. LGI’s investment objective is total return, consisting of capital appreciation and income. LOR’s investment objective is total return through a combination of dividends, income and capital appreciation. Each Fund pursues its investment objective through a combination of two separate investment strategies: LOR invests in World Equity Investments and Currency Investments, and LGI invests in Global Equity Investments and Currency Investments (each as defined below).

LAM seeks to invest substantially all of each Fund’s “Net Assets” (which are the Fund’s assets without taking into account Financial Leverage (as defined below)) in World Equity Investments or Global Equity Investments, as applicable. For each Fund, LAM also seeks to obtain exposure to emerging market currencies by investing in Currency Investments, but limits such investments to 33 1/3% or less of each Fund’s “Total Leveraged Assets” (which are the Fund’s assets including Financial Leverage).

World Equity Investments focus on the highest yielding equity securities selected using LAM’s relative value strategy and generally are a portfolio of approximately 60 to 100 US and non-US equity securities, including American Depository Receipts (“ADRs”), of companies of any size consisting primarily of securities held by other portfolios managed by LAM, including investments in emerging markets. Global Equity Investments are a portfolio of approximately 60 to 80 US and non-US equity securities, including ADRs, generally of companies with market capitalizations greater than $2 billion, and may include investments in emerging markets. Currency Investments are investments in emerging market currencies (primarily by entry into forward currency contracts), or instruments whose value is derived from the performance of an underlying emerging market currency, and also may include debt obligations, including government, government agency and corporate obligations and structured notes denominated in emerging market currencies.

LAM determines the amount of each Fund’s investment exposure to Currency Investments using a variety of factors, including the estimated current dividend yield of Global Equity Investments or World Equity Investments, as applicable, and the estimated current income and anticipated short-term gains associated with Currency Investments, as well as economic and market conditions in the relevant emerging markets that may affect future income or gain potential. Although Currency Investments primarily consist of forward currency contracts, LAM may, in its discretion, reduce Global Equity Investments or World Equity Investments, as applicable (but to no less than 80% of each Fund’s Net Assets), and allocate Fund assets to make Currency Investments with other instruments or debt obligations. LAM also uses borrowings under a credit facility with a financial institution (“Borrowings”) to invest in such other instruments and debt obligations. “Currency Commitments” are the aggregate financial exposures created by forward currency contracts in excess of the financial exposure represented in each Fund’s Net Assets. Currency Commitments and Borrowings are referred to together as “Financial Leverage.”

LAM is the investment manager to both LOR and LGI and provides the day-to-day management of both LGI’s and LOR’s investments. State Street Bank and Trust Company serves as the administrator to LOR and LGI. For additional information regarding LOR and LGI, please refer to the enclosed Prospectus/Proxy Statement.

WHAT ARE THE PRINCIPAL DIFFERENCES BETWEEN THE FUNDS?

The principal differences between LOR and LGI are: (1) the equity investments of each Fund (i.e., World Equity Investments and Global Equity Investments, as applicable) are managed by a different portfolio management team; (2) as respects the equity investments of the Funds (which historically have represented approximately 75% of the Total Leveraged Assets of each Fund), LGI historically has targeted investments in US and non-US equity securities of companies with market capitalizations greater than $2 billion, while LOR historically has targeted investments in US and non-US equity securities of companies with market capitalizations of at least $1 billion (with potentially up to 10% of World Equity Investments in securities of companies with market capitalizations below $1 billion); and (3) in respect of its equity investments, LOR historically has invested in higher dividend yielding securities than LGI.

In addition, the Funds have different performance records. LGI had a better performance record than LOR for the one-, five- and ten-year periods ended March 31, 2019 (although past performance is not a guarantee of future returns). See “Past Performance” in the Prospectus/Proxy Statement.

WHAT ARE THE TAX CONSEQUENCES OF THE REORGANIZATION?

The Reorganization is intended to qualify for US federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). As a condition to the closing of the Reorganization, the Funds will receive the opinion of Proskauer Rose LLP, counsel to the Funds and to the Directors of the Funds who are not “interested persons” (as defined in the 1940 Act) of LOR or LGI, to the effect that, on the basis of the existing provisions of the Code, Treasury regulations issued thereunder, current administrative regulations and pronouncements and court decisions, and certain facts, assumptions and representations, for US federal income tax purposes, the Reorganization so qualifies.

Provided the Reorganization qualifies as a “reorganization” within the meaning of Section 368(a) of the Code: (1) no gain or loss will be recognized by the Funds as a result of the Reorganization; and (2) no gain or loss will be recognized by LOR stockholders pursuant to their receipt of LGI shares of common stock for LOR shares of common stock in the Reorganization, except that, as set forth further below, gain (but not loss) may be recognized by an LOR stockholder if the cash proceeds from the Tender Offer are treated as received by LOR stockholders in connection with the Reorganization. It is not entirely clear under existing authorities whether the proceeds from the Tender Offer will be treated as received in connection with the Reorganization. The Funds intend to take the position that the Tender Offer proceeds will be treated as received in connection with the Reorganization if the Reorganization is consummated.

If the proceeds from the Tender Offer are treated as received in connection with the Reorganization, then an LOR stockholder that participates in the Tender Offer generally will recognize gain (but not loss) to the extent of the lesser of (X) the excess of (i) the sum of the Tender Offer proceeds received by the LOR stockholder plus the fair market value of the LGI shares of common stock received by the LOR stockholder pursuant to the Reorganization over (ii) the LOR stockholder’s combined adjusted tax basis in its shares of LOR common stock that were converted in the Reorganization plus its shares of LOR common stock that were repurchased in the Tender Offer (if applicable) and (Y) the amount of the Tender Offer proceeds received by the LOR stockholder. If an LOR stockholder holds more than one block of shares of LOR common stock, the amount of gain or loss realized by an LOR stockholder must be calculated separately for each identifiable block of shares surrendered, and a loss realized on one block of shares may not be used to offset a gain realized on another block of shares. Any recognized gain generally will be long-term capital gain if the LOR stockholder’s holding period with respect to the LOR shares of common stock surrendered was in excess of one year.

If the proceeds from the Tender Offer are not treated as received in connection with the Reorganization, then an LOR stockholder that participates in the Tender Offer should be treated as either engaging in a taxable sale of the shares of LOR common stock tendered and repurchased by LOR or (based on a determination of whether and to what extent the Tender Offer reduces the stockholder’s deemed percentage ownership of LOR) receiving a distribution from LOR that is a dividend to the extent of LOR’s current or accumulated earnings and profits, followed by a return of capital to the extent of the stockholder’s adjusted basis in the tendered and repurchased shares, and thereafter as gain from the sale of the shares. Accordingly, even if the proceeds from the Tender Offer are not treated as received in connection with the Reorganization, an LOR stockholder who participates in the Tender Offer may still recognize taxable gain (solely pursuant to the Tender Offer). Each LOR stockholder should consult its own tax advisor as to the potential application of these rules.

The shares of common stock of LGI received by each LOR stockholder pursuant to the Reorganization generally will have a tax basis equal to the LOR stockholder’s tax basis in its shares of LOR common stock (including those that were converted into LGI shares of common stock in the Reorganization) increased (if the Tender Offer proceeds are treated as received in connection with the Reorganization) by any gain recognized as described above and reduced by the Tender Offer proceeds received. The holding period of the shares of LGI common stock received by each LOR stockholder generally will include the period during which the shares of LOR common stock converted pursuant to the Reorganization were held by such LOR stockholder.

LOR and LGI have not sought a tax ruling from the Internal Revenue Service (the “IRS”). The opinion of counsel is not binding on the IRS, nor does it preclude the IRS from adopting a contrary position. LOR stockholders should consult their own tax advisors regarding the effect, if any, of the Reorganization and Tender Offer in light of their individual circumstances. Among other things, the foregoing summary, insofar as it discusses the implications to LOR stockholders, applies only to US taxable investors. LOR stockholders should consult their own tax advisors as to the federal, state and local, and non-US tax consequences of the Reorganization, including of the Tender Offer.

LOR will distribute any undistributed net investment income and net realized capital gains (after reduction for capital loss carryforwards, but not for any cash paid in the Tender Offer) prior to the Reorganization, which distribution would be taxable to stockholders. Management currently anticipates raising cash to pay LOR stockholders who have tendered their shares in the Tender Offer by selling a pro rata slice of the entire portfolio (i.e., a proportionate amount of each portfolio holding). Thereafter, following payment of the Tender Offer proceeds to tendering LOR stockholders, but before consummation of the Reorganization, it is currently anticipated that, in contemplation of the Reorganization, of LOR’s remaining portfolio holdings, a substantial amount of LOR’s equity securities (approximately 76.94%, but potentially all, of such securities), all Currency Commitments and certain debt securities (approximately 38.81% of such securities) would be sold by LOR. Assuming all of LOR’s equity securities, Currency Commitments and certain debt securities are sold (and assuming the Tender Offer was fully subscribed), resulting in the sale of approximately 69.18% of LOR’s remaining portfolio holdings, management currently estimates that LOR would recognize approximately $2,315,000 in net losses (approximately $0.34 per share or 4.12% of LOR’s Net Assets as of May 31, 2019, as adjusted giving effect to the Tender Offer (assuming it was fully subscribed and completed on May 31, 2019)) as a result of the sale of such portfolio holdings following payment of the Tender Offer proceeds to tendering LOR stockholders, but before consummation of the Reorganization. Based on information as of May 31, 2019, management estimates that brokerage commissions and other transaction costs associated with portfolio sales by LOR in contemplation of the Reorganization (following the payment of the proceeds of the Tender Offer (assuming it was fully subscribed) to tendering LOR stockholders) are anticipated to be approximately $32,000, or 0.06% of LOR’s Net Assets as of May 31, 2019, as adjusted giving effect to the Tender Offer (assuming it was fully subscribed and completed on May 31, 2019), such cost to be borne by LOR, and that brokerage commissions and other transaction costs associated with the purchase of portfolio securities and other instruments by LGI (out of the cash proceeds from LOR’s disposition of assets prior to the Reorganization, which cash proceeds will be combined with LGI’s assets in the Reorganization) following consummation of the Reorganization will be approximately $41,000, or 0.02% of the combined fund’s Net Assets, such cost to be borne by the combined fund post-Reorganization. Certain tax attributes of LOR will carry over to LGI, including LOR’s capital loss carryforwards that are not used through the consummation of the Reorganization (although LOR’s capital loss carryforwards may be subject to annual limitations on their use by LGI). As of December 31, 2018, LOR had unused capital loss carryforwards of approximately $8.03 million of short-term capital losses and $9.83 million of long-term capital losses, all of which can be carried forward for an unlimited period.

WILL THE REORGANIZATION RESULT IN A DIFFERENT MANAGEMENT FEE STRUCTURE OR HIGHER TOTAL FUND EXPENSES?

No. Under each Fund’s management agreement with LAM, LOR and LGI have each agreed to pay a management fee at the annual rate of 0.85% of the value of their respective average daily Total Leveraged Assets (to the extent that leverage consists of Borrowings and forward currency contracts).

In addition, based on the expenses of each Fund estimated as of May 31, 2019, the combined fund, following the Reorganization, is anticipated to have a lower total annual expense ratio than LOR.

WHO WILL PAY THE EXPENSES OF THE REORGANIZATION?

Each Fund and LAM will be responsible for a portion of the costs of the Reorganization, regardless of whether the Reorganization is consummated. Because of the ability of LOR stockholders to pursue substantially similar investment goals in a larger combined fund with a lower total expense ratio, as well as other expected benefits of the Reorganization for LOR (see “What are the Expected Benefits of the Reorganization for Me?” above), LAM recommended and the Board has approved that LOR be responsible for a portion of the Reorganization expenses. Any portion of the Reorganization expenses not borne by the Funds will be borne by LAM. The expenses of the Reorganization are estimated to be approximately $1,000,000, of which $306,816 will be borne by LOR (approximately 0.52% of LOR’s average Net Assets for the period January 1, 2019 through May 31, 2019, as adjusted giving effect to the Tender Offer (assuming it was fully subscribed and completed on May 31, 2019)), $80,360 will be borne by LGI (approximately 0.05% of LGI’s average Net Assets for the period January 1, 2019 through May 31, 2019) and $612,824 will be borne by LAM. Such amounts do not reflect (1) the Funds’ brokerage commissions and other portfolio transaction costs associated with the Reorganization, which will be borne directly by the Fund incurring the relevant expense, (2) the expenses of the Tender Offer (including brokerage commissions and other portfolio transaction costs associated with raising cash to pay LOR stockholders who have tendered their shares in the Tender Offer), estimated based on information as of May 31, 2019 to be approximately $460,000, which will be borne entirely by LOR, and (3) the ordinary costs associated with holding the Funds’ regular joint annual meeting of stockholders to elect Directors, which will be borne equally by the Funds. Based on the current estimate of the combined fund’s expense ratio and the portion of the Reorganization expenses LOR will bear, it is estimated that LOR’s stockholders would start to realize the combined fund’s lower total annual expense ratio approximately one year after the Closing Date. The actual costs associated with the Reorganization may be more or less than the estimated costs discussed herein.

HOW DOES THE BOARD RECOMMEND I VOTE ON THE REORGANIZATION?

After considering the investment objectives and policies of LOR and LGI, the fees and expenses, including the total annual expense ratios, of LOR and LGI, the relative performance of LOR and LGI (while recognizing that past performance is not a guarantee of future returns), valuation of Fund assets, the tax consequences of the Reorganization, costs to be incurred by LOR, LGI and LAM in connection with the Reorganization, and the terms and conditions of the Reorganization, the Board believes that merging LOR into LGI is advisable and in the best interests of LOR and that the interests of LOR’s stockholders will not be diluted as a result of the Reorganization. In reaching this conclusion, the Board determined that merging LOR into LGI, which has substantially similar investment objectives and investment management policies as those of LOR, offers potential benefits. These potential benefits include permitting LOR stockholders to pursue substantially similar investment goals in a larger combined fund that is anticipated to have, based on the expenses of each Fund estimated as of May 31, 2019, a lower total annual expense ratio than LOR. By combining LOR with LGI, the Reorganization also should enable LOR stockholders to benefit from the spreading of fixed costs across a larger asset base, which may result in a reduction of stockholder expenses, permitting LAM, as LGI’s investment manager, to more efficiently manage the larger combined fund through various measures, including trade orders and executions, and also permitting the Funds’ service providers to operate and service a single fund (and its stockholders), instead of having to operate and service two similar funds. In addition, LGI had a better performance record than LOR for the one-, five- and ten-year periods ended March 31, 2019 (although past performance is not a guarantee of future returns). As a result of the Reorganization, LOR stockholders also should experience greater market liquidity on the secondary market for their shares of common stock of the combined fund than for their shares of common stock of LOR prior to the Reorganization.

As a result of the foregoing, management recommended to the Board that LOR be merged with and into LGI. The Board recommends that you vote FOR the Reorganization.

WHAT HAPPENS IF THE REORGANIZATION IS NOT APPROVED BY LOR AND/OR LGI STOCKHOLDERS?

Consummation of the Reorganization requires the approval of the Reorganization by each Fund’s stockholders. The stockholders of each Fund will vote separately on the Reorganization. If the stockholders of either Fund do not approve the Reorganization, the Reorganization will not be consummated and LOR and LGI will continue to operate as separate investment companies.

At the time of the Board’s consideration of the Reorganization, management of the Funds advised the Board that, if the Reorganization is not approved by

LOR and/or LGI stockholders, management would continue to operate LOR and LGI as separate investment companies, and would consider such alternatives as it determines to be in the best interests of each Fund, individually, including further solicitation of stockholders or recommending that the Board re-propose the Reorganization.

HOW CAN I VOTE MY SHARES?

You can vote, or authorize a proxy to vote on your behalf, in any one of the following ways:

•	By mail, with the enclosed proxy card and postage-paid envelope;
•	By telephone, with a toll-free call to the number listed on your proxy card;
•	Through the Internet, at the website address listed on your proxy card; or
•	In person at the Annual Meeting.

We encourage you to authorize a proxy to vote through the Internet or by telephone using the number that appears on your proxy card. These voting methods will save LOR money because LOR would not have to pay for return mail postage. Whichever voting method you choose, please take the time to read the Prospectus/Proxy Statement before you authorize a proxy to vote. Please note: if you sign and date your proxy card, but do not provide voting instructions, your shares will be voted FOR the Reorganization proposal, FOR each of the Director nominees you are entitled to vote on, and in the discretion of the proxy holder on any other matter that may properly come before the Annual Meeting or any postponement or adjournment thereof. Thank you in advance for your vote.

LAZARD WORLD DIVIDEND & INCOME FUND, INC.
LAZARD GLOBAL TOTAL RETURN AND INCOME FUND, INC.

NOTICE OF JOINT ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

The Joint Annual Meeting of Stockholders of Lazard World Dividend & Income Fund, Inc. (“LOR”) and Lazard Global Total Return and Income Fund, Inc. (“LGI” and, together with LOR, each, a “Fund”), each a Maryland corporation, will be held at the offices of Lazard Asset Management LLC, 30 Rockefeller Plaza, 58th Floor, Conference Room 58A, New York, New York 10112, on October 18, 2019, at 3:00 p.m., local time (the “Annual Meeting”), for the following purposes:

1.

(stockholders of each Fund voting with respect to their Fund) To consider and vote upon the approval of the merger of LOR with and into LGI, pursuant to an Agreement and Plan of Merger between LOR and LGI;

2.

(only stockholders of LOR voting) To consider and vote upon the election of two Class I Directors of LOR, each to serve for a term expiring at the 2022 Annual Meeting and until his or her successor is duly elected and qualified;

3.

(only stockholders of LGI voting) To consider and vote upon the election of three Class II Directors of LGI, each to serve for a term expiring at the 2022 Annual Meeting and until his successor is duly elected and qualified; and

4.	(stockholders of each Fund voting with respect to their Fund) To transact such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof.

Stockholders of record at the close of business on August 20, 2019 will be entitled to receive notice of and to vote at the Annual Meeting and any postponement or adjournment thereof.

By Order of the Board of Directors

Mark R. Anderson
Vice President and Secretary

New York, New York
August 27, 2019

WE NEED YOUR PROXY VOTE

A STOCKHOLDER MAY THINK HIS OR HER VOTE IS NOT IMPORTANT, BUT IT IS VITAL. BY LAW, THE ANNUAL MEETING OF STOCKHOLDERS OF A FUND WILL HAVE TO BE ADJOURNED WITHOUT CONDUCTING ANY BUSINESS IF LESS THAN A QUORUM OF THE FUND’S SHARES OF COMMON STOCK ELIGIBLE TO VOTE IS REPRESENTED. IN THAT EVENT, THE AFFECTED FUND, AT STOCKHOLDERS’ EXPENSE, WOULD CONTINUE TO SOLICIT VOTES IN AN ATTEMPT TO ACHIEVE A QUORUM. CLEARLY, YOUR VOTE COULD BE CRITICAL TO ENABLE THE FUND TO HOLD ITS ANNUAL MEETING AS SCHEDULED, SO PLEASE RETURN YOUR PROXY CARD OR OTHERWISE AUTHORIZE A PROXY TO VOTE YOUR SHARES PROMPTLY. YOU AND ALL OTHER STOCKHOLDERS WILL BENEFIT FROM YOUR COOPERATION.

PROSPECTUS AND COMBINED PROXY STATEMENT

August 22, 2019

Prospectus For:

LAZARD GLOBAL TOTAL RETURN AND INCOME FUND, INC.

Combined Proxy Statement For:

LAZARD WORLD DIVIDEND & INCOME FUND, INC.
LAZARD GLOBAL TOTAL RETURN AND INCOME FUND, INC.

JOINT ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 18, 2019

This Prospectus and Combined Proxy Statement (the “Prospectus/Proxy Statement”), which also is available at http://www.lazardassetmanagement.com/us/mutual-funds/closed-end-funds/, is being furnished in connection with a solicitation of proxies by the Boards of Directors (the “Board”) of Lazard World Dividend & Income Fund, Inc. (“LOR”) and Lazard Global Total Return and Income Fund, Inc. (“LGI” and, together with LOR, the “Funds”), each a Maryland corporation, to be exercised at the Joint Annual Meeting of Stockholders (the “Annual Meeting”) to be held on October 18, 2019, at 3:00 p.m., local time, at the offices of Lazard Asset Management LLC (“LAM”), 30 Rockefeller Plaza, 58th Floor, Conference Room 58A, New York, New York 10112, and at any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Joint Annual Meeting of Stockholders. Stockholders of record at the close of business on August 20, 2019 are entitled to receive notice of and to vote at the Annual Meeting (the “Record Date”) and at any and all postponements or adjournments thereof.

Although each Fund is a separate investment company that holds an annual meeting of stockholders, in light of the fact that the stockholders of each Fund are being asked to vote on similar matters, the Funds’ Proxy Statements have been combined into this Prospectus/Proxy Statement to reduce the Funds’ expenses for soliciting proxies for the Annual Meeting.

Only stockholders of record on the Record Date, and their duly authorized representatives, are entitled to attend the Annual Meeting and any postponement or adjournment thereof. To gain admittance, stockholders must bring a form of personal identification to the Annual Meeting and, if their shares are held by a broker, bank or other nominee, a “legal proxy” from the applicable record holder. We note that obtaining a legal proxy may take several days. The names of stockholders of record will be verified against the Funds’ stockholder lists. If a broker or other nominee holds your shares and you plan to attend the Annual Meeting, you should bring a recent brokerage statement showing your ownership of Fund shares. Only stockholders of a Fund present in person or by proxy will be able to vote, or otherwise exercise the powers of a stockholder, at the Annual Meeting.

At the Annual Meeting, in addition to the regular election of Directors, stockholders of LOR and LGI are being asked to approve the merger of LOR with and into LGI, all as more fully described in this Prospectus/Proxy Statement (the “Reorganization”). Upon consummation of the Reorganization, LOR’s assets and liabilities will be combined with the assets and liabilities of LGI, and each full (and fractional) share of LOR common stock will be converted into an equivalent dollar amount (to the nearest one tenth of one cent) of full (and fractional) shares of common stock of LGI, based on the net asset value of each Fund as of the close of business on the date of the Reorganization.

This Prospectus/Proxy Statement, which should be retained for future reference, concisely sets forth information that stockholders should know before voting on the proposals or investing in LGI.

A Statement of Additional Information (“SAI”) dated August 22, 2019, relating to this Prospectus/Proxy Statement, has been filed with the Securities and Exchange Commission (the “Commission”) on August 27, 2019 (File No. 333-230594) and is incorporated by reference in its entirety. The Commission maintains a website (http://www.sec.gov) that contains the SAI, material incorporated in this Prospectus/Proxy Statement by reference, and other information regarding LOR and LGI. A copy of the SAI is available without charge by calling (800) 823-6300, or writing to the Funds at their offices at 30 Rockefeller Plaza, New York, New York 10112-6300.

Shares of common stock of LOR and LGI are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Investing in LGI, as in LOR, involves certain risks, including the possible loss of principal.

The Securities and Exchange Commission has not approved or disapproved LGI’s shares of common stock or passed upon the accuracy or adequacy of this Prospectus/Proxy Statement. Any representation to the contrary is a criminal offense.

LOR and LGI are diversified, closed-end management investment companies with common stock listed on the New York Stock Exchange (the “NYSE”). LAM is the investment manager to LOR and LGI. The Funds have similar investment objectives and investment management policies. LGI’s investment objective is total return, consisting of capital appreciation and income. LOR’s investment objective is total return through a combination of dividends, income and capital appreciation. Each Fund pursues its investment objective through a combination of two separate investment strategies: LOR invests in World Equity Investments and Currency Investments, and LGI invests in Global Equity Investments and Currency Investments (each as defined below). World Equity Investments focus on the highest yielding equity securities selected using LAM’s relative value strategy and generally are a portfolio of approximately 60 to 100 US and non-US equity securities, including American Depository Receipts (“ADRs”), of companies of any size consisting primarily of securities held by other portfolios managed by LAM, including investments in emerging markets. Global Equity Investments are a portfolio of approximately 60 to 80 US and non-US equity securities, including ADRs, generally of companies with market capitalizations greater than $2 billion, and may include investments in emerging markets. Currency Investments are investments in emerging market currencies (primarily by entry into forward currency contracts), or instruments whose value is derived from the performance of an underlying emerging market currency, and also may include debt obligations, including government, government agency and corporate obligations and structured notes denominated in emerging market currencies. A comparison of LOR and LGI is set forth in this Prospectus/Proxy Statement.

For a free copy of a Fund’s Annual Report for its fiscal year ended December 31, 2018 (including its audited financial statements for the fiscal year), please call your financial adviser, or call (800) 823-6300, visit www.lazardassetmanagement.com or write to the Fund at its offices at 30 Rockefeller Plaza, New York, New York 10112-6300.

LOR and LGI shares of common stock are listed on the NYSE under the symbols “LOR” and “LGI,” respectively. Upon consummation of the Reorganization, LGI shares of common stock will continue to be listed on the NYSE under the symbol “LGI.” Reports, proxy material and other information concerning the Funds may be inspected at the offices of the NYSE.

Stockholders are entitled to one vote for each Fund share of common stock held and fractional votes for each fractional Fund share of common stock held. Fund shares of common stock represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon. Unmarked but properly signed and dated proxy cards will be voted “FOR” the proposals except as to broker non-votes as described under the heading “Voting Information.” If the enclosed proxy card is executed and returned, or if you have authorized a proxy to vote your shares by telephone or through the Internet, your vote nevertheless may be revoked after it is received by authorizing another proxy by mail, by calling the toll-free telephone number or through the Internet. To be effective, such revocation must be received before the Annual Meeting. Also, any stockholder who attends the Annual Meeting in person may vote by ballot at the Annual Meeting, thereby canceling any proxy previously given.

As of May 31, 2019, 6,880,183 shares of LOR’s common stock and 9,605,237 shares of LGI’s common stock were issued and outstanding.

Proxy materials will be mailed to stockholders of record on or about September 6, 2019. To reduce expenses, only one copy of the proxy materials will be mailed to those addresses shared by two or more accounts. If you wish to revoke this arrangement and receive individual copies, you may do so at any time by writing to the address or calling the phone number set forth above. The Funds will begin sending you individual copies promptly after receiving your request.

PROPOSAL 1

APPROVAL OF THE MERGER OF LOR WITH AND INTO LGI, PURSUANT TO AN AGREEMENT AND PLAN OF MERGER BETWEEN LOR AND LGI

SUMMARY

This Summary is qualified by reference to the more complete information contained elsewhere in this Prospectus/Proxy Statement and the Agreement and Plan of Merger (the “Plan”) attached to this Prospectus/Proxy Statement as Appendix A.

Proposed Transaction

The Board, a majority of whose members are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of LOR and LGI, has unanimously approved the Plan for each Fund. The Plan provides that, subject to the requisite approval of stockholders, on the date of the Reorganization, LOR will merge with and into LGI. Each full (and fractional) share of LOR common stock will be converted into an equivalent dollar amount (to the nearest one tenth of one cent) of full (and fractional) shares of common stock of LGI, based on the net asset value of each Fund as of the close of business on the Closing Date. LOR will then terminate its registration under the 1940 Act and, concurrently with the effectiveness of the Articles of Merger effecting the Reorganization, will cease to exist under Maryland law.

By approving the Reorganization, LGI stockholders are, in effect, approving the issuance of additional shares of LGI common stock to effect the Reorganization, which, if LGI stockholders were not required to vote on the Reorganization (which, pursuant to the terms of the Plan, requires the issuance of additional shares of LGI common stock to be effected), LGI stockholders would have otherwise been required to approve under NYSE rules.

The Board has unanimously concluded that the Reorganization is advisable and in the best interests of each Fund, individually, and that the interests of each Fund’s existing stockholders will not be diluted as a result of the Reorganization. See “Reasons for the Reorganization.”

On July 25, 2019, LOR commenced a one-time tender offer to acquire, in exchange for cash, up to 20% of its outstanding shares of common stock at a price equal to 98% of LOR’s net asset value per share as of the close of regular trading on the NYSE on the day the offer expires (the “Tender Offer”). The Tender Offer expired on August 21, 2019 and resulted in the reduction of LOR’s net assets by approximately $13.8 million.

Federal Income Tax Consequences

The merger of LOR with and into LGI is intended to qualify for US federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). As a condition to the closing of the Reorganization, the Funds will receive the opinion of Proskauer Rose LLP, counsel to the Funds and to the Directors of the Funds who are not “interested persons” (as defined in the 1940 Act) of LOR or LGI (“Independent Directors”), to the effect that, on the basis of the existing provisions of the Code, Treasury regulations issued thereunder, current administrative regulations and pronouncements and court decisions, and certain facts, assumptions and representations, for US federal income tax purposes, the Reorganization so qualifies. LOR will distribute any undistributed net investment income and net realized capital gains (after reduction for capital loss carryforwards, but not for any cash paid in the Tender Offer) prior to the Reorganization, which distribution would be taxable to stockholders. See “Information about the Reorganization—Federal Income Tax Consequences—Capital Loss Carryforwards.”

Comparison of Investment Objectives and Principal Investment Strategies of LOR and LGI

The following discussion provides a comparison of the investment objectives and principal investment strategies of LOR and LGI.

Investment Objectives and Principal Investment Strategies. LOR and LGI have similar investment objectives and investment management policies. LGI’s investment objective is total return, consisting of capital appreciation and income. LOR’s investment objective is total return through a combination of dividends, income and capital appreciation. LOR and LGI have the same fundamental investment restrictions.

Each Fund pursues its investment objective through a combination of two separate investment strategies: LOR invests in World Equity Investments and Currency Investments, and LGI invests in Global Equity Investments and Currency Investments.

World Equity Investments focus on the highest yielding equity securities selected using LAM’s relative value strategy and generally are a portfolio of approximately 60 to 100 US and non-US equity securities, including ADRs, of companies of any size consisting primarily of securities held by other portfolios managed by LAM, including investments in emerging markets.

Global Equity Investments are a portfolio of approximately 60 to 80 US and non-US equity securities, including ADRs, generally of companies with market capitalizations greater than $2 billion, and may include investments in emerging markets.

Currency Investments are investments in emerging market currencies (primarily by entry into forward currency contracts), or instruments whose value is derived from the performance of an underlying emerging market currency, and also may include debt obligations, including government, government agency and corporate obligations and structured notes denominated in emerging market currencies.

With respect to each Fund, LAM believes that Global Equity Investments or World Equity Investments, as applicable, offer opportunities for capital appreciation and dividend income, and that Currency Investments offer opportunities for income and short-term gain and, to a lesser extent, capital appreciation. LAM believes that this combination can provide total return, including income and short-term capital gains for monthly distributions to Fund stockholders in accordance with each Fund’s Level Distribution Policy. See “Distributions—Level Distribution Policy” below.

Equity Investments. With respect to each Fund, LAM primarily selects Global Equity Investments or World Equity Investments, as applicable, by employing LAM’s relative value strategy.

With respect to LOR, LAM primarily selects World Equity Investments from the current holdings of other portfolios managed by LAM. The remainder of LOR’s World Equity Investments generally consist of equity securities that LAM believes may have the potential for significant dividend growth or may be anticipated to pay special dividends, or other securities that LAM believes are attractive investments for the Fund.

Each Fund typically invests no more than 5% (at the time of investment) of Global Equity Investments or World Equity Investments, as applicable, in a given security. Sector and country selection is an outgrowth of LAM’s stock selection process. In managing Global Equity Investments or World Equity Investments, as applicable, according to LAM’s bottom-up (securities-based) approach to security selection, each portfolio management team focuses on finding undervalued equities across all sectors and countries and does not set target exposures at the sector or country level.

With respect to each Fund, consideration is given to sector and industry commitments as part of LAM’s risk-monitoring mechanism, and the portfolio management team draws upon the expertise of LAM’s Global Risk Management team. While there are no strict sector or country limits, sector and country weights are monitored using the MSCI All Country World® Index (“MSCI ACWI”) as a guide.

With respect to each Fund, the investment team seeks to mitigate the risks inherent in local market investments (i.e., foreign exchange risk; convertibility risk; interest rate risk; credit risk/spread duration; counterparty risk; settlement, banking sector, and sub-custodian risk; and liquidity risk) through the use of alternatives to local corporate debt or treasury bills. LAM seeks to quantify the sub-component risks and access the market through structured products, and to avoid risks that it believes are not adequately compensated by the investment.

With respect to LOR, the Fund may write covered call options on securities and securities indexes and invest up to 10% of its total assets in each of real estate investment trusts (“REITs”) and master limited partnerships (“MLPs”).

Currency Investments. With respect to each Fund, Currency Investments consist of investments in emerging market currencies (using forward currency contracts or other instruments whose value is derived from the performance of an underlying emerging market currency), and debt obligations denominated in local emerging market currencies that span the Middle East/Africa, Asia, Eastern Europe/Commonwealth of Independent States/Baltics and Latin America.

With respect to each Fund, LAM applies the discipline of bottom-up investment selection and diversification to local emerging markets currency in selecting Currency Investments. To construct a portfolio of Currency Investments, LAM begins with an equal-weighted portfolio of approximately 50 countries which serves as LAM’s baseline allocation. From the equal-weighted portfolio, the investment team implements its active views by over- or under-weighting individual countries within a diversified framework of approximately 20 to 30 countries.

With respect to each Fund, LAM modestly overweights or underweights certain countries relative to the baseline allocation based on such factors as a country’s macroeconomic fundamentals, political stability, interest rate level and anticipated sustainability of currency policy. Of the approximately 50 countries in the baseline allocation, each Fund currently intends to have a portfolio of approximately 20 to 30 countries. The maximum exposure to any one country is 10% of Currency Investments, and LAM hedges currency exposure so that the maximum exposure to any one currency is 8% of Currency Investments (in each case, determined at the time of each investment).

With respect to each Fund, the average duration and maturity of Currency Investments is targeted to remain under one year. However, each Fund may invest in securities with longer durations or maturities in particular countries when LAM believes domestic yield curves are favorable.

With respect to each Fund, LAM believes issue size is particularly important for local corporate issues. Issue size, quality and liquidity are all factors that are taken into consideration in judging the value of a security, but LAM does not apply arbitrary cut-off levels to exclude securities from consideration. LAM follows a systematic process to search for undervalued opportunities within each sector. LAM’s valuation analysis includes credit research and consideration of prepayment/call options, maturity, duration and coupon and currency and country risks.

With respect to LGI, LAM limits Currency Investments positions to a maximum of 10% in local issues and 2% in emerging markets corporate debt (in each case, determined at the time of each investment).

With respect to each Fund, short-term trading will not be used as a primary strategy in making Currency Investments, however, there are no limits on the rate of portfolio turnover, and investments may be sold without regard to length of time held when, in the opinion of LAM, investment considerations warrant such action. A higher portfolio turnover rate results in correspondingly greater transactional expenses that are borne by the Fund. High portfolio turnover may result in the realization of net short-term capital gains by a Fund, which, when distributed to stockholders, will be taxable as ordinary income.

Allocation of Assets to Equity Investments and Currency Investments. With respect to each Fund, LAM seeks to invest substantially all of each Fund’s “Net Assets” (which are the Fund’s assets without taking into account Financial Leverage) in World Equity Investments or Global Equity Investments, as applicable. With respect to each Fund, LAM also seeks to obtain exposure to emerging market currencies by investing in Currency Investments, but limits such investments to 33 1/3% or less of each Fund’s “Total Leveraged Assets” (which are the Fund’s assets including Financial Leverage). LAM will generally evaluate the allocation of Fund assets between Global Equity Investments or World Equity Investments, as applicable, and Currency Investments at least monthly. It is therefore possible that a Fund’s allocation to Currency Investments will, at times, exceed 33 1/3% of Total Leveraged Assets.

With respect to each Fund, LAM determines the amount of each Fund’s investment exposure to Currency Investments using a variety of factors, including the estimated current dividend yield of equity investments and the estimated current income and anticipated short-term gains associated with Currency Investments, as well as economic and market conditions in the relevant emerging markets that may affect the future income or gain potential. With respect to each Fund, although Currency Investments primarily consists of forward currency contracts, LAM may, in its discretion, reduce Global Equity Investments or World Equity Investments, as applicable (but to no less than 80% of the Fund’s Net Assets), and allocate Fund assets to make Currency Investments with other instruments or debt obligations. LAM also may use borrowings under a credit facility with a financial institution (“Borrowings”) to invest in such other instruments and debt obligations. “Currency Commitments” are the aggregate financial exposures created by forward currency contracts in excess of the financial exposure represented in each Fund’s Net Assets. Currency Commitments and Borrowings are referred to together as “Financial Leverage.”

With respect to each Fund, LAM’s decision to reduce Global Equity Investments or World Equity Investments, as applicable, to use forward currency contracts or to make investments using Borrowings will be made based on the potential impact on current Global Equity Investments or World Equity Investments, as applicable, the availability of attractive Currency Investments and the costs of Borrowings. Currency Investments increase the risks of investing in each Fund.

Cash Management. With respect to each Fund, LAM does not generally use cash as an investment for temporary defensive purposes, as it intends generally that substantially all of the Fund’s Net Assets will be invested in Global Equity Investments or World Equity Investments, as applicable, and Currency Investments at all times. However, each Fund’s assets may be invested in money market instruments pending investment in Global Equity Investments or World Equity Investments, as applicable, or in anticipation of the payment of distributions or to pay Fund expenses.

Financial Leverage. Each Fund uses leverage to invest Fund assets in Currency Investments, primarily using Currency Commitments and Borrowings, up to an aggregate of 33 1/3% of each Fund’s Total Leveraged Assets. Any Borrowings will have seniority over a Fund’s common stock. It is possible that, following the incurrence of Financial Leverage, the assets of a Fund will decline in value due to market conditions such that this 33 1/3% threshold will be exceeded. In that case, leverage risk will increase.

Although Financial Leverage frequently is at or near 33 1/3% of a Fund’s Total Leveraged Assets, the amount and composition of Financial Leverage outstanding will vary depending on a number of factors, including economic and market conditions in the relevant currency markets, the availability of relatively attractive Currency Investments not requiring Currency Commitments or Borrowings, and the costs that a Fund would incur as a result of Borrowings. LAM’s fee for investment management services is calculated on the basis of a Fund’s Total Leveraged Assets. The fee paid to LAM for investment management services is higher when a Fund uses leverage because the fee paid will be calculated on the basis of a Fund’s assets including the leverage.

There is no assurance that any leverage strategy a Fund employs will be successful. See “Comparison of Risks of Investing in the Funds—Principal Risks of Investing in the Funds—Leverage Risk.” If there is a net decrease (or increase) in the value of a Fund’s investment portfolio, the leverage will decrease (or increase) the net asset value of the Fund per share of common stock to a greater extent than if the Fund were not leveraged. Currency Commitments, while not necessitating Borrowings, have the economic effect of leverage by Borrowing because they create investment exposure greater than a Fund’s Net Assets (similar to Borrowings), although each Fund currently manages Currency Commitments so that they are not considered to constitute “senior securities” (leverage) under the 1940 Act. The interest rate on Borrowings currently is based on floating short-term rates, but, in the future, may be at a fixed rate. So long as the rate of return, net of applicable Fund expenses, on a Fund’s portfolio investments exceeds the then current interest rate on any Borrowings, excess return on the proceeds of Borrowings can be used to pay distributions to holders of a Fund’s common stock.

Borrowings. Under the 1940 Act, each Fund generally is not permitted to borrow unless, immediately after the Borrowing, the value of the Fund’s Net Assets plus Borrowings, less liabilities other than the principal amount represented by Borrowings is at least 300% of such principal amount (i.e., Borrowings are limited to approximately 33 1/3% of a Fund’s Total Leveraged Assets). In addition, each Fund is not permitted to declare any cash dividend or other distribution on its common stock unless, at the time of such declaration, the value of the Fund’s Net Assets plus Borrowings, less liabilities other than the principal amount represented by Borrowings, is at least 300% of such principal amount.

In addition, each Fund may be subject to certain restrictions on Borrowings imposed by a lender that may impose asset coverage or portfolio composition requirements that are more stringent than those imposed on the Fund under its investment policies or restrictions or by the 1940 Act. It is not anticipated that these restrictions will impede LAM from managing a Fund’s portfolio in accordance with the Fund’s investment objective and policies.

Illustrations of the Effects of Financial Leverage. The following illustrates the costs of Financial Leverage and the effects of Financial Leverage on total return:

Costs of Financial Leverage. Assuming that (1) Financial Leverage is 31.58% and 29.76% of the Total Leveraged Assets of LOR and LGI, respectively, which represents each Fund’s Financial Leverage as of May 31, 2019, (2) Financial Leverage is constituted solely of Borrowings (with no Currency Commitments), because the implicit cost of Currency Commitments cannot be quantified, and (3) LOR and LGI each pay, on Borrowings, interest at an annual average rate of 3.39%, which represents the average daily rate paid during the period January 1, 2019 through May 31, 2019, the annual return that LOR’s and LGI’s portfolio must experience (net of estimated expenses) must exceed 1.61% and 1.51%, respectively, in order to cover annual interest payments on Borrowings. Of course, the foregoing numbers are merely based on the preceding assumptions, used for illustration. Actual numbers (including the levels of Financial Leverage and the interest or payment rates) may vary frequently and may be significantly higher or lower than the numbers assumed above.

Effects of Financial Leverage on Total Return. The following table is designed to illustrate the effects of Financial Leverage (using the same assumptions set forth in the preceding paragraph) on a Fund’s total return, assuming investment portfolio total returns (comprised of income and changes in the value of investments held in a Fund’s portfolio net of expenses) of -10%, -5%, 0%, 5% and 10%. These assumed investment portfolio returns are hypothetical figures and are not necessarily indicative of the total returns expected to be experienced by a Fund. A Fund’s total return is comprised of two elements—dividends and income on portfolio investments and gains or losses on portfolio investments. See “Comparison of Risks of Investing in the Funds—Principal Risks of Investing in the Funds—Leverage Risk.”

Assumed Portfolio Total Return (Net of Expenses)	–10.00%	–5.00%	0.00%	5.00%	10.00%

LGI Total Return	–15.98%	–8.75%	–1.51%	5.72%	12.95%

LOR Total Return	–16.35%	–8.98%	–1.61%	5.76%	13.13%

Fees and Expenses

Based on the expenses of each Fund estimated as of May 31, 2019, the combined fund, following the Reorganization, is anticipated to have a lower total annual expense ratio than each Fund’s total annual expense ratio.

Set forth in the table below are the estimated annual fees and expenses of each Fund based on the average daily fees and expenses and average net assets of each Fund for the period January 1, 2019 through May 31, 2019. The “LOR Pro Forma After Tender Offer” fees and expenses set forth below are based on the fees and expenses of LOR set forth in the table below, adjusted to show the estimated effect of the Tender Offer (assuming it is fully subscribed and completed). The “LGI Pro Forma After Reorganization” fees and expenses set forth below are based on the fees and expenses of each Fund set forth in the table below, adjusted to show the estimated effect of the Tender Offer (assuming it is fully subscribed and completed) and the consummation of the Reorganization. Expenses in connection with the Reorganization, a portion of which will be borne by the Funds, and the Tender Offer, which will be borne entirely by LOR, are not reflected in the table below.

The table below shows Fund expenses as a percentage of Net Assets. As of May 31, 2019, LOR and LGI had Financial Leverage in an aggregate amount equal to 31.58% and 29.76%, respectively, of its respective Total Leveraged Assets. As of May 31, 2019, LOR had Borrowings and Currency Commitments of 30.60% and 69.40%, respectively, of Financial Leverage, and LGI had Borrowings and Currency Commitments of 30.99% and 69.01%, respectively, of Financial Leverage. The “Costs of Financial Leverage” set forth in the table below do not account for the implicit cost of Currency Commitments, which, if taken into account, would increase the amounts shown. As of May 31, 2019, LOR and LGI had separate lines of credit of $20 million and $30 million, respectively. In the Reorganization, the existing line of credit for LOR will be terminated, and the existing lender to each Fund will remain the sole lender to the combined fund (with a larger line of credit to accommodate the addition of assets by LOR), and will assume the amounts outstanding under the LOR line of credit as part of the Reorganization. As a result, the “LGI Pro Forma After Reorganization” “Other expenses” in the table below assume a single line of credit of $50 million as of May 31, 2019, on the terms and conditions currently in place for LGI. However, the amount and composition of Financial Leverage to be employed by LGI after the Reorganization will fluctuate over time, as will the cost of Financial Leverage.

Under each Fund’s management agreement with LAM, LOR and LGI have each agreed to pay a management fee at the annual rate of 0.85% of the value of their respective average daily Total Leveraged Assets (to the extent that leverage consists of Borrowings and forward currency contracts), accrued daily and paid monthly. The Funds’ method of calculating LAM’s fee is different than the way closed-end investment companies typically calculate management fees. The management fee borne by holders of Fund common stock increases to the extent LAM uses Borrowings and Currency Commitments consisting of forward currency contracts to create Financial Leverage on behalf of a Fund. See “Management of the Funds—Management Agreements” for an explanation of the method of calculating LAM’s fee and how this method differs from the way closed-end investment companies typically calculate management fees.

	LOR	LOR Pro Forma After Tender Offer	LGI	LGI Pro Forma After Reorganization
Stockholder Transaction Expenses
Sales load (as a percentage of offering price)[1]	none	none	none	none
Dividend Reinvestment Plan fees[2]	none	none	none	none
Annual Expenses (as a Percentage of Net Assets Attributable to Shares of Common Stock)
Management fees	1.20%	1.20%	1.19%	1.19%
Costs of Financial Leverage	0.49%	0.50%	0.41%	0.41%
Other expenses	0.57%	0.69%	0.32%	0.27%

Total Annual Expenses[3]	2.26%	2.39%	1.92%	1.87%

[1]

Shares of the Funds’ common stock are traded on the secondary market and, as such, transactions are not subject to sales charges, but may be subject to brokerage commissions or other charges, which are not reflected in the table above.

[2]

You will be charged an initial $15 service fee plus $0.12 per share of common stock being liquidated (for processing and brokerage expenses) if you direct the Plan Agent (defined below) to sell your common stock held in a dividend reinvestment account.

[3]

If the Total Annual Expenses of LOR, “LOR Pro Forma After Tender Offer” and LGI set forth in the table above are adjusted to reflect the expenses in connection with the Reorganization (and, for LOR only, the expenses of the Tender Offer), the Total Annual Expenses of LOR, “LOR Pro Forma After Tender Offer” and LGI would be 3.58%, 4.01% and 1.98%, respectively.

The purpose of the table above is to help you understand all fees and expenses that you, as a stockholder, would bear directly or indirectly.

Example

The Example below is intended to help you compare the cost of investing in LOR and LGI. The Example assumes that you invest $1,000 in the respective Fund for the time periods indicated. The Example also assumes that your investment has a 5% return each year and that the respective Fund’s total annual expenses remain the same. The Example is based on the total annual expenses of the Funds as of May 31, 2019 and uses the same assumptions set forth for the table above. The “LOR Pro Forma After Tender Offer” Example shows the estimated effect of the Tender Offer (assuming it is fully subscribed and completed). The “Pro Forma After Reorganization” Example shows the estimated effect of the Tender Offer (assuming it is fully subscribed and completed) and the consummation of the Reorganization on the combined fund. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	LOR	LOR Pro Forma After Tender Offer	LGI	LGI Pro Forma After Reorganization
1 Year	$23	$24	$19	$19
3 Years	$71	$75	$60	$59
5 Years	$121	$128	$104	$101
10 Years	$260	$273	$224	$219

This Example should not be considered a representation of future expenses. Actual expenses may be higher or lower. The Example assumes that all dividends and distributions are reinvested at common stock net asset value. Actual expenses may be greater or less than those assumed. Moreover, the Funds’ actual rate of returns may be greater or less than the hypothetical 5% returns shown in the Example.

COMPARISON OF RISKS OF INVESTING IN THE FUNDS

The risks of investing in the Funds, which apply to both Funds except as otherwise noted, are discussed below. As respects the equity investments of the Funds, LGI historically has targeted investments in US and non-US equity securities of companies with market capitalizations greater than $2 billion, while LOR historically has targeted investments in US and non-US equity securities of companies with market capitalizations of at least $1 billion (with potentially up to 10% of World Equity Investments in securities of companies with market capitalizations below $1 billion). In addition, in respect of equity investments, LOR historically has invested in higher dividend yielding securities than LGI. Although these differences do not subject one Fund to different risks of investing than those of the other Fund, in light of these differences, a Fund may be exposed to the same risk of investing as the other Fund to a greater or lesser extent than if it invested in the same manner as that of the other Fund.

Each Fund is a diversified, closed-end management investment company designed primarily as a long-term investment and not as a trading vehicle. Neither

Fund is intended to be a complete investment program and, because of the uncertainty inherent in all investments, no assurance can be given that a Fund will achieve its investment objective. Your shares of common stock at any point in time may be worth less than your original investment, even after taking into account the reinvestment of Fund dividends and distributions.

Principal Risks of Investing in the Funds

Investment and Market Risk

An investment in a Fund’s common stock is subject to investment risk, including the possible loss of the entire principal amount that you invest. Your investment in common stock represents an indirect investment in the relevant Fund’s portfolio investments. Their value, like other market investments, may move up or down, sometimes rapidly and unpredictably.

Your common stock, at any point in time, may be worth less than your original investment, even after taking into account the reinvestment of Fund dividends and distributions. Each Fund’s investment strategy includes purchasing investments that have embedded financial leverage, such as forward currency contracts, which magnifies the risk that you may lose money.

Leverage Risk

Using leverage is a speculative investment technique and involves certain risks. These include higher volatility of net asset value, the likelihood of more volatility in the market value of common stock and, with respect to Borrowings, the possibility either that a Fund’s return will fall if the interest rate on any Borrowings rises, or that income will fluctuate because the interest rate of Borrowings varies.

So long as a Fund is able to realize a higher net return on its investment portfolio than the then-current cost of any leverage, together with other related expenses, the effect of the leverage causes a Fund to realize higher net return than if the Fund were not so leveraged. On the other hand, to the extent that the then-current cost of any leverage, together with other related expenses, approaches the net return on a Fund’s investment portfolio, the benefit of leverage to stockholders is reduced, and if the then-current cost of any leverage were to exceed the net return on the Fund’s portfolio, the Fund’s leveraged capital structure would result in a lower rate of return than if the Fund were not so leveraged. There can be no assurance that any leverage strategy a Fund employs will be successful. Each Fund will pay any costs and expenses relating to any Borrowings.

If the market value of a Fund’s portfolio declines, the leverage will result in a greater decrease in net asset value than if the Fund were not leveraged. A greater net asset value decrease also will tend to cause a greater decline in the market price for the Fund’s common stock. To the extent that the Fund is required or elects to prepay any Borrowings, the Fund may need to liquidate investments to fund such prepayments. Liquidation at times of adverse economic conditions may result in capital loss and reduce returns.

Investment Manager Fee Conflict Risk

The fee paid to LAM is higher when LAM uses Financial Leverage to make Currency Investments, rather than by reducing the percentage of Net Assets invested in Global Equity Investments or World Equity Investments, as applicable, for the purposes of making Currency Investments. Assuming Financial Leverage in the amount of 33 1/3% of each Fund’s Total Leveraged Assets, the annual fee payable to LAM would be 1.28% of Net Assets (i.e., not including amounts attributable to Financial Leverage).

The following is an example of this calculation of LAM’s fee, using very simple illustrations. If a Fund had assets of $1,000, it could invest $1,000 in Global Equity Investments or World Equity Investments, as applicable, and enter into $500 in forward currency contracts (because the Fund would not have to pay money at the time it enters into the currency contracts). Similarly, a Fund could invest $1,000 in Global Equity Investments or World Equity Investments, as applicable, borrow $500 and invest the $500 in foreign currency denominated bonds. In either case, LAM’s fee would be calculated based on $1,500 of assets, because the fee is calculated based on Total Leveraged Assets (Net Assets plus Financial Leverage). In our example, the Financial Leverage is in the form of either the forward currency contracts (Currency Commitments) or investments from Borrowings. The amount of the Financial Leverage outstanding, and therefore the amount of Total Leveraged Assets on which LAM’s fee is based, fluctuates daily based on changes in value of a Fund’s portfolio holdings, including changes in value of the currency involved in the forward currency contracts and foreign currency denominated bonds acquired with the proceeds of Borrowings. However, LAM’s fee is the same regardless of whether Currency Investments are made with Currency Commitments or with Borrowings (without taking into account the cost of Borrowings).

Principal Risks of Global Equity Investments and World Equity Investments

Non-US Investments Risk

Investments in securities of non-US issuers involve special risks, including the following: (i) less publicly available information about non-US issuers or markets because of less rigorous disclosure or accounting standards or regulatory practices; (ii) many non-US markets are smaller, less liquid and more volatile, meaning that, in a changing market, LAM may not be able to sell a Fund’s portfolio holdings at times, in amounts and at prices it considers reasonable; (iii) the economies of non-US countries may grow at slower rates than expected or may experience a downturn or recession; (iv) the impact of economic, political, social or diplomatic events, especially in less stable markets; and (v) greater risk of expropriation, confiscatory taxation and nationalization. Withholding and other non-US taxes may decrease a Fund’s return. Many of these risks are more pronounced to the extent that a Fund invests a significant amount of its assets in companies located in one region.

Economies and social and political climates in individual countries may differ unfavorably from the United States. Non-US economies may have less favorable rates of growth of GDP, rates of inflation, currency valuation, capital reinvestment, resource self-sufficiency and balance of payments positions. Unanticipated economic, political and social developments also may affect the values of a Fund’s investments and the availability to the Fund of additional investments in such countries. Furthermore, such developments may disrupt significantly the financial markets or interfere with the Fund’s ability to enforce its rights against non-US issuers.

Common Stock Risk

Although common stocks historically have generated higher average returns than fixed income securities, common stocks also have experienced significantly more volatility in those returns. An adverse event, such as an unfavorable earnings report, may depress the value of a particular common stock held by a Fund. Also, prices of common stocks are sensitive to general movements in the local stock market, and perhaps global stock markets, and a drop in these markets may depress the price of common stocks held by a Fund. Each Fund intends that the common stocks in which it will invest will primarily be relative value stocks. These stocks are common shares of companies that sell at low valuation levels relative to their earnings, revenues, assets, cash flows or other definable measures. Such companies may have experienced adverse business or industry developments or may be subject to special risks that have caused the common shares to be out of favor and, in LAM’s opinion, undervalued. If LAM’s assessment of a company’s prospects is wrong, the price of its common stock may fall, or may not approach the value that LAM has placed on it.

Value Investing Risk

Each Fund generally invests in stocks believed by LAM to be undervalued, but that may not realize their perceived value for extended periods of time or may never realize their perceived value. The stocks in which a Fund invests may respond differently to market and other developments than other types of stocks.

Issuer Risk

The value of a security may decline for a number of reasons which directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer’s goods or services, as well as the historical and prospective earnings of the issuer and the value of its assets or factors unrelated to the issuer’s value, such as investor perception.

Focused Investing Risk (LGI only)

LGI invests in a smaller number of issuers than other, more diversified investment portfolios. As a result, the value of Global Equity Investments may be relatively more susceptible to adverse effects from any single corporate, economic, market, political or regulatory occurrence than if LGI’s portfolio of Global Equity Investments consisted of a larger number of securities.

Principal Risks of Currency Investments

Emerging Markets Risk

Currency Investments are executed in countries considered to be emerging markets, and investments in emerging markets are particularly speculative. Currency Investments may include, in addition to forward currency contracts (or instruments whose value is derived from the performance of an underlying emerging market currency), debt obligations denominated in emerging markets currencies (including sovereign and corporate debt securities). Currency Investments entail the general risks of investing in non-US issuers to a heightened degree.

Particular risks of investing in emerging markets, in addition to those listed above include: smaller market capitalization of securities markets, which may suffer periods of relative illiquidity; significant price volatility; restrictions on foreign investment; less protection of property rights; and possible seizure of a company’s assets. The economies of countries with emerging markets may be based predominantly on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme debt burdens or volatile inflation rates. In addition, foreign investors may be required to register the proceeds of sales. Future economic or political crises could lead to price controls, forced mergers, expropriation or confiscatory taxation, seizure, nationalization, or creation of government monopolies, all of which may adversely affect currencies. Inflation and rapid fluctuations in inflation rates have had, and may continue to have, negative effects on the economies and financial markets of certain emerging market countries. Many countries have experienced substantial, and in some cases extremely high, rates of inflation for many years.

Foreign investment in certain emerging markets is restricted or controlled to varying degrees, which may at times limit or preclude foreign investment in certain emerging markets. Certain emerging market countries require government approval prior to investments in a particular issuer by foreign persons, limit the amount of investment by foreign persons in a particular issuers, limit the investment by foreign persons only to a specific class of securities of issuers that may have less advantageous rights than the classes available for purchase by domiciliaries of the countries and/or impose additional taxes on foreign investors. In addition, if a deterioration occurs in an emerging market country’s balance of payments, the country could impose temporary restrictions on investments. Certain emerging market countries may also restrict investment opportunities in industries deemed important to national interests. Investing in local markets may require the Fund to adopt special procedures, seek local government approvals or take other actions, each of which may involve additional costs to the Fund.

Currency Risks

Fluctuation and Devaluation Risk. Currency Investments generally are denominated in the currency of an emerging market country. Accordingly, your investment in Fund common stock, as measured in US dollars, may change significantly when the values of the emerging market local currencies change relative to the US dollar, thereby subjecting investors to currency risks. The currencies of emerging market countries may experience significant declines against the US dollar, and devaluation may occur subsequent to investments in these currencies by the Fund. Other risks include the dependence on LAM’s ability to predict movements in exchange rates and imperfect correlations between movements in exchange rates. Each Fund also may conduct foreign currency exchange transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market. Each Fund will incur costs in connection with conversions between various currencies.

Repatriation and Currency Conversion Risks. Emerging market countries may require governmental approval for the repatriation of investment income, capital or the proceeds of sales of securities by foreign investors. The monetary authorities of an emerging market country may block the repatriation for any reason, including the unavailability of foreign currency and war. Currency Investments could be adversely affected by delays in, or a refusal to grant, repatriation of funds or conversion of emerging market currencies. If a Fund were not able to convert a currency into US dollars, the Fund would continue to hold the currency in some form until the inconvertibility situation changed or a purchaser for the currency is found.

Devaluation Versus Basket Risk. In certain countries the central bank manages the currency rate against a basket of one or more developed market currencies such as the Euro, Japanese Yen and others. In some of these countries, the Fund may employ a strategy seeking to limit exposure to the major currencies while retaining exposure to the local currency (i.e., investing (a “long” position) in the emerging market currency while selling (a “short” position) the basket constituents). In such a situation, a Fund’s strategy could fail if the emerging market country changed the announced or implied components of the currency basket against which the Fund has hedged its exposure or if LAM’s strategy to limit exposure to the major currencies is not successful.

Derivatives and Hedging Risk

Derivatives transactions, including those entered into for hedging purposes (i.e., seeking to protect Fund investments), may increase volatility, reduce returns, limit gains or magnify losses, perhaps substantially, particularly since most derivatives have a leverage component that provides investment exposure in excess of the amount invested. Forward currency contracts, writing or purchasing over-the-counter options on securities (including options on exchange-traded funds and exchange-traded notes), indexes and currencies and other over-the-counter derivatives transactions are subject to the risk of default by the counterparty and can be illiquid. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for derivatives. These derivatives transactions, as well as the exchange-traded futures and options in which each Fund may invest, are subject to many of the risks of, and can be highly sensitive to changes in the value of, the related index, commodity, interest rate, currency, security or other reference asset. As such, a small investment could have a potentially large impact on a Fund’s performance. Purchasing options will reduce returns by the amount of premiums paid for options that are not exercised. In fact, many derivatives may be subject to greater risks than those associated with investing directly in the underlying or other reference asset.

Forward currency contracts, and certain other instruments whose value is derived from the performance of an underlying emerging market currency, are highly volatile, and a relatively small price movement in these instruments may result in substantial losses to a Fund. These instruments may entail investment exposures that are greater than their costs would suggest, meaning that a small investment in such an instrument could have a large potential impact on a Fund’s performance, lowering the Fund’s return or resulting in a loss. The market for these instruments is, or suddenly can become, illiquid, which may cause the price of an instrument to rapidly and unpredictably change.

Derivatives transactions incur costs, either explicitly or implicitly, which reduce returns, and costs of engaging in such transactions may outweigh any gains or any losses averted from hedging activities. Successful use of derivatives, whether for hedging or for other investment purposes, is subject to LAM’s ability to predict correctly movements in the direction of the relevant reference asset or market and, for hedging activities, correlation of the derivative instruments used with the investments seeking to be hedged. Use of derivatives transactions, even when entered into for hedging purposes, may cause a Fund to experience losses greater than if the Fund had not engaged in such transactions.

Fixed Income Risk

Currency Investments may include debt investments denominated in emerging market currencies. As such, an investment in a Fund is subject to the general risks associated with fixed income investing, such as interest rate risk. The market value of a debt security may decline due to general market conditions that are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the outlook for corporate earnings, changes in interest or currency rates or adverse investor sentiment generally. The debt securities market can be susceptible to increases in volatility and decreases in liquidity. Liquidity can decline unpredictably in response to overall economic conditions or credit tightening.

Interest Rate Risk. Prices of bonds and other debt securities tend to move inversely with changes in interest rates. Typically, a rise in rates will adversely affect debt securities and, accordingly, will cause the value of the Fund’s investments in these securities to decline. Interest rate risk is usually greater for fixed-income securities with longer maturities or durations. A rise in interest rates (or the expectation of a rise in interest rates) may result in periods of volatility, decreased liquidity, and, as a result, a Fund may have to liquidate portfolio holdings at disadvantageous prices.

Credit Risk. Credit or default risk is the risk that a Fund portfolio investment will decline in price or fail to make dividend or interest payments when due because the issuer of the security experiences a decline in its financial status. Such credit risk is generally greater for issuers of below investment grade securities.

Sovereign Debt Securities Risk. Investing in sovereign debt securities will expose a Fund to the direct or indirect consequences of political, social or economic changes in the emerging market countries that issue the securities. Many of these countries are also characterized by political uncertainty or instability. The ability and willingness of sovereign obligors in emerging market countries or the governmental authorities that control repayment of their debt to pay principal and interest on such debt when due may depend on general economic and political conditions within the relevant country. Countries in which each Fund intends to invest have historically experienced, and may continue to experience, high rates of inflation, high interest rates, exchange rate fluctuations, trade difficulties and extreme poverty and unemployment.

Sovereign obligors in emerging market countries are among the world’s largest debtors to commercial banks, other governments, international financial organizations and other financial institutions. These obligors have in the past experienced substantial difficulties in servicing their external debt obligations, which have led to defaults on certain obligations and the restructuring of certain indebtedness. Holders of certain foreign sovereign debt securities may be requested to participate in the restructuring of such obligations and to extend further loans to their issuers.

Corporate Debt Securities Risk. The market values of these securities are sensitive to individual corporate developments and changes in economic conditions. Emerging market issuers may be highly leveraged and may not have more traditional methods of financing available to them. Therefore, their ability to service their debt obligations during an economic downturn or during sustained periods of rising interest rates may be impaired, resulting in a higher risk of default.

Some fixed-income securities may give the issuer the option to call, or redeem, the securities before their maturity. If securities held by a Fund are called during a time of declining interest rates (which is typically the case when issuers exercise options to call outstanding securities), the Fund may have to reinvest the proceeds in an investment offering a lower yield (and the Fund may not fully benefit from any increase in the value of its portfolio holdings as a result of declining interest rates).

High Yield, Lower Quality Securities Risk. Currency Investments may include high yield, lower quality securities (sometimes referred to as “junk bonds”). The prices of lower quality securities are volatile and may go down due to market perceptions of deteriorating issuer creditworthiness or economic conditions. Lower quality securities may become illiquid and hard to value in down markets. High yield, lower quality securities are considered speculative and, compared to certain lower yielding, higher quality securities, tend to have more volatile prices and increased price sensitivity to changing interest rates and to adverse economic and business developments, greater risk of loss due to default or declining credit quality, greater likelihood that adverse economic or company specific events will make the issuer unable to make interest and/or principal payments, and greater susceptibility to negative market sentiments leading to depressed prices and decrease in liquidity.

The market values of lower quality securities tend to be more sensitive to company-specific developments and changes in economic conditions than higher quality securities. The companies that issue these securities often are highly leveraged, and their ability to service their debt obligations during an economic downturn or periods of rising interest rates may be impaired. In addition, these companies may not have access to more traditional methods of financing and may be unable to repay debt at maturity by refinancing. The risk of loss due to default in payment of interest or principal by these issuers is significantly greater than with higher quality securities because medium and lower quality securities generally are unsecured and subordinated to senior debt.

Default, or the market’s perception that an issuer is likely to default, could reduce the value and liquidity of securities held by the Fund, thereby reducing the value of your investment in Fund shares. In addition, default may cause the Fund to incur expenses in seeking recovery of principal or interest on its portfolio holdings.

Other Risks of Currency Investments

Risk of Hedging Developed Market Currency Exposure

Currency Investments may include derivatives or other transactions employed for purposes of hedging exposure to certain developed market currencies embedded in emerging market currencies. There may be an imperfect correlation between a Fund’s portfolio holdings and such derivatives, which may prevent the Fund from achieving the intended consequences of the applicable transaction or expose the Fund to risk of loss. Further, a Fund’s use of derivatives or other transactions involves costs and are subject to LAM’s ability to predict correctly changes in the relationships of the relevant positions. No assurance can be given that LAM’s judgment in this respect will be correct. Consequently, the use of hedging transactions might result in a poorer overall performance for a Fund than if the Fund had not engaged in any hedging transactions. In addition, no assurance can be given that appropriate hedging instruments will be available or that the Fund will enter into hedging transactions at times or under circumstances in which it would be advisable to do so. See “Other Investment Policies and Techniques” in the Statement of Additional Information. Hedging certain developed market currency exposure is different from typical “hedging” strategies in that it seeks to isolate emerging market currency exposure from embedded developed market currencies.

Counterparty Risk

Currency Investments may be acquired in the “over-the-counter” or “interdealer” markets, where participants typically are not subject to credit evaluation and regulatory oversight as are members of “exchange-based” markets. In the absence of a regulated market to facilitate settlement, a Fund is subject to the risk that a counterparty will not settle a transaction (such as a forward currency contract or other derivative transaction) in accordance with its terms and conditions because of a dispute over the terms of contract or because of a credit or liquidity problem. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial difficulties, the Fund may experience significant delays in obtaining any recovery under the derivative contract in a bankruptcy or other reorganization proceeding. The Fund may obtain only a limited recovery or may obtain no recovery in such circumstances.

Reinvestment Risk

Reinvestment risk is the risk that returns from Currency Investments will decline if and when Currency Investments are made from investment disposition proceeds at market interest rates that are below the current earning rate of Currency Investments, or otherwise when proceeds cannot be used to enter into transactions on terms as favorable as those on which the disposed assets previously were held. A decline in income could affect the price of a Fund’s common stock or a Fund’s overall returns.

Liquidity Risk

A rise in interest rates (or the expectation of a rise in interest rates) may result in periods of volatility, decreased liquidity and, as a result, a Fund may have to liquidate portfolio holdings at disadvantageous prices. During periods of reduced market liquidity, a Fund may not be able to readily sell debt securities at prices at or near their perceived value. Economic and other developments can adversely affect debt securities markets.

Other Risks of Investing in the Funds

Fund Distribution Risk

Pursuant to each Fund’s distribution policy, each Fund intends to make regular distributions on its shares of common stock. To the extent the total monthly distributions for a year exceed a Fund’s net investment income and net realized capital gain, the excess will generally be treated as a return of capital up to the amount of a stockholder’s tax basis in the Fund’s common stock. Any distributions which constitute a return of capital will reduce a stockholder’s tax basis in the Fund’s common stock, thereby increasing such stockholder’s potential gain or reducing potential loss on the sale of the Fund’s common stock. In addition, such excess distributions will decrease the Fund’s assets and may increase the Fund’s expense ratio. To make such distributions, the Fund may have to sell a portion of its investment portfolio at a time when independent investment judgment may not dictate such action. Any amounts distributed to a stockholder in excess of the stockholder’s basis in the Fund’s common stock will generally be taxable to the stockholder as capital gain. See “Distributions.”

Market Discount from Net Asset Value

Shares of closed-end investment companies frequently trade at a discount from their net asset value. This characteristic is a risk separate and distinct from the risk that a Fund’s net asset value could decrease as a result of its investment activities. Whether investors will realize gains or losses upon the sale of a Fund’s common stock will depend not upon the Fund’s net asset value but entirely upon whether the market price of the Fund’s common stock at the time of sale is above or below the investor’s purchase price for the Fund’s common stock. Because the market price of a Fund’s common stock will be determined by factors such as relative supply of and demand for the Fund’s common stock in the market, general market and economic conditions, and other factors beyond the control of the Fund, each Fund cannot predict whether the Fund’s common stock will trade at, below or above net asset value or at, below or above the price at which an investor bought his or her shares of a Fund’s common stock. Each Fund’s common stock is designed primarily for long-term investors, and you should not view a Fund as a vehicle for trading purposes.

Price Risk

For reasons not necessarily attributable to any of the risks set forth herein (for example, supply/demand imbalances or other market forces), the value of the securities or currencies in which the Fund invests may decline substantially. In particular, purchasing assets or currencies at what may appear to be “undervalued” levels is no guarantee that these assets or currencies will not be trading at even more “undervalued” levels at the time of valuation or at the time of sale.

Market Disruption Risk

Certain events have a disruptive effect on the financial markets, such as terrorist attacks, war and other geopolitical events. The Fund cannot predict the effect of similar events in the future on the global economy or the markets of specific countries.

Anti-Takeover Provisions

Each Fund’s charter includes provisions that could limit the ability of other entities or persons to acquire control of the Fund or convert the Fund to open-end status. These provisions could have the effect of depriving the Fund’s stockholders of opportunities to sell their common stock at a premium over the then current market price of the Fund’s common stock. See “Certain Provisions in the Charter and Bylaws.”

Tax Risk

Each Fund has elected to be treated, and intends to operate in a manner so as to continuously qualify annually thereafter, as a Regulated Investment Company (“RIC”) for US federal income tax purposes. As a RIC, each Fund generally will not pay corporate-level US federal income taxes on any net ordinary income or capital gains that the Fund timely distributes (or is deemed to timely distribute) to its stockholders as dividends. Instead, dividends a Fund distributes (or is deemed to timely distribute) generally will be taxable to the holders of the Fund’s common stock, and any net operating losses, foreign tax credits and most other tax attributes generally will not pass through to the holders of the Fund’s common stock. To qualify as a RIC, a Fund must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, a Fund must distribute to its shareholders, for each taxable year, at least 90% of its investment company taxable income (determined without regard to the dividends paid deduction) (the “Annual Distribution Requirement”) for any taxable year. The following discussion assumes that a Fund qualifies as a RIC.

If a Fund (1) qualifies as a RIC and (2) satisfies the Annual Distribution Requirement, then the Fund will not be subject to US federal income tax on the portion of its net taxable income that the Fund timely distributes (or is deemed to timely distribute) to shareholders. The Fund will be subject to US federal income tax at regular corporate rates on any income or capital gains not distributed (or deemed distributed) to its shareholders.

If a Fund fails to distribute in a timely manner an amount at least equal to the sum of (1) 98% of its ordinary income for the calendar year, (2) 98.2% of its capital gain net income (both long-term and short-term) for the one-year period ending October 31 in that calendar year and (3) any income realized, but not distributed, in the preceding year (to the extent that income tax was not imposed on such amounts) less certain over-distributions in prior years (together, the

“Excise Tax Distribution Requirements”), the Fund will be liable for a 4% nondeductible excise tax on the portion of the undistributed amounts of such income that are less than the amounts required to be distributed based on the Excise Tax Distribution Requirements. For this purpose, however, any ordinary income or capital gain net income retained by a Fund that is subject to corporate income tax for the tax year ending in that calendar year will be considered to have been distributed by year end (or earlier if estimated taxes are paid).

In order to qualify as a RIC for US federal income tax purposes under Subchapter M of the Code, a Fund must, among other things:

•

derive in each taxable year at least 90% of its gross income from dividends, interest, payments with respect to loans of certain securities, gains from the sale of stock or other securities or foreign currencies, net income from certain “qualified publicly traded partnerships,” or other income derived with respect to its business of investing in such stock or securities or foreign currencies (the “90% Gross Income Test”); and

•	diversify its holdings so that at the end of each quarter of the taxable year:
o

it ensures that at least 50% of the value of its assets consists of cash, cash equivalents, US government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of the Fund’s assets or more than 10% of the outstanding voting securities of the issuer; and

o

it ensures that no more than 25% of the value of its assets is invested in the securities, other than US government securities or securities of other RICs, of one issuer, or of two or more issuers that are controlled, as determined under applicable Code rules, by the Fund and that are engaged in the same or similar or related trades or businesses, or the securities of one or more “qualified publicly traded partnerships” (“QPTPs”) (the “Diversification Tests”).

In general, for purposes of the 90% Income Test described above, income derived from a partnership will be treated as qualifying income only to the extent such income is attributable to items of income of the partnership that would be qualifying income if realized by a RIC. However, as noted above, 100% of the net income derived from an interest in a QPTP is qualifying income for purposes of the 90% Income Test. Although income from a QPTP is qualifying income for purposes of the 90% Income Test, investment in QPTPs cannot exceed 25% of a Fund’s assets.

Regulatory Risk

Future rules and regulations of the Commission may require the fund to alter, perhaps materially, its use of derivatives. In such an event, the fund’s ability to pursue one or more of the investment strategies described in this prospectus may be impaired and, as a result, the fund may seek to pursue different investment strategies or otherwise alter or discontinue its investment operations.

PAST PERFORMANCE

As shown in the table below, the performance of LGI, based on net asset value and market price, has exceeded that of LOR for the one-, five- and ten-year periods ended March 31, 2019. Each Fund’s performance at market price may differ from its results at net asset value. Although market price performance generally reflects investment results, it also may be influenced by several factors, including investor perceptions of each Fund or LAM, supply and demand for each Fund’s shares, general market and economic conditions and changes in each Fund’s distributions.

Each Fund’s benchmark index is the MSCI ACWI. The MSCI World/ACWI Linked Index shown below is an unmanaged index created by LAM. The MSCI World/ACWI Linked Index links the performance of the MSCI World® Index for all periods through August 31, 2016 (when LGI’s benchmark index was changed) and MSCI ACWI for all periods thereafter.

Updated performance information may be available at www.lazardassetmanagement.com or by calling (800) 823-6300. Past performance is not necessarily an indication of how LOR or LGI will perform in the future.

Average Annual Total Returns
Periods Ended March 31, 2019

	1 Year	5 Years	10 Years
LGI
Net Asset Value	1.32%	5.63%	11.15%

Market Price	3.27%	6.96%	13.88%

MSCI ACWI	2.60%	6.45%	11.98%

MSCI World/ACWI Linked Index	2.60%	6.70%	12.34%

LOR
Net Asset Value	–6.24%	–0.51%	9.33%

Market Price	–6.24%	0.77%	11.47%

MSCI ACWI	2.60%	6.45%	11.98%

THE FUNDS

Each Fund is a diversified, closed-end management investment company registered under the 1940 Act. LGI was incorporated as a Maryland corporation on January 27, 2004. LOR was incorporated as a Maryland corporation on April 6, 2005. Each Fund’s principal office is located at 30 Rockefeller Plaza, New York, New York 10112-6300, and its telephone number is (800) 823-6300.

MANAGEMENT OF THE FUNDS

Investment Manager

LAM, subject to the oversight of the Board, is responsible for managing each Fund’s portfolio, which includes determining the amount of each Fund’s assets allocated to Global Equity Investments or World Equity Investments, as applicable, and Currency Investments.

LAM, located at 30 Rockefeller Plaza, New York, New York 10112-6300, a registered investment adviser, is a subsidiary of Lazard Frères & Co. LLC (“Lazard”), which was founded in 1848. Lazard established LAM as its investment management division in 1970. Lazard Ltd is the ultimate parent company of LAM and Lazard. Lazard Ltd has shares that are publicly traded on the NYSE and are held by public stockholders and by current and former managing directors of Lazard Group LLC, the sole member of Lazard and a subsidiary of Lazard Ltd. LAM and its global affiliates provide investment management services to client discretionary accounts with assets totaling approximately $228.7 billion as of May 31, 2019. LAM has extensive investment expertise, currently with over 340 investment professionals, including 120 analysts, worldwide.

A discussion regarding the basis for the approval of each Fund’s management agreement with LAM is available in the relevant Fund’s semi-annual report to stockholders for the period ended June 30, 2018.

Portfolio Management

LAM manages each of LOR and LGI on a team basis. The team is involved in all levels of the investment process. This team approach allows for every portfolio manager to benefit from the views of his or her peers. Each portfolio management team is comprised of multiple team members. Although their roles and the contributions they make may differ, each member of the team participates in the management of the respective Fund. Members of each portfolio management team discuss the Fund, including making investment recommendations, overall portfolio composition, and the like. Research analysts perform fundamental research on issuers (based on, for example, sectors or geographic regions) in which the Fund may invest.

James Donald is responsible for allocation of each Fund’s assets between World Equity Investments or Global Equity Investments, as applicable, and Currency Investments and for overall management of each Fund’s portfolio.

Patrick Ryan and Kyle Waldhauer are the portfolio managers jointly responsible for investing LOR’s assets allocated to World Equity Investments, with Ronald Temple in an oversight capacity.

Louis Florentin-Lee and Barnaby Wilson are the portfolio managers jointly responsible for investing LGI’s assets allocated to Global Equity Investments, with Ronald Temple in an oversight capacity.

Ardra Belitz and Ganesh Ramachandran are the portfolio managers jointly responsible for investing each Fund’s assets allocated to Currency Investments.

LGI’s portfolio management personnel will manage the combined fund if the Reorganization is approved and consummated.

Biographical Information of Portfolio Managers

Ms. Belitz, a Managing Director of LAM, is a portfolio manager/analyst on LAM’s Emerging Markets Income team, joined the team in 1998. Prior to joining LAM in 1996, Ms. Belitz was with Bankers Trust Company. She began working in the investment industry in 1994.

Mr. Donald, a Managing Director of LAM, is a portfolio manager/analyst on LAM’s Emerging Markets Equity team and Head of the Emerging Markets Group. Prior to joining LAM in 1996, Mr. Donald was a portfolio manager with Mercury Asset Management. Mr. Donald is a Chartered Financial Analyst (“CFA”) Charterholder.

Mr. Florentin-Lee, a Managing Director of LAM, is a portfolio manager/analyst on various of LAM’s Global Equity teams. He joined LAM in 2004, and has been working in the investment field since 1996.

Mr. Ramachandran, a Managing Director of LAM, is a portfolio manager/analyst on LAM’s Emerging Markets Income team, joined the team in 2001. Mr. Ramachandran began working in the investment field in 1997 when he joined LAM.

Mr. Ryan, a Managing Director of LAM, is a portfolio manager/analyst on various of LAM’s Global Equity teams. He joined LAM in 1994 and has been working in the investment field since 1989. Mr. Ryan is a CFA Charterholder. He is a member of the New York Society of Security Analysts and the CFA Institute.

Mr. Temple, a Managing Director of LAM, is responsible for oversight of LAM’s US Equity and Multi-Asset strategies. Mr. Temple joined LAM in 2001 and has been working in the investment field since 1991.

Mr. Wilson, a Managing Director of LAM, is a portfolio manager/analyst on various of LAM’s Global Equity teams. Prior to joining LAM in 1999, Mr. Wilson worked for Orbitex Investments. He began working in the investment field in 1998, and is a CFA Charterholder.

Mr. Waldhauer, a Senior Vice President of LAM, is a portfolio manager/analyst on LAM’s Global Equity Income team. He began working in the investment field when he joined LAM in 1998.

Additional information about the portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of their respective Fund’s shares of common stock is contained in the SAI.

Management Agreements

Pursuant to each Fund’s management agreement with LAM dated as of June 9, 2015, each Fund has agreed to pay LAM an annual management fee of 0.85% of the Fund’s average daily Total Leveraged Assets (to the extent that leverage consists of Borrowings and forward currency contracts) for the services and facilities provided by LAM, payable on a monthly basis. The fee paid to LAM will be higher when LAM uses Financial Leverage in the forms of Borrowings or forward currency contracts to make Currency Investments, rather than by reducing the percentage of Net Assets invested in Global Equity Investments or World Equity Investments, as applicable, for the purposes of making Currency Investments. Assuming Financial Leverage in the forms of Borrowings or forward currency contracts in the amount of 33 1/3% of each Fund’s Total Leveraged Assets, the annual fee payable to LAM by each Fund would be 1.28% of Net Assets (i.e., not including amounts attributable to Financial Leverage).

The following is an example of this calculation of LAM’s fee, using very simple illustrations. If each Fund had assets of $1,000, it could invest $1,000 in Global Equity Investments or World Equity Investments, as applicable, and enter into $500 in forward currency contracts (because the Fund would not have to pay money at the time it enters into the currency contracts). Similarly, each Fund could invest $1,000 in Global Equity Investments or World Equity Investments, as applicable, borrow $500 and invest the $500 in foreign currency denominated bonds. In either case, LAM’s fee would be calculated based on $1,500 of assets, because the fee is calculated based on Total Leveraged Assets (Net Assets plus Financial Leverage). In our example, the Financial Leverage is in the form of either the forward currency contracts (Currency Commitments) or investments from Borrowings. The amount of the Financial Leverage outstanding, and therefore the amount of Total Leveraged Assets on which LAM’s fee is based, fluctuates daily based on changes in value of each Fund’s portfolio holdings, including changes in value of the currency involved in the forward currency contracts or foreign currency denominated bonds acquired with the proceeds of Borrowings. However, LAM’s fee will be the same regardless of whether Currency Investments are made with Currency Commitments consisting of forward currency contracts or with Borrowings (without taking into account the cost of Borrowings).

This method of calculating LAM’s fee is different than the way closed-end investment companies typically calculate management fees. Traditionally, closed-end investment companies calculate management fees based on Net Assets plus Borrowings (excluding Financial Leverage obtained through Currency Commitments). LAM’s fee is different because the Funds’ leverage strategy is different than the leverage strategy employed by many other closed-end investment companies. Although the Funds may employ Borrowings in making Currency Investments, the Funds’ leverage strategy relies primarily on Currency Commitments in the form of forward currency contracts rather than relying exclusively on borrowing money or/and issuing preferred stock, as for most leveraged closed-end investment companies. LAM’s fee would be lower if its fee were calculated only on Net Assets plus Borrowings, because LAM would not earn fees on Currency Investments made with Currency Commitments (forward currency contracts). Using the example above where each Fund has assets of $1,000 and invests $1,000 in Global Equity Investments or World Equity Investments, as applicable, and $500 in Currency Commitments in the form of forward currency contracts, the following illustrates how LAM’s fee would be different if it did not earn management fees on these types of Currency Investments.

Beginning assets of $1,000	Fund’s management fee based on Total Leveraged Assets (includes Currency Commitments)	Typical management fee formula, calculated excluding Currency Commitments
World Equity Investments or Global Equity Investments (Net Assets)	$1,000	$1,000
Currency Commitments	$500	$500
Assets used to calculate management fee	$1,500	$1,000
Management fee (0.85%)	$12.75	$8.50

In addition to the fee to LAM, each Fund pays all other costs and expenses of its operations, including, but not limited to, compensation of its Directors (other than those affiliated with LAM), custodian, transfer agency and dividend disbursing expenses, legal fees, expenses of independent auditors, expenses of repurchasing shares, expenses of preparing, printing and distributing stockholder reports, notices, proxy statements and reports to governmental agencies, and taxes, if any.

Board Members

The business and affairs of each Fund are managed under the direction of the Board, including supervision of the duties performed by LAM. Both Funds have the same Directors. The names and business addresses of the Directors and their principal occupations and other affiliations during the past five years are set forth below under “Proposals 2 and 3” in this Prospectus/Proxy Statement. A majority of the Directors are Independent Directors.

DISTRIBUTIONS

Level Distribution Policy

Subject to implementation of a Managed Distribution Policy, as discussed below, each Fund has implemented a Level Distribution Policy to seek to maintain a stable monthly distribution, subject to oversight of the Board. Under each Fund’s Level Distribution Policy, each Fund intends to make regular monthly distributions to holders of its common stock at a fixed rate per share of common stock based on the projected performance of each Fund, which rate may be adjusted from time to time. Pursuant to each Fund’s Level Distribution Policy, each Fund declares a monthly distribution equal to 7.0% (on an annualized basis) of the Fund’s published net asset value per share on the last business day of the previous year. This published net asset value per share may differ from the net asset value per share as of year-end shown in each Fund’s shareholder report, generally as the result of post year-end accounting and tax adjustments to the published net asset value per share.

Each Fund’s ability to maintain a Level Distribution Policy will depend on a number of factors, including the stability of income received from its investments, interest and required principal payments on Borrowings, if any, and dividends paid on any outstanding preferred stock. The net income of a Fund will consist primarily of all dividend and interest income accrued on portfolio assets less all expenses of the Fund. Expenses of a Fund are accrued each day.

Under each Fund’s Level Distribution Policy, if, for any monthly distribution, net investment income and net realized short-term capital gain were less than the amount of the distribution, the difference would generally be distributed from the Fund’s assets.

To permit each Fund to maintain a more stable monthly distribution, each Fund may distribute less than the entire amount of net investment income and net short-term capital gain earned in a particular period. The undistributed net investment income and short-term capital gain may be available to supplement future distributions.

Managed Distribution Policy

In July 2010, LAM, on behalf of itself and the Funds, received an exemptive order from the Commission facilitating the implementation of a Managed Distribution Policy for the Funds. As a result, each Fund, subject to the determination of the Board, may implement a Managed Distribution Policy in the future.

Under a Managed Distribution Policy, each Fund would seek to make monthly distributions to holders of its common stock at a fixed rate per share of common stock or a fixed percentage of net asset value, that may include periodic distributions of long-term capital gains. Under a Managed Distribution Policy, if, for any monthly distribution, ordinary income (that is, net investment income and any net short-term capital gain) and net realized capital gains were less than the amount of the distribution, the difference would be distributed from a Fund’s assets. There is no guarantee that the Board will implement a Managed Distribution Policy, and, as of the date of this Prospectus/Proxy Statement, the Board has no current intention to do so.

Under either the Level Distribution Policy or the Managed Distribution Policy, if, for any calendar year, the total monthly distributions of a Fund exceed the Fund’s net investment income and net realized capital gain, the excess generally will be treated as a tax-free return of capital up to the amount of a stockholder’s tax basis in the shares of common stock. In certain events, amounts distributed to stockholders may have to be subsequently recharacterized as a return of capital for investment purposes. Any distributions which (based upon a Fund’s full year performance) constitute a tax-free return of capital will reduce a stockholder’s tax basis in the shares of common stock, thereby increasing such stockholder’s potential gain or reducing potential loss on the sale of the shares of common stock. Any amounts distributed to a stockholder in excess of the basis in the shares of common stock will generally be taxable to the stockholder as capital gain. See “Certain Material US Federal Income Tax Consequences of Investing in the Funds.” A Fund’s net investment income and net realized capital gain for a calendar year may be greater than the total monthly distributions for the year. In such event, a Fund’s final distribution for each calendar year would include any remaining net investment income and net realized short-term and long-term capital gain undistributed during the year.

Each Fund provides notices describing the portion of distributions that, in the Fund’s current good faith judgment, constitute ordinary income, short-term capital gain, long-term capital gain or a return of capital. Each Fund designates the portion of the ordinary dividend income that is potentially eligible for taxation to individuals at preferential long-term capital gain rates, or for the dividends received deduction in the case of corporations. The final determination of the source of such distributions for US federal income tax purposes will be made shortly after year end based on each Fund’s actual investment company taxable income and net capital gain for the year and will be communicated to stockholders promptly.

Although it does not intend to do so, the Board may change each Fund’s distribution policy and timing of the distributions, based on a number of factors, including the amount of the Fund’s undistributed net investment income and historical and projected net investment income.

DIVIDEND REINVESTMENT PLAN

For each Fund, unless you elect to receive distributions in cash (i.e., opt-out), all dividends, including any capital gain distributions, on your common stock will be automatically reinvested by Computershare, Inc., as dividend disbursing agent (the “Plan Agent”), in additional common stock under each Fund’s Dividend Reinvestment Plan (the “DRIP”). You may elect not to participate in the DRIP by contacting the Plan Agent. If you do not participate, you will receive all distributions in cash, paid by check mailed directly to you by the Plan Agent.

Under each Fund’s DRIP, the number of shares of common stock you will receive will be determined as follows:

•

If the common stock is trading at or above net asset value at the time of valuation, the Fund will issue new shares at a price equal to the greater of (i) net asset value per common stock on that date or (ii) 95% of the market price on that date.

•

If the common stock is trading below net asset value at the time of valuation, the Plan Agent will receive the dividend or distribution in cash and will purchase common stock in the open market, on the NYSE or elsewhere, for the participants’ accounts. It is possible that the market price for the common stock may increase before the Plan Agent has completed its purchases. Therefore, the average purchase price per share paid by the Plan Agent may exceed the market price at the time of valuation, resulting in the purchase of fewer shares than if the dividend or distribution had been paid in common stock issued by the Fund. The Plan Agent will use all dividends and distributions received in cash to purchase common stock in the open market within 30 days of the valuation date. Interest will not be paid on any uninvested cash payments.

You may withdraw from the DRIP at any time by giving written notice to the Plan Agent. If you withdraw or the DRIP is terminated, you will receive whole shares in your account under the DRIP and you will receive a cash payment for any fraction of a share in your account. If you wish, the Plan Agent will sell your shares and send you the proceeds, minus an initial $15 service fee plus $0.12 per share being liquidated (for processing and brokerage expenses).

The Plan Agent maintains all stockholders’ accounts in the DRIP and gives written confirmation of all transactions in the accounts, including information you may need for tax records. Shares of common stock in your account will be held by the Plan Agent in non-certificated form. Any proxy you receive will include all common stock you have received under the DRIP.

There is no brokerage charge for reinvestment of your dividends or distributions in newly-issued shares of common stock. However, all participants will pay a pro rata share of brokerage commissions incurred by the Plan Agent when it makes open market purchases.

Automatically reinvesting dividends and distributions does not mean that you do not have to pay income taxes due upon receiving dividends and distributions.

If you hold your common stock with a brokerage firm that does not participate in the DRIP, you will not be able to participate in the DRIP and any dividend reinvestment may be effected on different terms than those described above. Consult your financial advisor for more information.

Each Fund reserves the right to amend or terminate its DRIP if, in the judgment of the Board, the change is warranted. There is no direct service charge to participants in the DRIP (other than the service charge when you direct the Plan Agent to sell your common stock held in a dividend reinvestment account); however, each Fund reserves the right to amend the DRIP to include a service charge payable by the participants. Additional information about the DRIP may be obtained from the Plan Agent at P.O. Box 30170, College Station, Texas 77842-3170.

DESCRIPTION OF SHARES

Common Stock

Each Fund’s charter (“Articles”) authorizes the issuance of 500,000,000 shares of common stock, par value $.001 per share. All shares of common stock have equal rights to the payment of dividends and the distribution of assets upon liquidation. The outstanding shares of common stock are fully paid and non-assessable, and have no pre-emptive or conversion rights or rights to cumulative voting. The Board, without stockholder vote, can increase or decrease the aggregate number of authorized shares of common stock and can reclassify any authorized but unissued shares.

LOR and LGI shares of common stock are listed on the NYSE under the symbols “LOR” and “LGI,” respectively. Each Fund holds annual meetings of stockholders and will continue to do so as long as the common stock is listed on a national securities exchange and such meetings are required as a condition to such listing.

Unlike open-end funds, closed-end funds like the Funds do not continuously offer shares and do not provide daily redemptions. Rather, if a stockholder determines to buy additional common stock or sell shares already held, the stockholder may conveniently do so by trading on the NYSE through a broker or otherwise. Shares of closed-end investment companies may frequently trade on an exchange at prices lower than net asset value. Shares of closed-end investment companies like the Funds have during some periods traded at prices higher than net asset value and during other periods have traded at prices lower than net asset value. Because the market value of the common stock may be influenced by such factors as dividend levels (which are in turn affected by expenses), dividend stability, portfolio holdings, net asset value, relative demand for and supply of such shares in the market, general market and economic conditions, and other factors beyond the control of the Funds, each Fund cannot assure you that its common stock will trade at a price equal to or higher than net asset value in the future. Each Fund’s common stock is designed primarily for long-term investors, and investors in the common stock should not view the Funds as vehicles for trading purposes.

Preferred Stock

Although the Funds have no current intention to issue any preferred stock, each Fund’s Articles permit the Board of such Fund to classify and designate shares of stock in one or more classes or series of stock, including preferred stock, with rights as determined by the Board. Such shares may be issued by action of the Board without the approval of the holders of the Funds’ common stock. The Board, without action by the common stockholders, may fix or alter preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of each class or series of stock, including preferred stock, subject to certain limitations under the 1940 Act. Each Fund’s obligations to holders of any preferred stock would be senior to the Fund’s ability to pay dividends on, or repurchase, the Fund’s common stock, or to pay holders of shares of common stock in the event of liquidation. Additionally, the 1940 Act contains certain specific voting provisions applicable to preferred stock.

GOVERNANCE DOCUMENTS

LOR and LGI are both Maryland corporations, and they have substantially similar governance documents. As such, the rights of each Fund’s stockholders are substantially similar, with the exception of certain Fund actions that may not be effected without a “supermajority” vote of stockholders. As discussed in further detail below, both Funds’ Articles provide for a “supermajority” voting requirement to effect a sale, lease, exchange, mortgage, pledge, transfer or other disposition by a Fund (in one or a series of transactions in any 12 month period) to or with any person or entity of any assets of the Fund having an aggregate fair market value of $1,000,000 or more except for portfolio transactions (including pledges of portfolio securities in connection with borrowings) in the ordinary course of its business. However, in addition to portfolio transactions in the ordinary course of LOR’s business, LOR’s Articles also exclude borrowings (including secured credit facilities) effected by LOR from the “supermajority” voting requirement.

Stockholders desiring copies of the Funds’ Articles and Bylaws should write to the relevant Fund at 30 Rockefeller Plaza, New York, New York 10112-6300, Attention: Legal Department.

CERTAIN PROVISIONS IN THE CHARTER AND BYLAWS

The Articles and Bylaws of each Fund include provisions that could limit the ability of other entities or persons to acquire control of a Fund or to convert a Fund to open-end status. The Board is divided into three classes, having terms of three years. At each annual meeting of stockholders, the term of one class expires and Directors are elected to serve in that class for a term of three years. This provision could delay for up to two years the replacement of a majority of the Board. A Director may be removed from office only for cause and only by vote of the holders of at least 75% of the outstanding shares of a Fund entitled to be cast for the election of Directors.

The Articles of each Fund provide that each Fund has elected to be subject to certain provisions of Maryland law with respect to vacancies on the Board. These provisions are to the effect that any vacancy on the Board, whether caused by its expansion or by the death, resignation, or removal of a Director, may be filled only by a majority of the remaining Directors, whether or not they constitute a quorum, subject to the requirements of the 1940 Act. They also provide that a Director elected by the Board to fill a vacancy will serve for the remainder of the full term of the class of Directors in which the vacancy occurred, rather than only to the next annual meeting as would otherwise be provided under Maryland law.

The Articles of each Fund provide for a “supermajority” voting requirement to effect any of the following actions (in each case, subject to the any requirements under the 1940 Act):

•	any amendment to the Articles to make a Fund’s shares “redeemable securities” or to convert a Fund from a “closed-end company” to an “open-end company” (as such terms are defined in the 1940 Act);
•	any stockholder proposal regarding a Fund’s investment objective or specific investment restrictions, policies or decisions made or to be made with respect to a Fund’s assets;
•	the voluntary liquidation or dissolution of a Fund or any amendment to the Articles to terminate the existence of a Fund;
•	a merger, consolidation or share exchange;
•

issuances or transfers (in one or a series of transactions in any 12 month period) by a Fund of Fund securities for cash, securities or property (or combination thereof) having an aggregate fair market value of $1,000,000 or more except for (i) issuances or transfers of debt securities, (ii) sales of securities in connection with a public offering, (iii) issuances of securities pursuant to a dividend reinvestment and/or cash purchase plan, and (iv) issuances upon the exercise of stock subscription rights or portfolio transactions effected in the ordinary course of business; and

•

sale, lease, exchange, mortgage, pledge, transfer or other disposition by a Fund (in one or a series of transactions in any 12 month period) to or with any person or entity of any assets of the Fund having an aggregate fair market value of $1,000,000 or more except for portfolio transactions (including pledges of portfolio securities in connection with borrowings) and, for LOR only, borrowings (including secured credit facilities), in each case effected by the Fund in the ordinary course of its business.

The Articles of each Fund require the affirmative vote of the holders of at least 80% of the votes then entitled to be cast by stockholders of the Fund and at least 80% of the entire Board to authorize any of the foregoing items, unless such action (other than any stockholder proposal regarding a Fund’s investment objective or specific investment restrictions, policies or decisions made or to be made with respect to the Fund’s assets as set forth above) has been approved, adopted or authorized by the affirmative vote of at least 80% of the total number of Continuing Directors (as defined below), in which case, if Maryland law requires stockholder approval, the affirmative vote of a majority of the votes entitled to vote on the matter would be required. If Maryland law would then not require stockholder approval, no stockholder approval would be required. “Continuing Director” means any member of the Board who has been a member of the Board, for LGI, since April 1, 2004, and, for LOR, since April 19, 2005, or who has subsequently become a member of the Board and whose election is approved or recommended by a majority of the Continuing Directors then on the Board.

Each Fund’s Articles and Bylaws contain provisions the effect of which is to prevent matters, including nominations of Directors, from being raised at and considered at a stockholders’ meeting where a Fund has not received notice of the matters at least 120, but no more than 150, days prior to the first anniversary of the date of the proxy statement of the preceding year’s annual meeting. Each Fund’s Articles and Bylaws also provide that stockholders cannot require a Fund to call a special meeting of the stockholders unless requested by a majority of the stockholders eligible to vote at such meeting on such matter and payment is made of the reasonably estimated cost of preparing and mailing notice of the meeting.

The provisions of each Fund’s Articles described above could have the effect of depriving the stockholders of opportunities to sell their shares of common stock at a premium over the then current market price of the common stock by discouraging a third party from seeking to obtain control of a Fund in a tender offer or similar transaction. The overall effect of these provisions is to render more difficult the accomplishment of a merger or the assumption of control by a third party. They provide, however, the advantage of potentially requiring persons seeking control of a Fund to negotiate with its management regarding the price to be paid and facilitating the continuity of a Fund’s investment objective and policies.

For the full text of these provisions, reference should be made to the Articles and Bylaws of each Fund, which are available upon request. See “Governance Documents” above.

CAPITALIZATION

LOR and LGI have each classified and issued one class of shares—common stock. In addition, each Fund is authorized to issue shares of preferred stock, but has not offered shares of preferred stock as of the date of this Prospectus/Proxy Statement, and each Fund has no current intention to do so. In the Reorganization, each full (and fractional) share of LOR common stock will be converted into an equivalent dollar amount (to the nearest one tenth of one cent) of full (and fractional) shares of common stock of LGI, based on the net asset value of each Fund as of the close of business on the Closing Date.

The following table sets forth, as of May 31, 2019, (1) the capitalization of LOR’s shares of common stock; (2) the pro forma capitalization of LOR’s shares of common stock, as adjusted to show the effect of the Tender Offer (assuming it was fully subscribed and completed on May 31, 2019); (3) the capitalization of LGI’s shares of common stock; (4) adjustments between May 31, 2019 and the closing of the Reorganization for Reorganization expenses to be paid by the Funds between May 31, 2019 and the closing of the Reorganization; and (5) the pro forma capitalization (resulting from the combination of LGI and LOR Pro

Forma After Tender Offer) of LGI’s shares of common stock, as adjusted to show the effect of the Reorganization (assuming it had occurred on May 31, 2019).

	(1)		(2)	(3)		(4)		(5)
	LOR		LOR Pro Forma After Tender Offer*	LGI		Adjustments		LGI Pro Forma After Reorganization
Total net assets	$70,447,249	^	$56,419,588	$160,403,874	^	$(119,955	)†	$216,473,507
Net asset value per share	$10.24	^	$10.25	$16.70	^	$(0.00	)†±	$16.70
Common stock outstanding	6,880,183		5,504,146	9,605,237		3,373,828	#	12,979,065

^

Adjusted for the decrease in total net assets and net asset value per share due to the accrual (through May 31, 2019) of a portion of the Fund’s liability for (1) for LOR only, the non-recurring estimated expenses of the Tender Offer to be borne entirely by LOR (the “Previously Accrued Tender Offer Expenses”), and (2) for both LOR and LGI, the portion of the non-recurring estimated expenses of the Reorganization to be borne by each Fund (the “Previously Accrued Reorganization Expenses”).

*

LOR Pro Forma After Tender Offer adjusts the numbers in column (1) by assuming that the Tender Offer was fully subscribed and completed on May 31, 2019. Given these assumptions, LOR would have purchased for cash 1,376,037 of its shares of common stock at $10.03 per share (which is 98% of the net asset value per share of common stock determined as of the close of regular trading of the NYSE on May 31, 2019) for an aggregate cost (excluding the expenses of the Tender Offer) to LOR of approximately $13,807,661. In addition, adjustments have been made to reflect the non-recurring estimated expenses of the Tender Offer (less the Previously Accrued Tender Offer Expenses) to be borne entirely by LOR. The expenses of the Tender Offer (including the Previously Accrued Tender Offer Expenses) are estimated to be approximately $450,000. Such amount does not reflect brokerage commissions and other portfolio transaction costs associated with raising cash to pay LOR stockholders who have tendered their shares in the Tender Offer. The actual Tender Offer commenced on July 25, 2019 and expired on August 21, 2019, and LOR accepted 1,376,037 shares for cash payment at $10.04 per share (which is 98% of the net asset value per share of common stock determined as of the close of regular trading of the NYSE on August 21, 2019) for an aggregate cost (excluding the expenses of the Tender Offer) to LOR of approximately $13,815,411.

†

Reflects the aggregate portion of non-recurring estimated expenses of the Reorganization (less the Previously Accrued Reorganization Expenses) to be borne by the Funds. The expenses of the Reorganization are estimated to be approximately $1,000,000, of which $306,816 will be borne by LOR, $80,360 will be borne by LGI and the remainder (estimated to be approximately $612,824)

will be borne by LAM. Such amounts for LOR and LGI are inclusive of the Previously Accrued Reorganization Expenses.
±	Rounds to less than $(0.01).
#

Reflects adjustments due to (1) differences in the net asset value per share of each Fund, (2) the non-recurring estimated expenses of the Reorganization (less the Previously Accrued Reorganization Expenses) to be borne by the Funds, and (3) an increase in the amount of LGI common stock due to the issuance of LGI common stock to LOR stockholders at the closing of the Reorganization.

NET ASSET VALUE, MARKET PRICE AND PREMIUM/DISCOUNT

Shares of common stock of closed-end investment companies, such as the Funds, have frequently traded at a discount from net asset value, or in some cases trade at a premium. Shares of closed-end investment companies, such as the Funds, may tend to trade on the basis of income yield on the market price of the shares, and the market price may also be affected by investor perceptions of each Fund or LAM, supply and demand for each Fund’s shares, general market and economic conditions and changes in each Fund’s distributions. As a result, the market price of each Fund’s shares of common stock may be greater or less than the net asset value per share. Since the commencement of each Fund’s operations, each Fund’s shares of common stock have traded in the market at prices that were generally below net asset value per share.

The following tables set forth the high and low sales prices for each Fund’s shares of common stock on the NYSE during the last two calendar years, along with the corresponding net asset value and discount or premium to net asset value per share for each quotation.

LGI

Quarter Ended	Quarterly High Price		Quarterly Low Price		Quarter End
	NAV Per Share	NYSE Price	NAV Per Share	NYSE Price	Premium/ Discount
03/31/17	$17.09	$15.04	$15.71	$13.74	–12.13%
06/30/17	$18.19	$16.36	$16.84	$14.96	–8.66%
09/30/17	$18.81	$16.95	$17.68	$16.16	–10.57%
12/31/17	$19.83	$17.86	$18.74	$16.76	–9.14%
03/31/18	$21.29	$19.27	$19.23	$18.16	–10.05%
06/30/18	$20.02	$18.35	$18.73	$18.28	–3.16%
09/30/18	$19.90	$18.33	$18.76	$17.32	–7.41%
12/31/18	$19.21	$17.69	$14.50	$12.90	–10.51%
3/31/19	$17.20	$15.50	$14.89	$12.98	–9.70%

LOR

Quarter Ended	Quarterly High Price		Quarterly Low Price		Quarter End
	NAV Per Share	NYSE Price	NAV Per Share	NYSE Price	Premium/ Discount
03/31/17	$11.78	$10.64	$11.34	$10.15	–9.52%
06/30/17	$12.22	$11.03	$11.56	$10.58	–8.93%
09/30/17	$12.51	$11.33	$11.94	$10.95	–8.78%
12/31/17	$12.70	$11.63	$12.10	$10.91	–8.43%
03/31/18	$13.78	$12.55	$12.25	$11.50	–7.78%
06/30/18	$12.61	$11.51	$11.33	$10.39	–9.60%
09/30/18	$11.81	$10.60	$11.15	$10.01	–9.45%
12/31/18	$11.55	$10.40	$9.56	$8.13	–14.39%
3/31/19	$11.08	$10.04	$9.84	$8.46	–8.58%

On May 31, 2019, each Fund’s net asset value per share, closing price on the NYSE and resulting market price premium/discount to net asset value were as follows:

	Net Asset Value Per Share	NYSE Price	Premium/ Discount
LGI	$16.70	$14.93	–10.60%
LOR	$10.24	$9.28	–9.37%

Although LGI shares of common stock have historically traded at a narrower discount to net asset value than LOR shares of common stock, the opposite has been true recently. The trading discount for LGI shares of common stock may change after the issuance of additional shares of LGI common stock to effect the Reorganization and the resulting increase in supply of LGI shares of common stock in the market.

Each Fund has implemented a Level Distribution Policy to seek to maintain a stable monthly distribution, subject to oversight of the Board. It is generally believed that a closed-end investment company’s discount may be reduced if it is permitted to pay relatively frequent dividends on its common stock at a consistent rate, whether or not those dividends contain an element of long-term capital gains. There is no guarantee that a Fund’s Level Distribution Policy will have this effect.

OUTSTANDING SECURITIES

The following table provides information regarding each Fund’s outstanding securities as of May 31, 2019:

	Title of Class	Amount Authorized	Amount Held by Fund for its Own Account	Amount Outstanding Exclusive of Amount Shown in Previous Column
LGI	Common Stock	500,000,000	None	9,605,237
LOR	Common Stock	500,000,000	None	6,880,183

CERTAIN MATERIAL US FEDERAL INCOME TAX CONSEQUENCES OF INVESTING IN THE FUNDS

The following discussion is a general summary of the material US federal income tax considerations applicable to each Fund, to a Fund’s qualification and taxation as a RIC for US federal income tax purposes under Subchapter M of the Code and to an investment in a Fund’s common stock.

This summary does not purport to be a complete description of all the income tax considerations applicable to such an investment. For example, this summary does not describe all of the tax consequences that may be relevant to certain types of holders of common stock (“Common Stockholders”) subject to special treatment under US federal income tax laws, including Common Stockholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, dealers in securities, a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings, pension plans and trusts, financial institutions, REITs, RICs, US persons with a functional currency other than the US dollar, non-US stockholders (as defined below) engaged in a trade or business in the United States or entitled to claim the benefits of an applicable income tax treaty, persons who have ceased to be US citizens or to be taxed as residents of the United States, “controlled foreign corporations,” “passive foreign investment companies” (“PFICs”), and persons that will hold a Fund’s common stock as a position in a “straddle,” “hedge,” or as part of a “constructive sale” for US federal income tax purposes or to the owners or partners of a stockholder. This summary assumes that investors hold a Fund’s common stock as capital assets (within the meaning of the Code). The discussion is based upon the Code, its legislative history, existing and proposed regulations, and published rulings and court decisions all as currently in effect, all of which are subject to change or differing interpretations, possibly retroactively, which could affect the continuing validity of this discussion. The Funds have not sought, and do not expect to seek, any ruling from the Internal Revenue Service (“IRS”) regarding any matter discussed herein, and this discussion is not binding on the IRS. Accordingly, there can be no assurance that the IRS will not assert, and a court will not sustain, a position contrary to any of the tax consequences discussed herein. This summary does not discuss any aspects of US estate or gift tax or foreign, state or local tax. It does not discuss the special treatment under US federal income tax laws that could result if a Fund invests in tax-exempt securities or certain other investment assets. For purposes of this discussion, a “US stockholder” generally is a beneficial owner of the Fund’s common stock who is for US federal income tax purposes:

•	an individual who is a citizen or resident of the United States;
•

a corporation, or other entity treated as a corporation for US federal income tax purposes, created or organized in or under the laws of the United States or any state thereof, including, for this purpose, the District of Columbia;

•

a trust if (i) a US court within the United States is able to exercise primary supervision over its administration and one or more US persons (as defined in the Code) have the authority to control all of the substantial decisions of the trust, or (ii) the trust has in effect a valid election to be treated as a domestic trust for US federal income tax purposes; or

•	an estate, the income of which is subject to US federal income taxation regardless of its source.

For purposes of this discussion, a “non-US stockholder” generally is a beneficial owner of the Fund’s common stock that is neither a US stockholder nor an entity treated as a partnership for US federal income tax purposes.

If a partnership (including an entity treated as a partnership for US federal income tax purposes) holds a Fund’s common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Prospective beneficial owners of a Fund’s common stock that are partnerships or partners in such partnerships should consult their own tax advisors with respect to the purchase, ownership and disposition of a Fund’s common stock.

Tax matters are very complicated and the tax consequences to an investor of an investment in a Fund’s common stock will depend on the facts of such investor’s particular situation. Stockholders are encouraged to consult their own tax advisors regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of US federal, state, local and foreign tax laws, eligibility for the benefits of any applicable income tax treaty and the effect of any possible changes in the tax laws.

Election to be Taxed as a RIC

Each Fund has elected to be treated, and intends to operate in a manner so as to continuously qualify annually thereafter, as a RIC for US federal income tax purposes. As a RIC, each Fund generally will not pay corporate-level US federal income taxes on any net ordinary income or capital gains that the Fund timely distributes (or is deemed to timely distribute) to stockholders as dividends. Instead, dividends a Fund distributes (or is deemed to timely distribute) generally will be taxable to the holders of the Fund’s common stock, and any net operating losses, foreign tax credits and most other tax attributes generally will not pass through to the holders of the Fund’s common stock. To qualify as a RIC, a Fund must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, a Fund must distribute to its stockholders, for each taxable year, at least 90% of its investment company taxable income (determined without regard to the dividends paid deduction) (the “Annual Distribution Requirement”) for any taxable year. The following discussion assumes that each Fund qualifies as a RIC.

Taxation as a RIC

If a Fund (1) qualifies as a RIC and (2) satisfies the Annual Distribution Requirement, then the Fund will not be subject to US federal income tax on the portion of its net taxable income that the Fund timely distributes (or is deemed to timely distribute) to stockholders. The Fund will be subject to US federal income tax at regular corporate rates on any income or capital gains not distributed (or deemed distributed) to its stockholders.

If a Fund fails to distribute in a timely manner an amount at least equal to the sum of (1) 98% of its ordinary income for the calendar year, (2) 98.2% of its capital gain net income (both long-term and short-term) for the one-year period ending October 31 in that calendar year and (3) any income realized, but not distributed, in the preceding year (to the extent that income tax was not imposed on such amounts) less certain over-distributions in prior years, the Fund will be liable for a 4% nondeductible excise tax on the portion of the undistributed amounts of such income that are less than the amounts required to be distributed based on the Excise Tax Distribution Requirements (as defined above). For this purpose, however, any ordinary income or capital gain net income retained by a Fund that is subject to corporate income tax for the tax year ending in that calendar year will be considered to have been distributed by year end (or earlier if estimated taxes are paid). A Fund currently intends to make sufficient distributions each taxable year to satisfy the Excise Tax Distribution Requirements.

In order to qualify as a RIC for US federal income tax purposes under Subchapter M of the Code, a Fund must, among other things:

•

derive in each taxable year at least 90% of its gross income from dividends, interest, payments with respect to loans of certain securities, gains from the sale of stock or other securities or foreign currencies, net income from certain “qualified publicly traded partnerships,” or other income derived with respect to its business of investing in such stock or securities or foreign currencies; and

•	diversify its holdings so that at the end of each quarter of the taxable year:
o

it ensures that at least 50% of the value of its assets consists of cash, cash equivalents, US government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of the Fund’s assets or more than 10% of the outstanding voting securities of the issuer; and

o

it ensures that no more than 25% of the value of its assets is invested in the securities, other than US government securities or securities of other RICs, of one issuer, or of two or more issuers that are controlled, as determined under applicable Code rules, by the Fund and that are engaged in the same or similar or related trades or businesses, or the securities of one or more “qualified publicly traded partnerships.”

Under certain applicable provisions of the Code and Treasury regulations, distributions payable in cash or in shares of stock at the election of stockholders are treated as taxable dividends. The IRS has issued private rulings indicating that this rule will apply even if the issuer limits the total amount of cash that may be distributed, provided that the limitation does not cause the cash to be less than 20% of the total distribution. Each Fund generally intends to pay distributions in cash to stockholders who have “opted out” of a Fund’s dividend reinvestment plan. However, each Fund reserves the right, in its sole discretion from time to time, to limit the total amount of cash distributed to as little as 20% of the total distribution depending on, among other factors, the Fund’s cash balances. In such a case, each stockholder receiving cash would receive a pro rata share of the total cash to be distributed and would receive the remainder of their distribution in shares of stock, even if the stockholder had “opted out” of the Fund’s dividend reinvestment plan. In no event will any stockholder that has “opted out” of the dividend reinvestment plan receive less than 20% of his or her entire distribution in cash. For US federal income tax purposes, the amount of a dividend paid in stock will be equal to the amount of cash that could have been received instead of stock.

Stockholders receiving dividends in a Fund’s common stock will be required to include the full amount of the dividend (including the portion payable in stock) as ordinary income (or, in certain circumstances, long-term capital gain) to the extent of the Fund’s current and accumulated earnings and profits for US federal income tax purposes. As a result, stockholders may be required to pay income taxes with respect to such dividends in excess of the cash dividends received. Furthermore, with respect to non-US stockholders, a Fund may be required to withhold US tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in common stock. It is unclear whether and to what extent a Fund will be able to pay taxable dividends of the type described in this paragraph.

A Fund may have investments that require income to be included in investment company taxable income in a year prior to the year in which the Fund actually receives a corresponding amount of cash in respect of such income. For example, if a Fund holds corporate stock with respect to which Section 305 of the Code requires inclusion in income of amounts of deemed dividends even if no cash distribution is made, the Fund must include in its taxable income in each year the full amount of its applicable share of the Fund’s allocable share of these deemed dividends. Additionally, if a Fund holds debt obligations that are treated under applicable US federal income tax rules as having original issue discount (such as debt instruments with “payment in kind” interest or, in certain cases, that have increasing interest rates or are issued with warrants), the Fund must include in its taxable income in each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether the Fund receives cash representing such income in the same taxable year. A Fund may also have to include in its taxable income other amounts that the Fund has not yet received in cash, such as accruals on a contingent payment debt instrument or deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock.

A RIC is limited in its ability to deduct expenses in excess of its investment company taxable income. If a Fund’s expenses in a given year exceed its investment company taxable income, the Fund will have a net operating loss for that year. However, a RIC is not permitted to carry forward net operating losses to subsequent years, and these net operating losses generally will not pass through to stockholders. In addition, expenses can be used only to offset investment company taxable income, and may not be used to offset net capital gain. A RIC may not use any net capital losses (that is, realized capital losses in excess of realized capital gains) to offset the RIC’s investment company taxable income, but may carry forward those losses, and use them to offset future capital gains, indefinitely. Further, a RIC’s deduction of net business interest expense is limited to 30% of its “adjusted taxable income” plus “floor plan financing interest expense.” Due to these limits on the deductibility of expenses, net capital losses and business interest expenses, a Fund may, for US federal income tax purposes, have aggregate taxable income for several years that the Fund is required to distribute and that is taxable to stockholders even if this income is greater than the aggregate net income the Fund actually earned during those years.

In order to enable a Fund to make distributions to the holders of its common stock that will be sufficient to enable the Fund to satisfy the Annual Distribution Requirement or the Excise Tax Distribution Requirements in the event that the circumstances described in the preceding two paragraphs apply, the Fund may need to liquidate or sell some of its assets at times or at prices that the Fund would not consider advantageous, the Fund may need to raise additional equity or debt capital, the Fund many need to take out loans, or the Fund may need to forego new investment opportunities or otherwise take actions that are disadvantageous to its business (or be unable to take actions that are advantageous to its business). Even if a Fund is authorized to borrow and to sell assets in order to satisfy the Annual Distribution Requirement or the Excise Tax Distribution Requirements, under the 1940 Act, the Fund generally is not permitted to make distributions to its stockholders while its debt obligations and senior securities are outstanding unless certain “asset coverage” tests or other financial covenants are met. If a Fund is unable to obtain cash from other sources to enable it to satisfy the Annual Distribution Requirement, the Fund may fail to qualify for the US federal income tax benefits allowable to RICs and, thus, become subject to a corporate-level US federal income tax (and any applicable state and local taxes). If a Fund is unable to obtain cash from other sources to enable it to satisfy the Excise Tax Distribution Requirements, it may be subject to an additional tax. See above.

For the purpose of determining whether a Fund satisfies the 90% Gross Income Test and the Diversification Tests, the character of the Fund’s distributive share of items of income, gain, losses, deductions and credits derived through any investments in companies that are treated as partnerships for US federal income tax purposes (other than certain publicly traded partnerships), or are otherwise treated as disregarded from the Fund for US federal income tax purposes, generally will be determined as if the Fund realized these tax items directly. Further, for purposes of calculating the value of a Fund’s investment in the securities of an issuer for purposes of determining the 25% requirement of the Diversification Tests, the Fund’s proper proportion of any investment in the securities of that issuer that are held by a member of the Fund’s “controlled group” must be aggregated with the Fund’s investment in that issuer. A controlled group is one or more chains of corporations connected through stock ownership with a Fund if (a) at least 20% of the total combined voting power of all classes of voting stock of each of the corporations is owned directly by one or more of the other corporations, and (b) the Fund directly owns at least 20% or more of the combined voting stock of at least one of the other corporations.

Failure to Qualify as a RIC

If a Fund fails to satisfy the 90% Gross Income Test for any taxable year or the Diversification Tests for any quarter of a taxable year, the Fund might nevertheless continue to qualify as a RIC for such year if certain relief provisions of the Code apply (which might, among other things, require the Fund to pay certain corporate-level US federal taxes or to dispose of certain assets). Subject to a limited exception applicable to RICs that qualified for RIC status under Subchapter M of the Code for at least one year prior to disqualification and that requalify as a RIC no later than the second year following the non-qualifying year, a Fund could be subject to US federal income tax on any unrealized net built-in gains in the assets held by it during the period in which the Fund failed to qualify as a RIC that are recognized during the 5-year period after the Fund’s requalification as a RIC, unless the Fund made a special election to pay corporate-level US federal income tax on these net built-in gains at the time of the Fund’s requalification as a RIC.

If a Fund fails to qualify for treatment as a RIC and such relief provisions do not apply to it, the Fund would be subject to US federal income tax on all of its taxable income at regular corporate US federal income tax rates (and the Fund also would be subject to any applicable state and local taxes), regardless of whether the Fund makes any distributions to the holders of its common stock. A Fund would not be able to deduct distributions to its stockholders, nor would distributions to the holders of its common stock be required to be made for US federal income tax purposes. Any distributions a Fund makes generally would be taxable to stockholders as ordinary dividend income and, subject to certain limitations under the Code, would be eligible for the current maximum rate applicable to qualifying dividend income of individuals and other non-corporate US stockholders, to the extent of the Fund’s current or accumulated earnings and profits. Subject to certain limitations under the Code, US stockholders of its common stock that are corporations for US federal income tax purposes would be eligible for the dividends-received deduction. Distributions in excess of a Fund’s current and accumulated earnings and profits would be treated first as a return of capital to the extent of the stockholder’s adjusted tax basis in its shares of the Fund’s common stock, and any remaining distributions would be treated as capital gain.

If, before the end of any quarter of its taxable year, a Fund believes that it may fail the Diversification Tests, the Fund may seek to take certain actions to avert a failure. However, the action frequently taken by RICs to avert a failure, the disposition of non-diversified assets, may be difficult for each Fund to pursue because of the limited liquidity of its respective investments.

Although each Fund expects to operate in a manner so as to qualify continuously as a RIC, a Fund may decide in the future to be taxed as a “C” corporation, even if the Fund would otherwise qualify as a RIC, if the Fund determines that treatment as a C corporation for a particular year would be in its best interests. The remainder of this discussion assumes that each Fund will continuously qualify as a RIC for each taxable year.

The Fund’s Investments—General

Certain of each Fund’s investment practices may be subject to special and complex US federal income tax provisions that may, among other things, (1) treat dividends that would otherwise constitute qualified dividend income as non-qualified dividend income, (2) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (3) convert lower-taxed long-term capital gain into higher-taxed short-term capital gain or ordinary income, (4) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (5) cause it to recognize income or gain without receipt of a corresponding cash payment, (6) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (7) adversely alter the characterization of certain complex financial transactions and (8) produce income that will not be qualifying income for purposes of the 90% Gross Income Test. Each Fund intends to monitor its transactions and may make certain tax elections to mitigate the potential adverse effect of these provisions, but there can be no assurance that the Fund will be eligible for any such tax elections or that any adverse effects of these provisions will be mitigated.

Gain or loss recognized by a Fund from warrants or other securities acquired by it, as well as any loss attributable to the lapse of such warrants, generally will be treated as capital gain or loss. Such gain or loss generally will be long-term or short-term depending on how long the Fund held a particular warrant or security.

A Fund’s investment in non-US securities may be subject to non-US income, withholding and other taxes. In that case, a Fund’s yield on those securities would be decreased. Stockholders generally will not be entitled to claim a US foreign tax credit or deduction with respect to non-US taxes paid by a Fund.

If a Fund purchases shares in a PFIC, it may be subject to US federal income tax on a portion of any “excess distribution” received on, or any gain from the disposition of, such shares even if the Fund distributes such income as a taxable dividend to the holders of its common stock. Additional charges in the nature of interest generally will be imposed on a Fund in respect of deferred taxes arising from any such excess distribution or gain. If a Fund invests in a PFIC and elects to treat the PFIC as a “qualified electing fund” under the Code (a “QEF”), in lieu of the foregoing requirements, the Fund will be required to include in income each year its proportionate share of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed by the QEF. Alternatively, a Fund may be able to elect to mark-to-market at the end of each taxable year its shares in a PFIC; in this case, the Fund will recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent that any such decrease does not exceed prior increases included in its income. A Fund’s ability to make either election will depend on factors beyond its control, and is subject to restrictions which may limit the availability of the benefit of these elections. Under either election, a Fund may be required to recognize in a year income in excess of any distributions it receives from PFICs and any proceeds from dispositions of PFIC stock during that year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of determining whether the Fund satisfies the Excise Tax Distribution Requirements. See “—Taxation as a RIC” above.

Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time a Fund accrues income, expenses or other liabilities denominated in a foreign currency and the time it actually collects such income or pay such expenses or liabilities are generally treated as ordinary income or loss. Similarly, gains or losses on foreign currency forward contracts and the disposition of debt obligations denominated in a foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss.

Hedging and Derivative Transactions.

Gain or loss, if any, realized from certain financial futures or forward contracts and options transactions (“Section 1256 contracts”) generally is treated as 60% long-term capital gain or loss (as applicable) and 40% short-term capital gain or loss (as applicable). Gain or loss will arise upon exercise or lapse of Section 1256 contracts. In addition, any Section 1256 contracts remaining unexercised at the end of a stockholder’s taxable year are treated as sold for their then fair market value, resulting in the recognition of gain or loss characterized in the manner described above.

Offsetting positions held by a Fund involving certain financial futures or forward contracts or options transactions with respect to actively traded personal property may be considered, for US federal income tax purposes, to constitute

“straddles.” In addition, investments by a Fund in particular combinations of investment funds also may be treated as a “straddle.” To the extent the straddle rules apply to positions established by a Fund, or the investment funds, losses realized by the Fund may be deferred to the extent of unrealized gain in the offsetting positions. Further, short-term capital loss on straddle positions may be recharacterized as long-term capital loss, and long-term capital gains on straddle positions may be treated as short-term capital gains or ordinary income. Certain of the straddle positions held by a Fund may constitute “mixed straddles.” One or more elections may be made in respect of the US federal income tax treatment of “mixed straddles,” resulting in different tax consequences. In certain circumstances, the provisions governing the tax treatment of straddles override or modify certain of the provisions discussed above.

If a Fund either (1) holds an appreciated financial position with respect to stock, certain debt obligations or partnership interests (“appreciated financial position”), and then enters into a short sale, futures, forward, or offsetting notional principal contract (collectively, a “Contract”) with respect to the same or substantially identical property, or (2) holds an appreciated financial position that is a Contract and then acquires property that is the same as, or substantially identical to, the underlying property, the Fund generally will be taxed as if the appreciated financial position were sold at its fair market value on the date the Fund enters into the financial position or acquires the property, respectively. The foregoing will not apply, however, to any transaction during any taxable year that otherwise would be treated as a constructive sale if the transaction is closed within 30 days after the end of that year and the appreciated financial position is held unhedged for 60 days after that closing (i.e., at no time during that 60-day period is the risk of loss relating to the appreciated financial position reduced by reason of certain specified transactions with respect to substantially identical or related property, such as by reason of an option to sell, being contractually obligated to sell, making a short sale, or granting an option to buy substantially identical stock or securities).

If a Fund enters into certain derivatives (including forward contracts, long positions under notional principal contracts, and related puts and calls) with respect to equity interests in certain pass-through entities (including other RICs, REITs, partnerships, real estate mortgage investment conduits and certain trusts and foreign corporations), long-term capital gain with respect to the derivative may be recharacterized as ordinary income to the extent it exceeds the long-term capital gain that would have been realized had the interest in the pass-through entity been held directly during the term of the derivative contract. Any gain recharacterized as ordinary income will be treated as accruing at a constant rate over the term of the derivative contract and may be subject to an interest charge.

Taxation of US Stockholders

The following discussion applies only to US stockholders. If you are not a US stockholder, this section does not apply to you.

Distributions by a Fund generally are taxable to US stockholders as ordinary income or capital gains. Distributions of a Fund’s investment company taxable income, determined without regard to the deduction for dividends paid, will be taxable as ordinary income to US stockholders to the extent of the Fund’s current or accumulated earnings and profits, whether paid in cash or reinvested in additional common stock. To the extent such distributions a Fund pays to non-corporate US stockholders (including individuals) are attributable to dividends from US corporations and certain qualified foreign corporations, such distributions (“Qualifying Dividends”) generally are taxable to US stockholders at the preferential rates applicable to long-term capital gains. However, it is anticipated that distributions paid by a Fund generally will not be attributable to dividends and, therefore, generally will not qualify for the preferential rates applicable to Qualifying Dividends or the dividends received deduction available to corporations under the Code. Distributions of a Fund’s net capital gains (which generally are its realized net long-term capital gains in excess of realized net short-term capital losses) that are properly reported by the Fund as “capital gain dividends” will be taxable to a US stockholder as long-term capital gains that are currently taxable at reduced rates in the case of non-corporate taxpayers, regardless of the US stockholder’s holding period for his, her or its common stock and regardless of whether paid in cash or reinvested in additional common stock. Distributions in excess of a Fund’s earnings and profits first will reduce a US stockholder’s adjusted tax basis in such US stockholder’s common stock and, after the adjusted tax basis is reduced to zero, will constitute capital gains to such US stockholder.

A portion of a Fund’s ordinary income dividends, but not capital gain dividends, paid to corporate US stockholders may, if certain conditions are met, qualify for up to a 50% dividends-received deduction to the extent the Fund has received dividends from certain corporations during the taxable year, but only to the extent these ordinary income dividends are treated as paid out of earnings and profits of the Fund. Each Fund expects only a small portion of its dividends to qualify for this deduction. A corporate US stockholder may be required to reduce its basis in its common stock with respect to certain “extraordinary dividends,” as defined in Section 1059 of the Code. Corporate US stockholders should consult their own tax advisors in determining the application of these rules in their particular circumstances.

US stockholders who have not “opted-out” of participating in a Fund’s dividend reinvestment plan will have their cash dividends and distributions automatically reinvested in additional shares of the Fund’s common stock, rather than receiving cash dividends and distributions. Any dividends or distributions reinvested under the plan will nevertheless remain taxable to US stockholders. A US stockholder will have an adjusted basis in the additional common stock purchased through the plan equal to the dollar amount that would have been received if the US stockholder had received the dividend or distribution in cash, unless a Fund was to issue new shares that are trading at or above net asset value, in which case, the US stockholder’s basis in the new shares would generally be equal to their fair market value. The additional shares will have a new holding period commencing on the day following the day on which the shares are credited to the US stockholder’s account.

Each Fund may elect to retain its net capital gain or a portion thereof for investment and be taxed at corporate-level tax rates on the amount retained, and therefore designate the retained amount as a “deemed dividend.” In this case, a Fund may report the retained amount as undistributed capital gains to its US stockholders, who will be treated as if each US stockholder received a distribution of its pro rata share of this gain, with the result that each US stockholder will (i) be required to report its pro rata share of this gain on its tax return as long-term capital gain, (ii) receive a refundable tax credit for its pro rata share of tax paid by the Fund on the gain, and (iii) increase the tax basis for its shares of common stock by an amount equal to the deemed distribution less the tax credit. In order to utilize the deemed distribution approach, a Fund must provide written notice to its stockholders. A Fund cannot treat any of its investment company taxable income as a “deemed distribution.”

For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of capital gain dividends paid for that year, a Fund may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If a Fund makes such an election, the US stockholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by a Fund in October, November or December of any calendar year, payable to stockholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been received by the Fund’s stockholders on December 31 of the year in which the dividend was declared.

If a US stockholder purchases shares of a Fund’s common stock shortly before the record date of a distribution, the price of the shares will include the value of the distribution and the US stockholder investor will be subject to tax on the distribution even though economically it may represent a return of his, her or its investment.

A US stockholder generally will recognize taxable gain or loss if the US stockholder sells or otherwise disposes of his, her or its shares of a Fund’s common stock. The amount of gain or loss will be measured by the difference between such US stockholder’s adjusted tax basis in the common stock sold or otherwise disposed of and the amount of the proceeds received in exchange. Any gain or loss arising from such sale or other disposition generally will be treated as long-term capital gain or loss if the US stockholder has held his, her or its shares for more than one year. Otherwise, such gain or loss will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or other disposition of shares of a Fund’s common stock held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of shares of a Fund’s common stock may be disallowed if other shares of the Fund’s common stock are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition. In such a case, the basis of the common stock acquired will be increased to reflect the disallowed loss.

In general, individual and certain other non-corporate US stockholders currently are subject to a maximum federal income tax rate of 20% on their net capital gain (i.e., the excess of realized net long-term capital gains over realized net short-term capital losses), including any long-term capital gain derived from an investment in a Fund’s shares, and a maximum tax rate of 23.8% on their net taxable gain after taking into account the net investment income tax, discussed below. Such rate is lower than the maximum rate on ordinary income currently payable by individuals. Corporate US stockholders currently are subject to US federal income tax on net capital gain at the maximum 21% rate also applied to ordinary income. Non-corporate US stockholders with net capital losses for a year (i.e., capital losses in excess of capital gains) generally currently may deduct up to $3,000 of such losses against their ordinary income each year; any net capital losses of a non-corporate US stockholder in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate US stockholders generally may not deduct any net capital losses for a year, but may carry back such losses for three years or carry forward such losses for five years.

Each Fund will send to each of its US stockholders, as promptly as possible after the end of each calendar year, a notice detailing, on a per share and per distribution basis, the amounts includible in the US stockholder’s taxable income for the applicable year as ordinary income and as long-term capital gain. In addition, the US federal tax status of each year’s distributions generally will be reported to the IRS (including the amount of dividends, if any, eligible for the preferential rates applicable to long-term capital gains). Dividends paid by a Fund generally will not be eligible for the dividends-received deduction or the preferential tax rate applicable to Qualifying Dividends because each Fund’s income generally will not consist of dividends. Distributions out of current or accumulated earnings and profits also will not be eligible for the 20% pass through deduction under Section 199A of the Code. Distributions may be subject to additional state, local and non-US taxes depending on a US stockholder’s particular situation.

Tax Shelter Reporting Regulations

If a US stockholder recognizes a loss with respect to common stock of a Fund in excess of certain prescribed thresholds (generally, $2 million or more for an individual US stockholder or $10 million or more for a corporate US stockholder), the US stockholder must file with the IRS a disclosure statement on Form 8886. Direct investors of portfolio securities are in many cases excepted from this reporting requirement, but, under current guidance, equity owners of RICs are not excepted. The fact that a loss is reportable as just described does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Stockholders should consult their own tax advisors to determine the applicability of this reporting requirement in light of their particular circumstances.

Net Investment Income Tax

An additional 3.8% surtax generally is applicable in respect of the net investment income of non-corporate US stockholders (other than certain trusts) on the lesser of (i) the US stockholder’s “net investment income” for a taxable year and (ii) the excess of the US stockholder’s modified adjusted gross income for the taxable year over $200,000 ($250,000 in the case of joint filers). For these purposes, “net investment income” generally includes interest and taxable distributions and deemed distributions paid with respect to shares of common stock, and net gain attributable to the disposition of common stock (in each case, unless the shares of common stock are held in connection with certain trades or businesses), but will be reduced by any deductions properly allocable to these distributions or this net gain.

Taxation of Non-US Stockholders

The following discussion applies only to non-US stockholders. If you are not a non-US stockholder, this section does not apply to you. Whether an investment in shares of a Fund’s common stock is appropriate for a non-US stockholder will depend upon that person’s particular circumstances. An investment in shares of a Fund’s common stock by a non-US stockholder may have adverse tax consequences and, accordingly, may not be appropriate for a non-US stockholder. Non-US stockholders should consult their own tax advisors before investing in the Fund’s common stock.

Distributions on the Funds’ Common Stock

Distributions of a Fund’s investment company taxable income to non-US stockholders will be subject to US withholding tax at a rate of 30% (unless lowered or eliminated by an applicable income tax treaty) to the extent payable from the Fund’s current or accumulated earnings and profits unless an exception applies.

If a non-US stockholder receives distributions and such distributions are effectively connected with a US trade or business of the non-US stockholder and, if an income tax treaty applies, attributable to a permanent establishment in the United States of such non-US stockholder, such distributions generally will be subject to US federal income tax at the rates applicable to US persons. In that case, a Fund will not be required to withhold US federal income tax if the non-US stockholder complies with applicable certification and disclosure requirements.

Special certification requirements apply to a non-US stockholder that is a foreign trust and such entities are urged to consult their own tax advisors.

Actual or deemed distributions of a Fund’s net capital gain (which generally are its realized net long-term capital gains in excess of realized net short-term capital losses) to a non-US stockholder, and gains recognized by a non-US stockholder upon the sale of the Fund’s common stock, will not be subject to withholding of US federal income tax and generally will not be subject to US federal income tax unless (a) the distributions or gains, as the case may be, are effectively connected with a US trade or business of the non-US stockholder and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the non-US stockholder in the United States (as discussed above) or (b) the non-US stockholder is an individual, has been present in the United States for 183 days or more during the taxable year, and certain other conditions are satisfied. For a corporate non-US stockholder, distributions (both actual and deemed), and gains recognized upon the sale of a Fund’s common stock that are effectively connected with a US trade or business may, under certain circumstances, be subject to an additional “branch profits tax” (unless lowered or eliminated by an applicable income tax treaty). Non-US stockholders of the Fund’s common stock are encouraged to consult their own advisors as to the applicability of an income tax treaty in their individual circumstances.

In general, no US source withholding taxes will be imposed on dividends paid by a Fund to non-US stockholders to the extent the dividends are designated as “interest related dividends” or “short term capital gain dividends.” Under this exemption, interest related dividends and short-term capital gain dividends generally represent distributions of interest or short-term capital gain that would not have been subject to US withholding tax at the source if they had been received directly by a non-US stockholder, and that satisfy certain other requirements. No assurance can be given that a Fund will distribute any interest related dividends or short term capital gain dividends.

If a Fund distributes its net capital gain in the form of deemed rather than actual distributions (which a Fund may do in the future), a non-US stockholder will be entitled to a US federal income tax credit or tax refund equal to the non-US stockholder’s allocable share of the tax the Fund pays on the capital gain deemed to have been distributed. In order to obtain the refund, the non-US stockholder must obtain a US taxpayer identification number (if one has not been previously obtained) and file a US federal income tax return even if the non-US stockholder would not otherwise be required to obtain a US taxpayer identification number or file a US federal income tax return.

Non-US stockholders who have not “opted-out” of a Fund’s dividend reinvestment plan will have their cash dividends and distributions automatically reinvested in additional shares of the Fund’s common stock, rather than receiving cash dividends and distributions. Any dividends or distributions reinvested under the plan will nevertheless remain taxable to non-US stockholders to the same extent as if such dividends were received in cash. In addition, each Fund has the ability to declare a large portion of a dividend in shares of its common stock, even if a non-US stockholder has not “opted-out” of participating in the Fund’s dividend reinvestment plan, in which case, as long as a portion of such dividend is paid in cash (which portion could be as low as 20%) and certain requirements are met, the entire distribution will be treated as a dividend for US federal income tax purposes. As a result, a Fund’s non-US stockholders will be taxed on 100% of the fair market value of a dividend paid entirely or partially in the Fund’s common stock on the date the dividend is received in the same manner (and to the extent such non-US stockholder is subject to US federal income taxation) as a cash dividend (including the application of withholding tax rules described above), even if most or all of the dividend is paid in common stock. In such a circumstance, a Fund may be required to withhold all or substantially all of the cash the Fund would otherwise distribute to a non-US stockholder.

Certain Additional Tax Considerations

Information Reporting and Backup Withholding

A Fund may be required to withhold, for US federal income taxes, a portion of all taxable distributions payable to stockholders (a) who fail to provide the Fund with their correct taxpayer identification numbers (TINs) or who otherwise fail to make required certifications or (b) with respect to whom the IRS notifies the Fund that such stockholder is subject to backup withholding. Certain stockholders specified in the Code and the Treasury regulations promulgated thereunder are exempt from backup withholding, but may be required to provide documentation to establish their exempt status. Backup withholding is not an additional tax. Any amounts withheld will be allowed as a refund or a credit against the stockholder’s US federal income tax liability if the appropriate information is timely provided to the IRS. Failure by a stockholder to furnish a certified TIN to the Fund could subject the stockholder to a $50 penalty imposed by the IRS.

Withholding and Information Reporting on Foreign Financial Accounts

A non-US stockholder who is otherwise subject to withholding of US federal income tax may be subject to information reporting and backup withholding of US federal income tax on dividends, unless the non-US stockholder provides the Fund or the dividend paying agent with an IRS Form W-8BEN or W-8BEN-E (or an acceptable substitute form), or otherwise meets the documentary evidence requirements for establishing that it is a non-US stockholder or establishes an exemption from backup withholding.

Pursuant to Sections 1471 to 1474 of the Code and Treasury regulations thereunder, the relevant withholding agent generally will be required to withhold 30% of any dividends paid with respect to common stock to: (i) a foreign financial institution, unless the foreign financial institution agrees to verify, report and disclose its US accountholders, and meets certain other specified requirements or is subject to an applicable “intergovernmental agreement”; or (ii) a non-financial foreign entity beneficial owner, unless the entity certifies that it does not have any substantial US owners or provides the name, address and taxpayer identification number of each substantial US owner, and meets certain other specified requirements. If payment of this withholding tax is made, non-US stockholders that otherwise are eligible for an exemption from, or reduction of, US federal withholding taxes with respect to these dividends or proceeds will be required to seek a credit or refund from the IRS to obtain the benefit of this exemption or reduction. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. Certain jurisdictions have entered into agreements with the United States that may supplement or modify these rules.

All stockholders should consult their own tax advisors with respect to the US federal income and withholding tax consequences, and state, local and non-US tax consequences, of an investment in the Fund’s common stock.

CUSTODIAN, TRANSFER AGENT
AND DIVIDEND DISBURSING AGENT

The custodian of the assets of the Funds is State Street Bank and Trust Company, One Iron Street, Boston, Massachusetts 02110. The custodian performs custodial, fund accounting and administrative services. The Funds’ transfer agent and registrar is Computershare Trust Company, N.A., P.O. Box 43010, Providence, Rhode Island 02940-3010. The Funds’ dividend disbursing agent is Computershare, Inc., P.O. Box 30170, College Station, Texas 77842-3170.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP (“Deloitte”) is the independent registered public accounting firm for both LOR and LGI.

ADDITIONAL INFORMATION ABOUT THE FUNDS

Additional information about the Funds is incorporated by reference into this Prospectus/Proxy Statement from the SAI dated August 22, 2019, relating to this Prospectus/Proxy Statement, filed with the Commission on August 27, 2019 (File No. 333-230594).

The Funds are subject to the requirements of the 1940 Act and the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, file reports, proxy statements and other information with the Commission. Text-only versions of Fund documents can be viewed online or downloaded from www.sec.gov or www.lazardassetmanagement.com.

FINANCIAL HIGHLIGHTS

The financial highlights tables presented for each of the Funds are intended to help you understand each Fund’s financial performance for the past ten years.

Certain information reflects financial results for a single share of common stock. The financial highlights information for the fiscal years ended December 31, 2009, December 31, 2010, December 31, 2011, December 31, 2012, December 31, 2013, December 31, 2014, December 31, 2015, December 31, 2016, December 31, 2017 and December 31, 2018 have been audited by Deloitte, whose report, along with each Fund’s financial statements, is included in each Fund’s Annual Report, each of which is incorporated by reference into the SAI and is available upon request.

LGI

Selected data for a share of common stock outstanding throughout each period	Year Ended
	12/31/18	12/31/17	12/31/16	12/31/15	12/31/14
Net asset value, beginning of period	$19.81	$15.72	$15.26	$17.82	$19.95

Income (Loss) from investment operations:
Net investment income (loss)	0.25	0.21	0.40 ^	0.39	0.37
Net realized and unrealized gain (loss)	(2.13)	4.86	1.01	(1.84)	(1.25)

Total from investment operations	(1.88)	5.07	1.41	(1.45)	(0.88)

Less distributions from (Note 2(f)):
Net investment income	(0.26)	(0.98)	(0.77)	—	(0.08)
Net realized gains	(1.32)	—	—	—	(1.13)
Return of capital	(1.13)	—	(0.18)	(1.11)	(0.04)

Total distributions	(2.71)	(0.98)	(0.95)	(1.11)	(1.25)

Net asset value, end of period	$15.22	$19.81	$15.72	$15.26	$17.82

Market value, end of period	$13.62	$18.00	$13.74	$13.08	$15.81

Total Return based upon(a):
Net asset value	–9.80%	33.07%	9.75%^	–8.58%	–4.69%
Market value	–9.81%	39.20%	13.02%	–10.78%	–3.63%

Selected data for a share of common stock outstanding throughout each period	Year Ended
	12/31/18	12/31/17	12/31/16		12/31/15	12/31/14
Ratios and Supplemental Data:
Net assets, end of period (in thousands)	$146,200	$190,304	$150,958		$146,592	$171,187
Ratios to average net assets:
Net expenses	1.82%	1.72%	1.72	%^	1.46%	1.51%
Total expenses	1.82%	1.72%	1.73%		1.46%	1.51%
Net investment income (loss)	1.32%	1.15%	2.69	%^	2.30%	1.89%
Portfolio turnover rate	35%	42%	103%		16%	10%
Asset coverage per $1,000 of loan outstanding(b)	$6,834	$9,323	$7,162		$11,180	$13,013
Bank borrowing outstanding (in thousands)	$25,058	$22,865	$24,500		$14,400	$14,250

^

Refer to Note 4 in the Notes to Financial Statements for discussion of prior period custodian out-of-pocket expenses that were reimbursed to the Fund in the period. The amount of the reimbursement was less than $0.005 per share. There was a 0.07% impact on the total return of the Fund. There was a 0.01% impact on the net expenses and net investment income (loss) ratios of the Fund.

(a)

Total return based on per share market price assumes the purchase of common shares at the closing market price on the business day immediately preceding the first day, and sale of common shares at the closing market price on the last day, of each period indicated; dividends and distributions are assumed to be reinvested in accordance with the Fund’s Dividend Reinvestment Plan. The total return based on net asset value, or NAV, assumes the purchase of common shares at the “net asset value, beginning of period” and sale of common shares at the “net asset value, end of period”, for each of the periods indicated; distributions are assumed to be reinvested at NAV. Past performance is not indicative, or a guarantee, of future results; the investment return, market price and net asset value of the Fund will fluctuate, so that an investor’s shares in the Fund, when sold, may be worth more or less than their original cost. The returns do not reflect the deduction of taxes that a stockholder would pay on the Fund’s distributions or on the sale of Fund shares.

(b)

Calculated as the sum of the Fund’s net assets and line of credit outstanding, as both figures are shown on the Fund’s Statement of Assets and Liabilities, then dividing that sum by the line of credit outstanding and multiplying the result by 1,000.

Selected data for a share of common stock outstanding throughout each year	Year Ended
	12/31/13	12/31/12	12/31/11	12/31/10	12/31/09
Net asset value, beginning of year	$17.42	$15.49	$16.83	$17.27	$14.58

Income (loss) from investment operations:
Net investment income	0.39	0.41	0.44	0.39	0.48
Net realized and unrealized gain (loss)	3.23	2.70	(0.73)	0.25	3.21

Total from investment operations	3.62	3.11	(0.29)	0.64	3.69

Less distributions from (Note 2(f)):
Net investment income	(1.06)	(0.59)	(0.78)	(0.67)	(0.08)
Net realized gains	—	(0.30)	(0.16)	—	—
Return of capital	(0.03)	(0.29)	(0.11)	(0.41)	(0.92)

Total distributions	(1.09)	(1.18)	(1.05)	(1.08)	(1.00)

Net asset value, end of year	$19.95	$17.42	$15.49	$16.83	$17.27

Market value, end of year	$17.62	$15.09	$13.39	$15.06	$14.89

Total Return based upon(a):
Net asset value	21.31%	20.69%	–1.85%	4.14%	26.90%
Market value	24.61%	22.06%	–4.48%	8.90%	36.72%
Ratios and Supplemental Data:
Net assets, end of year (in thousands)	$191,577	$167,303	$148,822	$161,652	$165,898
Ratios to average net assets:
Net expenses	1.52%	1.59%	1.54%	1.59%	1.61%
Gross expenses	1.52%	1.59%	1.54%	1.59%	1.61%
Net investment income	2.07%	2.51%	2.73%	2.37%	3.28%
Portfolio turnover rate	35%	17%	33%	32%	25%

(a)

Total return based on per share market price assumes the purchase of common shares at the closing market price on the business day immediately preceding the first day, and sales of common shares at the closing market price on the last day, of each year indicated; dividends and distributions are assumed to be reinvested in accordance with the Fund’s Dividend Reinvestment Plan. The total return based on net asset value, or NAV, assumes the purchase of common shares at the “net asset value, beginning of year” and sales of common shares at the “net asset value, end of year”, for each of the years indicated; distributions are assumed to be reinvested at NAV. Past performance is not indicative, or a guarantee, of future results; the investment return, market price and net asset value of the Fund will fluctuate, so that an investor’s shares in the Fund, when sold, may be worth more or less than their original cost. The returns do not reflect the deduction of taxes that a stockholder would pay on the Fund’s distributions or on the sale of Fund shares.

LOR

Selected data for a share of common stock outstanding throughout each period	Year Ended
	12/31/18	12/31/17	12/31/16	12/31/15	12/31/14
Net asset value, beginning of period	$12.70	$11.16	$10.59	$14.12	$15.91

Income (Loss) from investment operations
Net investment income (loss)	0.53	0.50	0.50 ^	0.51	0.85
Net realized and unrealized gain (loss)	(2.40)	1.77	0.76	(3.12)	(1.61)

Total from investment operations	(1.87)	2.27	1.26	(2.61)	(0.76)

Less distributions from (Note 2(f))
Net investment income	(0.13)	(0.70)	(0.45)	(0.14)	(1.03)
Return of capital	(0.76)	(0.03)	(0.24)	(0.78)	—

Total distributions	(0.89)	(0.73)	(0.69)	(0.92)	(1.03)

Net asset value, end of period	$9.94	$12.70	$11.16	$10.59	$14.12

Market value, end of period	$8.51	$11.63	$9.91	$9.11	$13.10

Total Return based upon(a):
Net asset value	–15.50%*	20.82%	12.35%^	–19.39%	–5.14%
Market value	–20.32%	25.34%	17.21%	–24.45%	–2.91%
Ratios and Supplemental Data:
Net assets, end of period (in thousands)	$68,378	$87,411	$76,778	$72,839	$97,122
Ratios to average net assets:
Net expenses	2.20%	1.97%	2.03%^	1.90%	1.75%
Total expenses	2.20%	1.97%	2.06%	1.90%	1.75%
Net investment income (loss)	4.50%	4.09%	4.59%^	3.97%	5.50%
Portfolio turnover rate	56%	74%	82%	76%	71%
Asset coverage per $1,000 of loan outstanding(b)	$7,526	$9,308	$7,401	$9,500	$11,366
Bank borrowing outstanding (in thousands)	$10,478	$10,521	$11,994	$8,569	$9,369

^

Refer to Note 4 in the Notes to Financial Statements for discussion of prior period custodian out-of-pocket expenses that were reimbursed to the Fund in the period. The amount of the reimbursement was less than $0.005 per share. There was no impact on the total return of the Fund. There was a 0.03% impact on the net expenses and net investment income (loss) ratios of the Fund.

*

The Fund received settlement proceeds from a foreign exchange trading class action lawsuit. The proceeds from the settlement represented a realized gain and were recorded in the period received. There was a 0.09% impact on the total return of the Fund.

(a)

Total return based on per share market price assumes the purchase of common shares at the closing market price on the business day immediately preceding the first day, and sale of common shares at the closing market price on the last day, of each period indicated; dividends and distributions are assumed to be reinvested in accordance with the Fund’s Dividend Reinvestment Plan. The total return based on net asset value, or NAV, assumes the purchase of common shares at the “net asset value, beginning of period” and sale of common shares at the “net asset value, end of period”, for each of the periods indicated; distributions are assumed to be reinvested at NAV. Past performance is not indicative, or a guarantee, of future results; the investment return, market price and net asset value of the Fund will fluctuate, so that an investor’s shares in the Fund, when sold, may be worth more or less than their original cost. The returns do not reflect the deduction of taxes that a stockholder would pay on the Fund’s distributions or on the sale of Fund shares.

(b)

Calculated as the sum of the Fund’s net assets and line of credit outstanding, as both figures are shown on the Fund’s Statement of Assets and Liabilities, then dividing that sum by the line of credit outstanding and multiplying the result by 1,000.

Selected data for a share of common stock outstanding throughout each year	Year Ended
	12/31/13	12/31/12	12/31/11	12/31/10	12/31/09
Net asset value, beginning of year	$14.44	$12.25	$13.90	$13.04	$9.78

Income (loss) from investment operations:
Net investment income	0.59	0.55	0.63	0.62	0.78
Net realized and unrealized gain (loss)	1.82	2.44	(1.38)	1.09	3.25

Total from investment operations	2.41	2.99	(0.75)	1.71	4.03

Less distributions from (Note 2(f)):
Net investment income	(0.94)	(0.80)	(0.90)	(0.85)	(0.55)
Return of capital	—	—	—	—	(0.22)

Total distributions	(0.94)	(0.80)	(0.90)	(0.85)	(0.77)

Net asset value, end of year	$15.91	$14.44	$12.25	$13.90	$13.04

Market value, end of year	$14.49	$12.55	$10.83	$12.82	$11.15

Total Return based upon(a):
Net Asset Value	17.33%	25.18%	–5.67%	13.85%	44.18%
Market Value	23.59%	23.99%	–9.17%	23.70%	39.81%
Ratios and Supplemental Data:
Net assets, end of year (in thousands)	$109,452	$99,369	$84,289	$95,615	$89,751
Ratios to average net assets:
Net expenses	1.91%	1.93%	2.06%	2.11%	2.13%
Gross expenses	1.91%	1.93%	2.06%	2.11%	2.13%
Net investment income	3.92%	4.15%	4.67%	4.78%	7.21%
Portfolio turnover rate	61%	77%	91%	67%	93%

(a)

Total return based on per share market price assumes the purchase of common shares at the closing market price on the business day immediately preceding the first day, and sales of common shares at the closing market price on the last day, of each year indicated; dividends and distributions are assumed to be reinvested in accordance with the Fund’s Dividend Reinvestment Plan. The total return based on net asset value, or NAV, assumes the purchase of common shares at the “net asset value, beginning of year” and sales of common shares at the “net asset value, end of year”, for each of the years indicated; distributions are assumed to be reinvested at NAV. Past performance is not indicative, or a guarantee, of future results; the investment return, market price and net asset value of the Fund will fluctuate, so that an investor’s shares in the Fund, when sold, may be worth more or less than their original cost. The returns do not reflect the deduction of taxes that a stockholder would pay on the Fund’s distributions or on the sale of Fund shares.

REASONS FOR THE REORGANIZATION

After management of LAM recommended to the Board that LOR be merged with and into LGI, the Board concluded, with respect to LOR and LGI, that the Reorganization is advisable and in the best interests of LOR and LGI, individually, and that the interests of stockholders of LOR and LGI will not be diluted as a result of the Reorganization. In reaching this conclusion, the Board determined that merging LOR into LGI, which has substantially similar investment objectives and investment management policies as those of LOR, offers potential benefits to each Fund’s stockholders. These potential benefits include permitting LOR stockholders to pursue substantially similar investment goals, and LGI stockholders to pursue the same investment goals, in a larger combined fund that is anticipated to have a lower total annual expense ratio than each Fund based on the expenses of each Fund estimated as of May 31, 2019. By combining LOR with LGI, the Reorganization also should enable Fund stockholders to benefit from the spreading of fixed costs across a larger asset base, which may result in a reduction of stockholder expenses, permitting LAM, as LGI’s investment manager, to more efficiently manage the larger combined Fund through various measures, including trade orders and executions, and also permitting the Funds’ service providers to operate and service a single fund (and its stockholders), instead of having to operate and service two similar funds. The Reorganization also presents an opportunity for LGI to substantially increase its investment assets (an opportunity not typically available to closed-end funds in the absence of a special transaction).

In addition, LGI had a better performance record than LOR for the one-, five- and ten-year periods ended March 31, 2019 (although past performance is not a guarantee of future returns). As of May 31, 2019, LOR had Net Assets of approximately $70.4 million and LGI had Net Assets of approximately $160.4 million. The Reorganization also should result in enhanced market liquidity for LGI’s shares of common stock on the secondary market. As a result, management recommended to the Board that LOR be merged with and into LGI.

In determining whether to recommend approval of the Reorganization, the Board considered the following factors: (1) the compatibility of LOR’s and LGI’s investment objectives and policies, concluding that such objectives and policies were substantially similar; (2) information regarding the fees and expenses of LOR and LGI, as well as the estimated total annual expense ratio of the combined fund, concluding that the combined fund would, based on estimates provided by management, have a lower total annual expense ratio after the Reorganization than each Fund; (3) the relative performance of LOR and LGI (while recognizing that past performance is not a guarantee of future returns), concluding that LGI had a better performance record than LOR for the one-, five- and ten-year periods ended March 31, 2019; (4) valuation of Fund assets, concluding that the valuation procedures of LGI, which will be used in the Reorganization to determine the value of LOR’s assets for purposes of determining the conversion ratio of LOR shares of common stock to LGI shares of common stock, are identical to those of LOR, and, as such, there would be no dilution of stockholder interests; (5) the tax consequences of the Reorganization, concluding that the Reorganization will not be a taxable event for either LOR or LGI; (6) costs to be incurred by LOR and LGI in connection with the Reorganization, concluding that a portion of the expenses relating to the Reorganization would be borne by the Funds because (i) with respect to LOR, the Reorganization will permit LOR stockholders to pursue substantially similar investment goals in a larger combined fund with a lower total annual expense ratio; and (ii) with respect to LGI, (a) the total annual expense ratio of LGI is estimated to decrease as a result of the Reorganization, and (b) the Reorganization presents an opportunity for LGI to substantially increase its investment assets (an opportunity not typically available to closed-end funds in the absence of a special transaction); and (7) the terms and conditions of the Reorganization, concluding that the terms and conditions were reasonable and that there would be no dilution of stockholder interests.

For the reasons described above, the Board, a majority of which is comprised of Independent Directors, unanimously approved the Reorganization.

INFORMATION ABOUT THE REORGANIZATION

Plan of Merger

The following is a brief summary of the terms of the Plan, which is attached to this Prospectus/Proxy Statement as Appendix A. Under the Plan, LOR will merge with and into LGI on October 31, 2019 or such other date as may be agreed upon by the parties (the “Closing Date”). Subject to the requisite approval of stockholders, as a result of the Reorganization and on the Closing Date:

•	LOR will no longer exist; and
•	LGI will be the surviving corporation.

LOR will then:

•	deregister as an investment company under the 1940 Act;
•	concurrently with the effectiveness of the Articles of Merger effecting the Reorganization, cease to exist under Maryland law;
•	remove its shares of common stock from listing on the NYSE, and
•	withdraw from registration under the Exchange Act.

Each full (and fractional) share of LOR common stock will be converted into an equivalent dollar amount (to the nearest one tenth of one cent) of full (and fractional) shares of common stock of LGI, based on the net asset value of each Fund as of the close of business on the Closing Date. The NAV per share of each Fund is determined as of the close of regular trading on the NYSE (generally

4:00 p.m. Eastern time). The Fund will not treat an intraday unscheduled disruption in NYSE trading as a closure of the NYSE, and will price its shares as of 4:00 p.m., if the particular disruption directly affects only the NYSE. No sales charge or fee of any kind will be charged to holders of LOR shares of common stock in connection with their receipt of LGI shares of common stock in the Reorganization.

From and after the Closing Date, LGI will possess all of the properties, assets, rights, privileges and powers, and shall be subject to all of the restrictions, liabilities, obligations, disabilities and duties, of LOR, all as provided under Maryland law.

Under Maryland law and pursuant to the Articles of each Fund, stockholders are not entitled to demand the fair value of their shares in connection with the Reorganization, and will be bound by the terms of the Reorganization, if approved. However, any holder of LOR shares of common stock or LGI shares of common stock may sell such shares on the NYSE at any time prior to the Reorganization.

Portfolio holdings of LOR and LGI will be valued in accordance with the valuation practices of LGI, which are the same as those of LOR and are described in the SAI.

On or before the Closing Date, the Board of LOR will authorize and LOR will declare and pay a dividend or dividends which, together with all previous dividends, will have the effect of distributing to LOR stockholders all of LOR’s investment company taxable income (within the meaning of Section 852(b)(2) of the Code) for all taxable years or periods ending on or prior to the Closing Date (computed without regard to any deduction for dividends paid); the excess of its interest income excludable from gross income under Section 103(a) of the Code over its disallowed deductions under Sections 265 and 171(a)(2) of the Code, for all taxable years or periods ending on or prior to the Closing Date; and all of its net capital gain (as defined in Section 1222(11) of the Code) realized in all taxable years or periods ending on or prior to the Closing Date (after reduction for capital loss carryforwards) Any such distribution would be taxable to LOR stockholders.

The parties to the Plan may amend, modify or supplement the Plan as may be deemed necessary or advisable by the authorized officers of LGI and LOR; provided, however, that following the Annual Meeting, no such amendment may have the effect of changing the provisions for determining the number of shares LGI common stock to be issued to the holders of LOR common stock under the Plan to the detriment of such stockholders without their further approval. The obligations of LGI and LOR under the Plan are subject to various conditions, including approval by each Fund’s stockholders holding the requisite number of their Fund’s shares of common stock and the continuing accuracy of various representations and warranties of LOR and LGI. An additional condition to the Reorganization is that LOR and LGI receive an opinion of counsel to the effect that, for US federal income tax purposes, the Reorganization will constitute a reorganization within the meaning of Section 368(a) of the Code. The Plan and the transactions contemplated thereby may be terminated and abandoned by resolution of either the LOR Board or the LGI Board at any time prior to the Closing Date (and notwithstanding any vote of LOR or LGI stockholders) if circumstances should develop that, in the opinion of such Board, make proceeding with the Reorganization inadvisable.

The Plan provides that, at any time prior to the Closing Date, any of the terms or conditions of the Plan may be waived by the LGI Board or the LOR Board if, in the judgment of either, such waiver will not have a material adverse effect on the benefits intended under the Plan to the stockholders of LOR or of LGI, as the case may be.

Because of the ability of LOR stockholders to pursue substantially similar investment goals, and LGI stockholders to pursue the same investment goals, in a larger combined with a lower total expense ratio, as well as other expected benefits of the Reorganization for each Fund (see “Reasons for the Reorganization” above), LAM recommended and the Board has approved that each Fund be responsible for a portion of the Reorganization expenses. Any portion of the Reorganization expenses not borne by the Funds will be borne by LAM. The total expenses of the Reorganization, for legal and accounting expenses, outside solicitation firm costs, printing, postage, proxy out-of-pocket costs and proxy solicitation, mailing, reporting and tabulation costs, and regulatory filing fees, are expected to be approximately $1,000,000, of which $306,816 will be borne by LOR (approximately 0.52% of LOR’s average Net Assets for the period January 1, 2019 through May 31, 2019, as adjusted giving effect to the Tender Offer (assuming it was fully subscribed and completed on May 31, 2019)), $80,360 will be borne by LGI (approximately 0.05% of LGI’s average Net Assets for the period January 1, 2019 through May 31, 2019) and $612,824 will be borne by LAM. Such amounts do not reflect (1) the Funds’ brokerage commissions and other portfolio transaction costs associated with the Reorganization, which will be borne directly by the Fund incurring the relevant expense, (2) the expenses of the Tender Offer (including brokerage commissions and other portfolio transaction costs associated with raising cash to pay LOR stockholders who have tendered their shares in the Tender Offer), currently estimated to be approximately $460,000, which will be borne entirely by LOR, and (3) the ordinary costs associated with holding the Funds’ regular joint annual meeting of stockholders to elect Directors, which will be borne equally by the Funds (as has historically been the case). Each Fund and LAM will be responsible for a portion of the costs of the Reorganization, regardless of whether the Reorganization is consummated. The allocated portion of Reorganization expenses to be borne by each Fund has been determined based on the estimated basis point difference in Total Annual Expenses (as disclosed above in “—Summary—Fees and Expenses”) as between the Fund (for LOR, “LOR Pro Forma After Tender Offer”) and “LGI Pro Forma After Reorganization,” multiplied by the Fund’s average Net Assets for the period January 1, 2019 through May 31, 2019 (for LOR, as adjusted giving effect to the Tender Offer).

In addition to mailing, proxies may be solicited personally or by telephone, and the Funds may pay persons holding Fund shares of common stock in their names or those of their nominees for their expenses in sending soliciting materials to their principals. In addition, the Funds will retain Broadridge Financial Solutions, Inc. (“Broadridge”) to assist in the solicitation of proxies, primarily by contacting stockholders by telephone, which is expected to cost up to approximately $40,000, plus any out of pocket expenses. Of such cost, $21,000 is included in the estimated total expenses of the Reorganization listed above, with the remaining $19,000 being attributable to the ordinary costs associated with holding the Funds’ regular joint annual meeting of stockholders to elect Directors, which will be borne equally by the Funds (as noted above). The Funds have agreed to indemnify Broadridge and related parties against certain liabilities and expenses arising out of its services to the Funds in connection with the Annual Meeting. Based on the current estimate of the combined fund’s expense ratio and the portion of the Reorganization expenses each Fund will bear, it is estimated that the Funds’ stockholders would start to realize the combined fund’s lower total annual expense ratio approximately one year after the Closing Date, although such realization may occur sooner or later, if at all. LOR and LGI will bear their respective portfolio transaction costs, including those associated with the Reorganization. See “—Sale of Portfolio Holdings” below.

By approving the Reorganization, LOR stockholders also are, in effect, agreeing to LGI’s investment objectives and policies, investment management arrangements, Board composition and independent registered public accounting firm. In addition, by approving the Reorganization, LGI stockholders are, in effect, approving the issuance of additional shares of LGI common stock to effect the Reorganization, which, if LGI stockholders were not required to vote on the Reorganization (which, pursuant to the terms of the Plan, requires the issuance of additional shares of LGI common stock to be effected), LGI stockholders would have otherwise been required to approve under NYSE rules. If the Reorganization is not approved by LOR and/or LGI stockholders, the Board will consider other appropriate courses of action with respect to LOR. At the time of the Board’s consideration of the Reorganization, management of the Funds advised the Board that, if the Reorganization is not approved by LOR and/or LGI stockholders, management would continue to operate LOR and LGI as separate investment companies, and would consider such alternatives as it determines to be in the best interests of each Fund, individually, including further solicitation of stockholders or recommending that the Board re-propose the Reorganization.

Temporary Suspension of Certain of LOR’s Investment Restrictions

Since certain of LOR’s existing investment restrictions could preclude LOR from consummating the Reorganization in the manner contemplated in the Plan, LOR stockholders are requested to authorize the temporary suspension of any investment restriction of LOR to the extent necessary to permit the consummation of the Reorganization. The temporary suspension of any of LOR’s investment restrictions will not affect the investment restrictions of LGI and will not require LOR to dispose of any of its portfolio holdings because of the suspension in order to consummate the Reorganization. LOR will continue to comply with its existing investment restrictions leading up to the consummation of the Reorganization, except as contemplated herein. A vote in favor of the Reorganization is deemed to be a vote in favor of the temporary suspension.

Federal Income Tax Consequences

The Reorganization is intended to qualify for US federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code. As a condition to the closing of the Reorganization, the Funds will receive the opinion of Proskauer Rose LLP, counsel to the Funds and to the Independent Directors, to the effect that, on the basis of the existing provisions of the Code, Treasury regulations issued thereunder, current administrative regulations and pronouncements and court decisions, and certain facts, assumptions and representations, for US federal income tax purposes, the Reorganization so qualifies.

Provided the Reorganization qualifies as a “reorganization” within the meaning of Section 368(a) of the Code: (1) no gain or loss will be recognized by the Funds as a result of the Reorganization; and (2) no gain or loss will be recognized by LOR stockholders pursuant to their receipt of LGI shares of common stock for LOR shares of common stock in the Reorganization, except that, as set forth further below, gain (but not loss) may be recognized by an LOR stockholder if the cash proceeds from the Tender Offer are treated as received by LOR stockholders in connection with the Reorganization. It is not entirely clear under existing authorities whether the proceeds from the Tender Offer will be treated as received in connection with the Reorganization. The Funds intend to take the position that the Tender Offer proceeds will be treated as received in connection with the Reorganization if the Reorganization is consummated.

If the proceeds from the Tender Offer are treated as received in connection with the Reorganization, then an LOR stockholder that participates in the Tender Offer generally will recognize gain (but not loss) to the extent of the lesser of (X) the excess of (i) the sum of the Tender Offer proceeds received by the LOR stockholder plus the fair market value of the LGI shares of common stock received by the LOR stockholder pursuant to the Reorganization over (ii) the LOR stockholder’s combined adjusted tax basis in its shares of LOR common stock that were converted in the Reorganization plus its shares of LOR common stock that were repurchased in the Tender Offer (if applicable) and (Y) the amount of the Tender Offer proceeds received by the LOR stockholder. If an LOR stockholder holds more than one block of shares of LOR common stock, the amount of gain or loss realized by an LOR stockholder must be calculated separately for each identifiable block of shares surrendered, and a loss realized on one block of shares may not be used to offset a gain realized on another block of shares. Any recognized gain generally will be long-term capital gain if the LOR stockholder’s holding period with respect to the LOR shares of common stock surrendered was in excess of one year.

If the proceeds from the Tender Offer are not treated as received in connection with the Reorganization, then an LOR stockholder that participates in the Tender Offer should be treated as either engaging in a taxable sale of the shares of LOR common stock tendered and repurchased by LOR or (based on a determination of whether and to what extent the Tender Offer reduces the stockholder’s deemed percentage ownership of LOR) receiving a distribution from LOR that is a dividend to the extent of LOR’s current or accumulated earnings and profits, followed by a return of capital to the extent of the stockholder’s adjusted basis in the tendered and repurchased shares, and thereafter as gain from the sale of the shares. Accordingly, even if the proceeds from the Tender Offer are not treated as received in connection with the Reorganization, an LOR stockholder who participates in the Tender Offer may still recognize taxable gain (solely pursuant to the Tender Offer). Each LOR stockholder should consult its own tax advisor as to the potential application of these rules.

The shares of common stock of LGI received by each LOR stockholder pursuant to the Reorganization generally will have a tax basis equal to the LOR stockholder’s tax basis in its shares of LOR common stock (including those that were converted into LGI shares of common stock in the Reorganization) increased (if the Tender Offer proceeds are treated as received in connection with the Reorganization) by any gain recognized as described above and reduced by the Tender Offer proceeds received. The holding period of the shares of LGI common stock received by each LOR stockholder generally will include the period during which the shares of LOR common stock converted pursuant to the Reorganization were held by such LOR stockholder.

LOR and LGI have not sought a tax ruling from the IRS. The opinion of counsel is not binding on the IRS, nor does it preclude the IRS from adopting a contrary position. LOR stockholders should consult their own tax advisors regarding the effect, if any, of the Reorganization and Tender Offer in light of their individual circumstances. Among other things, the foregoing summary, insofar as it discusses the implications to LOR stockholders, applies only to US taxable investors. LOR stockholders should consult their own tax advisors as to the federal, state and local, and non-US tax consequences of the Reorganization, including of the Tender Offer.

Capital Loss Carryforwards. As of December 31, 2018, LOR had unused capital loss carryforwards of approximately $8.03 million of short-term capital losses and $9.83 million of long-term capital losses, all of which can be carried forward for an unlimited period. LGI, as a result of the Reorganization, will inherit the capital loss carryforwards of LOR that are not used through the consummation of the Reorganization (although LOR’s capital loss carryforwards may be subject to annual limitations on their use by LGI).

Sale of Portfolio Holdings. Management currently anticipates raising cash to pay LOR stockholders who have tendered their shares in the Tender Offer by selling a pro rata slice of the entire portfolio (i.e., a proportionate amount of each portfolio holding). Thereafter, following payment of the Tender Offer proceeds to tendering LOR stockholders, but before consummation of the Reorganization, it is currently anticipated that, in contemplation of the Reorganization, of LOR’s remaining portfolio holdings, a substantial amount of LOR’s equity securities (approximately 76.94%, but potentially all, of such securities), all Currency Commitments and certain debt securities (approximately 38.81% of such securities) would be sold by LOR, subject to any restrictions imposed by the Code. Assuming all of LOR’s equity securities, Currency Commitments and certain debt securities are sold (and assuming the Tender Offer was fully subscribed), resulting in the sale of approximately 69.18% of LOR’s remaining portfolio holdings, management currently estimates that LOR would recognize approximately $2,315,000 in net losses (approximately $0.34 per share or 4.12% of LOR’s Net Assets as of May 31, 2019, as adjusted giving effect to the Tender Offer (assuming it was fully subscribed and completed on May 31, 2019)) as a result of the sale of such portfolio holdings following payment of the Tender Offer proceeds to tendering LOR stockholders, but before consummation of the Reorganization. Based on information as of May 31, 2019, management estimates that brokerage commissions and other transaction costs associated with portfolio sales by LOR in contemplation of the Reorganization (following the payment of the proceeds of the Tender Offer (assuming it was fully subscribed) to tendering LOR stockholders) are anticipated to be approximately $32,000, or 0.06% of LOR’s Net Assets as of May 31, 2019, as adjusted giving effect to the Tender Offer (assuming it was fully subscribed and completed on May 31, 2019), such cost to be borne by LOR, and that brokerage commissions and other transaction costs associated with the purchase of portfolio securities and other instruments by LGI (out of the cash proceeds from LOR’s disposition of assets prior to the Reorganization, which cash proceeds will be combined with LGI’s assets in the Reorganization) following consummation of the Reorganization will be approximately $41,000, or 0.02% of the combined fund’s Net Assets, such cost to be borne by the combined fund post-Reorganization. The amount of LOR’s portfolio holdings that may ultimately be sold by LOR in connection with the Reorganization, as well as the related transaction costs associated with such sales, will be dependent upon market conditions and portfolio holdings at the time LOR sells such holdings and may be higher or lower than the amounts stated above. The tax impact of the sale of such portfolio holdings will depend on the difference between the price at which such holdings are sold and LOR’s tax basis in such holdings.

LOR, LGI and the combined fund also may buy and sell securities and other instruments in the normal course of their operations, the transaction costs for which would be borne by the respective fund. Any sales of portfolio holdings by a fund will be subject to any restrictions imposed by the Code with respect to the qualification of the merger as a “reorganization” within the meaning of Section 368(a) of the Code.

Required Vote and Board’s Recommendation

The Board has approved the Plan and the Reorganization and has determined that (1) participation in the Reorganization is advisable and in the best interests of each Fund, individually, and (2) the interests of stockholders of each Fund will not be diluted as a result of the Reorganization. The approval of the Reorganization requires the affirmative vote of the holders of a majority of each Fund’s shares of common stock outstanding and entitled to vote on the matter. The stockholders of each Fund will vote separately.

THE BOARD, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE REORGANIZATION.

PROPOSALS 2 AND 3

ELECTION OF DIRECTORS

The Board of each Fund is the same. The following persons currently serve as Directors:

Ashish Bhutani
Franci J. Blassberg
Kenneth S. Davidson
Nancy A. Eckl
Trevor W. Morrison
Nathan A. Paul
Richard Reiss, Jr.
Robert M. Solmson

At the Annual Meeting, stockholders of the Funds are being asked to elect the following current Directors whose terms expire this year:

•	(LOR only) Robert M. Solmson and Nathan A. Paul (Proposal 2)
•	(LGI only) Kenneth S. Davidson, Nancy A. Eckl and Trevor W. Morrison (Proposal 3)

Each Fund’s charter provides for three classes of Directors with terms ending at the third annual meeting of stockholders following their election and until his or her successor is duly elected and qualified. Each Director’s and Director nominee’s class and term for each Fund is set forth in the chart below.

Although stockholder approval is being sought in order to merge LOR with and into LGI, LOR stockholders are being asked to re-elect the two LOR Directors whose terms expire in 2019 in the event the Reorganization is delayed or does not occur.

All stockholders of a Fund will vote for all the nominees for Director for that Fund, and each nominee has agreed to continue to serve as a Director if elected. Each nominee currently serves as a Director of each Fund, and each nominee has previously been elected by each Fund’s stockholders. Each of the nominees was recommended to the applicable Board by the Nominating Committee of each Fund’s Board, consisting of the current Independent Directors, certain of whom also are nominees. The Board of the applicable Fund, including all of the Independent Directors, unanimously nominated each of the applicable nominees for election at this Annual Meeting. If any of these nominees is not available for election at the time of the Annual Meeting, the persons named as proxies will vote for such substitute nominee as the applicable Board may recommend.

* * *

INFORMATION ABOUT THE NOMINEES
AND CONTINUING DIRECTORS

Set forth in the chart below are the names and certain biographical and other information for the nominees for Director, and the other Directors, as reported to the Funds by each nominee for Director and each continuing Director. Following the chart is additional information about the Directors’ experience, qualifications, attributes or skills.

Name (Year of Birth) Position(s) with the Funds Address[1] (Since)	LOR Class Term Expires[2]	LGI Class Term Expires[2]	Principal Occupation(s) and Other Public Company Directorships Held During the Past Five Years[3]
Independent Directors
Robert M. Solmson (1947) Director (LOR–April 2005 LGI–September 2004)	Class I Nominee 2022	Class I Continuing Director 2021	Fairwood Capital, LLC, a private investment corporation engaged primarily in real estate and hotel investments, Co-Managing Partner and Managing Director (2008–present)
Kenneth S. Davidson (1945) Director (LOR–April 2005 LGI–February 2004)	Class II Continuing Director 2020	Class II Nominee 2022	Davidson Capital Management Corporation, an investment manager, President (1978–present)
Landseer Advisors LLC, an investment manager, Senior Advisor (2012–2014)

Name (Year of Birth) Position(s) with the Funds Address[1] (Since)	LOR Class Term Expires[2]	LGI Class Term Expires[2]	Principal Occupation(s) and Other Public Company Directorships Held During the Past Five Years[3]
Nancy A. Eckl (1962) Director (February 2007)	Class II Continuing Director 2020	Class II Nominee 2022	College Retirement Equities Fund (eight accounts), Trustee (2007–present)
TIAA-CREF Funds (69 funds) and TIAA-CREF Life Funds (11 funds), Trustee (2007–present)
TIAA Separate Account VA-1, Member of the Management Committee (2007–present)
Trevor W. Morrison (1971) Director (April 2014)	Class II Continuing Director 2020	Class II Nominee 2022	New York University School of Law, Dean and Eric M. and Laurie B. Roth Professor of Law (2013–present)
Columbia Law School, Professor of Law (2008–2013)
Franci J. Blassberg (1953) Director (August 2014)	Class III Continuing Director 2021	Class III Continuing Director 2020	Debevoise & Plimpton LLP, a law firm, Of Counsel (2013–present)
Cornell Law School, Adjunct Professor (2013–2016, 2019–present)
Tel Aviv University, Buchmann Faculty of Law, Visiting Professor (2019–present)
University of California, Berkeley School of Law, Adjunct Professor (Spring 2017)
Richard Reiss, Jr. (1944) Director (LOR–April 2005 LGI–February 2004)	Class III Continuing Director 2021	Class III Continuing Director 2020	Georgica Advisors LLC, an investment manager, Chairman (1997–present)
Resource America, Inc., a real estate asset management company, Director (2016–2018)

Name (Year of Birth) Position(s) with the Funds Address[1] (Since)	LOR Class Term Expires[2]	LGI Class Term Expires[2]	Principal Occupation(s) and Other Public Company Directorships Held During the Past Five Years[3]
Interested Directors[4]
Ashish Bhutani (1960) Director (July 2005)	Class III Continuing Director 2021	Class III Continuing Director 2020	LAM, Chief Executive Officer (2004–present)
Lazard Ltd, Vice Chairman and Director (2010–present)
Nathan A. Paul (1973) Director (February 2017)	Class I Nominee 2022	Class I Continuing Director 2021	LAM, Chief Business Officer (April 2017–present) and Managing Director (2003–present)
Chief Executive Officer and President (February 2017; previously, Vice President and Secretary (since 2002))			LAM, General Counsel (2002–April 2017)

[1]	The address of each Director of the Funds is Lazard Asset Management LLC, 30 Rockefeller Plaza, New York, New York 10112.
[2]	For the Nominees, the term stated assumes election by stockholders at this Annual Meeting.
[3]

Each Director also serves as a Director of The Lazard Funds, Inc. and Lazard Retirement Series, Inc., open-end registered management investment companies (collectively with the Funds, the “Lazard Fund Complex,” currently comprised of 39 active investment portfolios). Mr. Paul also serves as Chief Executive Officer and President for the other funds in the Lazard Fund Complex, as well as a director of certain foreign affiliates of LAM and private funds advised by LAM or its affiliates. Mr. Bhutani also serves as a director of certain foreign affiliates of LAM and funds advised by LAM or its affiliates.

[4]	Messrs. Bhutani and Paul are “interested persons” (as defined in the 1940 Act) of the Funds (“Interested Directors”) because of their positions with LAM.

Additional information about each Director follows (supplementing the information provided in the chart above), which describes some of the specific experiences, qualifications, attributes or skills that each Director possesses which the Board believes has prepared them to be effective Directors. The Board believes that the significance of each Director’s experience, qualifications, attributes or skills is an individual matter (meaning that experience that is important for one Director may not have the same value for another) and that these factors are best evaluated at the Board level, with no single Director, or particular factor, being indicative of Board effectiveness. However, the Board believes that Directors need to have the ability to critically review, evaluate, question and discuss information provided to them, and to interact effectively with Fund management, service providers and counsel, in order to exercise effective business judgment in the performance of their duties; each Board believes that its members satisfy this standard. Experience relevant to having this ability may be achieved through a Director’s educational background; business, professional training or practice (e.g., accounting or law), public service or academic positions; experience from service as a board member (including the Board of the Funds) or as an executive of investment funds, public companies or significant private or not-for-profit entities or other organizations; and/or other life experiences. The charter for each Board’s Nominating Committee contains certain other factors considered by each Committee in identifying potential Director nominees. To assist them in evaluating matters under federal and state law, the Independent Directors are counseled by their independent legal counsel, who participates in Board meetings and interacts with LAM; Fund and independent legal counsel to the Independent Directors has significant experience advising funds and fund board members. The Board and its committees have the ability to engage other experts as appropriate. The Board evaluates their performance on an annual basis.

•

Ashish Bhutani is the Chief Executive Officer of LAM, where from June 2003 to March 2004 he served as Head of New Products and Strategic Planning. Mr. Bhutani also serves as a Vice Chairman of Lazard Ltd and is a member of its Board of Directors. Prior to joining LAM in 2003, he was Co-Chief Executive Officer North America of Dresdner Kleinwort Wasserstein from 2001 through 2002, and was a member of its Global Corporate and Markets Board and its Global Executive Committee. Prior to that, Mr. Bhutani was with Wasserstein Perella Group (the predecessor firm) from 1989 to 2001, where he was Deputy Chairman of Wasserstein Perella Group and Chief Executive Officer of Wasserstein Perella Securities. Mr. Bhutani began his career at Salomon Brothers in 1985 as a Vice President in the fixed income group.

•

Franci J. Blassberg is a Retired Partner and Of Counsel to the law firm of Debevoise & Plimpton LLP, focusing her legal practice on mergers and acquisitions, private equity and corporate governance. In addition, Ms. Blassberg currently teaches at Cornell Law School and the Buchmann Faculty of Law at Tel Aviv University. Prior to 2013, Ms. Blassberg was a Partner and previously was Co-Chair of the Private Equity Group at Debevoise. Ms. Blassberg also serves on the boards of several prominent non-profit organizations. She received a BA with distinction from Cornell University and a JD from Cornell Law School.

•

Kenneth S. Davidson is President of Davidson Capital Management Corporation. Previously, he was associated with Aquiline Holdings LLC (from 2006 to 2012), a New York-based global investment firm, where he was a founding member, and was a Senior Advisor at Landseer Advisors LLC from 2012 to 2014. From 1977 through 1995, Mr. Davidson was the founder and Managing Partner of Davidson Weil Associates, and was previously a Vice President and Senior Portfolio Manager at Oppenheimer

Capital Corporation. He also serves on the boards of several prominent non-profit organizations. Mr. Davidson is a graduate of Colgate University.
•

Nancy A. Eckl has over 30 years of experience in the mutual fund/investment management field in a wide range of capacities, including investment manager selection/oversight, accounting, compliance, operations and board membership. From 1990 to 2006, Ms. Eckl was Vice President of American Beacon Advisors, Inc., an investment management firm, and of the American Beacon Funds (open-end mutual funds). Ms. Eckl also served as Vice President of certain other funds advised by American Beacon Advisors. Ms. Eckl graduated from the University of Notre Dame and is a Certified Public Accountant in the State of Texas.

•

Trevor W. Morrison is currently the Dean and Eric M. and Laurie B. Roth Professor of Law at New York University School of Law. He was previously the Liviu Librescu Professor of Law at Columbia Law School, where he was also faculty co-director of the Center for Constitutional Governance and faculty co-chair of the Hertog Program on Law and National Security. He spent 2009 in the White House, where he served as associate counsel to President Barack Obama. Mr. Morrison has served as a member of the US State Department Advisory Committee on International Law since 2010 and as a Trustee of the New York University School of Law Foundation since 2013. Mr. Morrison received a BA (hons.) in history from the University of British Columbia in 1994 and a JD from Columbia Law School in 1998.

•

Nathan A. Paul is currently the Chief Business Officer and a Managing Director of LAM. Mr. Paul joined LAM in 2000 and served as General Counsel from 2002 to April 2017, when he became Chief Business Officer. Previously, he was an associate at the law firm of Schulte Roth & Zabel LLP. Mr. Paul also serves on the boards of several non-profit organizations. Mr. Paul received a BA from Yeshiva University and a JD from Benjamin N. Cardozo School of Law.

•

Richard Reiss, Jr. is the founder and Chairman of Georgica Advisors LLC and its affiliated entities, Reiss Capital Management and Value Insight Partners. Previously, Mr. Reiss was Managing Partner of Cumberland Associates and its three investment funds and a Senior Vice President and Director of Research at Shearson Hayden Stone. Mr. Reiss has served on the boards of a number of companies and non-profit organizations. He received an AB, cum laude, from Dartmouth College and a JD from New York University School of Law.

•

Robert M. Solmson is the Co-Managing Partner and Managing Director of Fairwood Capital, LLC, a private investment corporation engaged primarily in real estate and hotel investments. Previously, Mr. Solmson was the former Chairman and Chief Executive Officer of RFS Hotel Investors, a real estate investment trust which he formed in 1993. He also served as its President.

Mr. Solmson has served on the boards of a number of corporations and non-profit organizations. He graduated from Washington and Lee University.

Set forth below are the names and certain biographical and other information for the Funds’ officers (in addition to Mr. Paul), as reported by them to the Funds.

Name (Age) Address[1]	Position(s) held with the Funds and Term[2] (Since)	Principal Occupation(s) During the Past Five Years
Christopher Snively (1984)	Chief Financial Officer (March 2016)	Senior Vice President of LAM (since November 2015)
Assurance Manager at PricewaterhouseCoopers LLP (2008–November 2015)
Stephen St. Clair (1958)	Treasurer (LOR–April 2005 LGI–September 2004)	Vice President of LAM
Mark R. Anderson (1970)	Chief Compliance Officer (September 2014), Vice President and Secretary (February 2017)	Managing Director (since February 2017, previously Director), Chief Compliance Officer (since September 2014) and General Counsel of LAM (since April 2017)
Senior Vice President, Counsel and Deputy Chief Compliance Officer of AllianceBernstein L.P. (2004–August 2014)
Shari L. Soloway (1981)	Assistant Secretary (November 2015)	Head of Legal, North America, LAM (since January 2019)
Senior Vice President, Legal and Compliance, of LAM (September 2015–December 2018)
Vice President and Associate General Counsel of GE Asset Management (July 2011–September 2015)
Jessica A. Falzone (1989)	Assistant Secretary (January 2019)	Vice President, Legal and Compliance, of LAM (since March 2018)
Associate at Schulte Roth & Zabel LLP (2014–March 2018)
Cesar A. Trelles (1975)	Assistant Treasurer (LOR–April 2005 LGI–December 2004)	Vice President of LAM

[1]	The address of each officer of the Funds is Lazard Asset Management LLC, 30 Rockefeller Plaza, New York, New York 10112.
[2]

Each officer serves until his or her successor is elected and qualifies or until his or her earlier resignation or removal. Each officer serves in the same capacity for the other funds in the Lazard Fund Complex.

BENEFICIAL OWNERSHIP OF SHARES OF THE FUNDS
AND THE LAZARD FUND COMPLEX

Set forth in the charts below is the dollar range of common stock of each Fund and the aggregate dollar range of shares of the Lazard Fund Complex beneficially owned by each Director as of the date indicated (and valued as of that date).

As of December 31, 2018

Director	Dollar Range of Common Stock of LOR	Dollar Range of Common Stock of LGI	Aggregate Dollar Range of Shares of the Lazard Fund Complex
Franci J. Blassberg	None	None	None
Kenneth S. Davidson	None	None	None
Nancy A. Eckl	None	None	$50,001–100,000
Trevor W. Morrison	None	None	None
Richard Reiss, Jr.	None	None	None
Robert M. Solmson	None	None	None
Ashish Bhutani	None	Over $100,000	Over $100,000
Nathan A. Paul	None	None	Over $100,000

As of March 31, 2019

Director	Dollar Range of Common Stock of LOR	Dollar Range of Common Stock of LGI	Aggregate Dollar Range of Shares of the Lazard Fund Complex
Franci J. Blassberg	None	None	$10,001–50,000
Kenneth S. Davidson	None	None	$10,001–50,000
Nancy A. Eckl	None	None	$50,001–100,000
Trevor W. Morrison	None	None	$10,001–50,000
Richard Reiss, Jr.	None	None	$10,001–50,000
Robert M. Solmson	None	None	$10,001–50,000
Ashish Bhutani	None	Over $100,000	Over $100,000
Nathan A. Paul	None	None	Over $100,000

As of December 31, 2018, Directors and officers of the Funds, as a group, owned less than 1% of each Fund’s outstanding common stock.

Delinquent Section 16(a) Reports. To the best of each Fund’s knowledge, all of its Directors, officers and any other persons subject to Section 16 of the Exchange Act, with respect to the Fund (“reporting persons”), complied with all filing requirements under Section 16(a) of the Exchange Act for the Funds’ fiscal years ended December 31, 2018, except that, due to an administrative oversight, a Form 4 was not filed for a transaction in LGI shares for which Ronald Temple is deemed to have beneficial ownership and a Form 3 for each Fund was not filed for William B. Rosenberg. In addition, also due to an administrative oversight, in prior fiscal years Form 3s for each Fund were not filed for Kenneth M. Jacobs, Louis Florentin-Lee, Alexander F. Stern, Mr. Temple and Barnaby Wilson. Such filings were made promptly upon discovery of the filing omissions, and, except for the previously-noted transaction in LGI shares for which Mr. Temple is deemed to have beneficial ownership, to the best of each Fund’s knowledge persons for whom Form 3s were not timely filed have not transacted in Fund shares since they were first deemed to be reporting persons. In making this disclosure, each Fund has relied solely on representations of employees of LAM and, for other potential reporting persons, filings with the Commission for the Funds’ fiscal years ended December 31, 2018.

BOARD’S OVERSIGHT ROLE; BOARD COMPOSITION
AND STRUCTURE

The Board’s role in management of the Funds is oversight. As is the case with virtually all investment companies (as distinguished from operating companies), service providers to the Funds, primarily LAM and its affiliates, have responsibility for the day-to-day management of the Funds, which includes responsibility for risk management (including management of investment performance and investment risk, valuation risk, issuer and counterparty credit risk, compliance risk and operational risk). As part of their oversight, the Board, or its committees or delegates, interact with and receive reports from senior personnel of service providers, including senior investment personnel of LAM, the Funds’ and LAM’s Chief Compliance Officer and portfolio management personnel with responsibility for management of the Funds. The Board’s Audit Committees (which consist of all of the Independent Directors) meet during their scheduled meetings with, and between meetings have access to, the Funds’ independent registered public accounting firm and the Funds’ Chief Financial Officer and Treasurer. The Board also receives periodic presentations from senior personnel of LAM or its affiliates regarding risk management generally, as well as periodic presentations regarding specific operational, compliance or investment areas such as trading and brokerage allocation and execution, portfolio management and internal audit. The Board also receives reports from counsel regarding regulatory compliance and governance matters. The Board has adopted policies and procedures designed to address certain risks to the Funds. In addition, LAM and other service providers to the Funds have adopted a variety of policies, procedures and controls designed to address particular risks to the Funds.

However, it is not possible to eliminate all of the risks applicable to the Funds. The Boards’ oversight role does not make the Board a guarantor of the Funds’ investments or activities.

The 1940 Act requires that at least 40% of a Fund’s Directors be Independent Directors and as such are not affiliated with LAM. To rely on certain exemptive rules under the 1940 Act, a majority of a Fund’s Directors must be Independent Directors, and, for certain important matters, such as the approval of investment advisory agreements or transactions with affiliates, the 1940 Act or the rules thereunder require the approval of a majority of the Independent Directors. Currently, 75% of each Fund’s Directors are Independent Directors. The Board does not have a Chairman, but the Independent Directors have designated a lead Independent Director who chairs meetings or executive sessions of the Independent Directors, reviews and comments on Board meeting agendas and facilitates communication among the Independent Directors, their counsel and management. The Board has determined that their leadership structure, in which the Independent Directors have designated a lead Independent Director to function as described above, is appropriate in light of the specific characteristics and circumstances of the Funds, including, but not limited to: (i) services that LAM and its affiliates provide to the Funds and potential conflicts of interest that could arise from these relationships; (ii) the extent to which the day-to-day operations of the Funds are conducted by Fund officers and employees of LAM and its affiliates; and (iii) the Board’s oversight role in management of the Funds.

BOARD MEETINGS; COMMITTEES OF THE BOARD OF DIRECTORS

During the fiscal year ended December 31, 2018, the Board met five times. The Board of each Fund has two committees, the Audit Committee and the Nominating Committee. Neither Fund has a standing Compensation Committee for the Board. During the fiscal year ended December 31, 2018, each Director attended at least 75% of the aggregate of all of the meetings of the Board and committees of each Fund on which he or she served. The Funds do not have a formal policy regarding Directors’ attendance at annual meetings of stockholders. Directors did not attend last year’s joint annual meeting of stockholders of the Funds. At least one Director will be available to participate in the Annual Meeting at the request of stockholders.

The function of each Audit Committee is to (1) oversee the accounting and financial reporting processes of the Fund and the audits of the Fund’s financial statements, and (2) assist Board oversight of (i) the integrity of the Fund’s financial statements, (ii) the Fund’s compliance with legal and regulatory requirements that relate to the Fund’s accounting and financial reporting, internal control over financial reporting and independent audits, and (iii) the qualifications, independence and performance of the Fund’s independent registered public accounting firm (the “independent auditors”), and (3) prepare an Audit Committee report as required by the Commission to be included in proxy statements. The Audit Committee of each Fund currently is comprised of all of the Independent Directors. The Audit Committee members of each Fund are also “independent” under the listing standards of the New York Stock Exchange. Each Audit Committee met three times during the fiscal year ended December 31, 2018. The Audit Committee Charter for the Funds is available at https://www.lazardassetmanagement.com/docs/-sp1-/49626/AuditCommitteeCharter.pdf.

Each Board’s Nominating Committee is currently comprised of all of the Independent Directors, and its function is to select and nominate candidates for election to the Fund’s Board. Each Nominating Committee met once during the fiscal year ended December 31, 2018.

In evaluating potential nominees, including any nominees recommended by stockholders as discussed below, each Nominating Committee takes into consideration the factors listed in the Nominating Committee Charter, including character and integrity and the considerations discussed above under “Information About the Nominees and Continuing Directors.” Although the Nominating Committees do not have a formal policy with regard to consideration of diversity in identifying potential nominees, the Committees may consider whether a potential nominee’s professional experience, education, skills and other individual qualities and attributes, including gender, race or national origin, would provide beneficial diversity of skills, experience or perspective to the Board’s membership and collective attributes. Such considerations will vary based on the Board’s existing membership and other factors, such as the strength of a potential nominee’s overall qualifications relative to diversity considerations. The Nominating Committee will consider recommendations for nominees from stockholders sent to the Secretary of the Fund, 30 Rockefeller Plaza, New York, New York 10112. Nominations for consideration by the Nominating Committee may be submitted only by a stockholder or group of stockholders of a Fund (referred to in either case as a “Nominating Stockholder”) that, individually or as a group, has beneficially owned the lesser of (a) 1% of the relevant Fund’s outstanding shares or (b) $500,000 of the Fund’s shares (calculated at market value) for at least one year prior to the date the Nominating Stockholder submits a candidate for nomination, and not more than one Director nomination may be submitted by a Nominating Stockholder each calendar year. A nomination submission must include all information relating to the recommended nominee that is required to be disclosed in solicitations or proxy statements for the election of Directors, as well as information sufficient to evaluate the factors listed above. Nomination submissions must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the stockholders, and such additional information must be provided regarding the recommended nominee as reasonably requested by the Nominating Committee. A nomination submission made to the Nominating Committee must be received not less than 120 calendar days before the date of the Fund’s proxy statement released to stockholders in connection with the previous year’s annual meeting. The

Nominating Committee Charter for the Funds is not available on www.lazardassetmanagement.com, but was attached to the combined Proxy Statement for the Funds’ 2018 Annual Meeting filed with the Commission on March 14, 2018.

REMUNERATION OF DIRECTORS AND OFFICERS

The aggregate amount of compensation paid to each Director for the year ended December 31, 2018 was as follows:

Director	Aggregate Compensation from LOR	Aggregate Compensation from LGI	Aggregate Compensation from the Lazard Fund Complex
Franci J. Blassberg	$1,295	$1,867	$225,000
Kenneth S. Davidson	$1,295	$1,867	$225,000
Nancy A. Eckl*	$1,350	$1,989	$247,500
Trevor W. Morrison	$1,295	$1,867	$225,000
Richard Reiss, Jr.**	$1,374	$2,043	$257,500
Robert M. Solmson	$1,295	$1,867	$225,000
Ashish Bhutani***	None	None	None
Nathan A. Paul***	None	None	None

*	Audit Committee Chair.
**	Lead Independent Director.
***	Interested Director.

VOTES REQUIRED

A plurality of the votes cast at a meeting at which a quorum is present shall be sufficient to elect Directors for each Fund.

THE BOARD OF DIRECTORS OF EACH FUND, INCLUDING ALL OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” EACH NOMINEE FOR DIRECTOR FOR WHICH THEY HAVE A RIGHT TO VOTE.

* * * * *

SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The 1940 Act requires that each Fund’s independent auditors be selected by a majority of the Independent Directors of the Fund. One of the purposes of each Fund’s Audit Committee is to recommend to the Fund’s Board the selection, retention or termination of the independent auditors for the Fund. At a joint meeting held on January 31, 2019, each Fund’s Audit Committee recommended and each Fund’s Board, including a majority of the Independent Directors, approved the selection of Deloitte as each Fund’s independent auditors for the fiscal year ending December 31, 2019. Deloitte also served as the Funds’ independent auditors for each Fund’s fiscal year ended December 31, 2018. A representative of Deloitte will not be present at the Annual Meeting, but will be available by telephone and will have an opportunity to make a statement (if the representative so desires) and to respond to appropriate questions.

At a joint meeting held on February 21, 2019, each Fund’s Audit Committee reviewed its respective Fund’s audited financial statements for the fiscal year ended December 31, 2018, and recommended to the Fund’s Board that such statements be included in the Fund’s Annual Report to stockholders. A copy of the Audit Committees’ joint report for the Funds is attached as Appendix B to this Prospectus/Proxy Statement.

Audit Fees. The aggregate fees billed for each of the last two fiscal years for professional services rendered by Deloitte for the audit of LOR’s and LGI’s annual financial statements, or services that are normally provided by Deloitte in connection with the statutory and regulatory filings or engagements, were $36,270 for each Fund in 2017 and $36,500 for each Fund in 2018 (plus expenses in each case).

Audit-Related Fees. There were no fees billed in each of the last two fiscal years by Deloitte to either LOR or LGI for assurance and related services that are reasonably related to the performance of the audits of either Fund’s financial statements, which are not reported above.

The aggregate fees billed for each of the Funds’ last two fiscal years for non-audit assurance and related services provided by Deloitte to LAM and any entity controlling, controlled by or under common control with LAM that provides ongoing services to the Funds (“Service Affiliates”) that were reasonably related to the performance of the annual audit of the Service Affiliate which required pre-approval by the Audit Committee were $175,000 in 2017 and $267,330 in 2018.

Tax Fees. The aggregate fees billed for each of the last two fiscal years for professional services rendered by Deloitte for tax compliance, tax advice and tax planning (“Tax Services”) were $7,300, with respect to each Fund, in 2017 and $7,300, with respect to each Fund, in 2018. For each Fund, these Tax Services consisted of (i) review or preparation of US federal, state, local and excise tax returns; (ii) US federal, state and local tax planning, advice and assistance regarding statutory, regulatory or administrative developments; and (iii) tax advice regarding tax qualification matters and/or treatment of various financial instruments held or proposed to be acquired or held. Additionally, the aggregate fees billed related to European Union tax reclaim filing services rendered by Deloitte were $18,167 for LGI and $18,167 for LOR in 2017, and $0 for LGI and $19,700 for LOR in 2018.

There were no fees billed for each of the Funds’ last two fiscal years for Tax Services provided by Deloitte to Service Affiliates which required pre-approval by the Audit Committee.

All Other Fees. There were no fees billed to the Funds in each of the last two fiscal years for products and services provided by Deloitte, other than the services reported above.

There were no fees billed for each of the Funds’ last two fiscal years for products and services provided by Deloitte, other than the services reported above, which required pre-approval by the Audit Committee.

Non-Audit Fees. With respect to each Fund, the aggregate non-audit fees billed by Deloitte for services rendered to each Fund and rendered to Service Affiliates were $938,003 in 2017 and $1,234,762 in 2018.

Audit Committee Pre-Approval Policies and Procedures. Each Fund’s Audit Committee has established policies and procedures (the “Policy”) for pre-approval of Deloitte’s engagements for services to the Funds and Service Affiliates. The Policy states that each Fund’s Audit Committee or the Chair of the Audit Committee (pursuant to delegated authority from the Audit Committee) pre-approves Deloitte’s engagements for audit and non-audit services to the Fund and, as required, non-audit services to Service Affiliates on a case-by-case basis. Pre-approval considerations include whether the proposed services are compatible with maintaining Deloitte’s independence. The Audit Committee Chair must report any pre-approval decisions he or she makes at the next scheduled Audit Committee meeting. There were no services provided by Deloitte to either Fund or Service Affiliates that were approved pursuant to paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X during the last two fiscal years of the Funds.

The Funds’ Audit Committees have considered whether the provision of non-audit services rendered to Service Affiliates that did not require pre-approval by the Audit Committees is compatible with maintaining Deloitte’s independence.

STOCKHOLDER COMMUNICATIONS

Stockholders who wish to communicate with Directors should send communications to the relevant Fund, 30 Rockefeller Plaza, New York, New York 10112, to the attention of the Secretary. The Secretary is responsible for determining, in consultation with other officers of the Fund and Fund counsel, which stockholder communications will be directed to the Director or Directors indicated in the communications.

STOCKHOLDER PROPOSALS

Any proposals of stockholders that are intended to be presented at the 2020 annual meeting of stockholders of LGI (and LOR, if applicable), currently scheduled to be held on April 24, 2020, in accordance with Rule 14a-8 under the

Exchange Act must be received at the Funds’ principal executive offices no later than December 26, 2019 and must comply with all other legal requirements in order to be included in the proxy statement and forms of proxy for that meeting. Under each Fund’s current Bylaws, for stockholder director nominations or other stockholder proposals to be presented at the 2020 annual meeting (but not included in the Funds’ proxy statement), a stockholder’s notice shall be delivered to the Secretary of the relevant Fund at the Fund’s principal office no earlier than November 26, 2019 and no later than 5:00 p.m., Eastern time on December 26, 2019. All stockholder director nominations or proposals of other business must include the information required by the relevant Fund’s Bylaws.

VOTING INFORMATION

In addition to the use of the mail, proxies may be solicited personally or by telephone, and the Funds may pay persons holding Fund shares of common stock in their names or those of their nominees for their expenses in sending soliciting materials to their principals. In addition, the Funds will retain Broadridge to assist in the solicitation of proxies, primarily by contacting stockholders by telephone, which is expected to cost up to approximately $40,000, plus any out of pocket expenses. Of such cost, $21,000 is included in the estimated total expenses of the Reorganization listed above in “Proposal 1—Information about the Reorganization,” with the remaining $19,000 being attributable to the ordinary costs associated with holding the Funds’ regular joint annual meeting of stockholders to elect Directors, which will be borne equally by the Funds. The Funds have agreed to indemnify Broadridge and related parties against certain liabilities and expenses arising out of its services to the Funds in connection with the Annual Meeting.

Authorizations to execute proxies may be obtained by telephonic or electronically transmitted instructions in accordance with procedures designed to authenticate the stockholder’s identity. In all cases where a telephonic proxy is solicited (as opposed to where the stockholder calls the toll-free telephone number directly to vote), the stockholder will be asked to provide or confirm certain identifiable information and to confirm that the stockholder has received the Prospectus/Proxy Statement and proxy card in the mail. Within 72 hours of receiving a stockholder’s telephonic or electronically transmitted voting instructions from a stockholder, a confirmation will be sent to the stockholder to ensure that the vote has been taken in accordance with the stockholder’s instructions and to provide a telephone number to call immediately if the stockholder’s instructions are not correctly reflected in the confirmation. Any stockholder giving a proxy by telephone or electronically may revoke it at any time before it is exercised by submitting a new proxy or by attending the Annual Meeting and voting in person.

Shares of common stock represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon. Unmarked but properly signed and dated proxy cards will be voted “FOR” the proposals and in the discretion of the proxy holder on any other matter that may properly come before the Annual Meeting. Properly signed and dated proxy cards marked with an abstention or representing a broker non-vote will be treated as shares that are present at the Annual Meeting for quorum purposes but which have not been voted. A broker “non-vote” is a proxy from a broker or nominee who does not have discretionary power to vote Fund shares of common stock on behalf of its client, the beneficial owner of the shares, indicating that such broker or nominee has not received instructions from its client or other persons entitled to vote the shares. Accordingly, abstentions and broker non-votes, if any, will have the effect of a vote against approval of the proposals other than the election of directors, for which they will have no effect.

A quorum is constituted for each Fund by the presence in person or by proxy of the holders of a majority of each Fund’s outstanding shares of common stock entitled to vote at the Annual Meeting. If a quorum is not present at the Annual Meeting, or if a quorum is present but sufficient votes to approve the proposal are not received, the chairperson of the Annual Meeting or the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies for one or both of the Funds. The Annual Meeting may be adjourned by the chairperson of the Annual Meeting.

The affirmative vote of the holders of a majority of each Fund’s shares of common stock outstanding and entitled to vote on the matter is required to approve the Reorganization (Proposal 1). The stockholders of each Fund will vote separately. For Proposal 1 only, Directors, officers and portfolio managers of each Fund will vote shares of the Fund over which they have voting power in the same proportion as votes cast with respect to other shares of the Fund over which they do not have voting power.

A plurality of the votes cast at a meeting at which a quorum is present shall be sufficient to elect Directors for each Fund (Proposals 2 and 3).

Each Fund will advise its stockholders of the voting results of the matters voted upon at the Annual Meeting in its next Annual Report to stockholders.

APPRAISAL RIGHTS

Neither Fund’s stockholders have appraisal rights for their shares of common stock in their respective Fund.

OWNERSHIP OF SHARES

To the knowledge of LOR and LGI, based on Schedules 13G and 13D and Form 13F filings with the Commission, the following table shows the persons owning as of the close of business on August 6, 2019, either of record or beneficially, 5% or more of the outstanding shares of common stock of LOR and the outstanding shares of common stock of LGI, respectively, and the percentage of the combined fund’s shares to be owned by these persons if the Reorganization had been consummated as of that date (but without giving effect to the Tender Offer (assuming it was completed on or prior to such date)).

Name of Person	Percentage of Outstanding Shares of Common Stock
	Before Reorganization	After Reorganization
LOR
Karpus Management, Inc.[1]	15.23%	4.55%
Sit Investment Associates, Inc.[2]	10.11%	3.02%
RiverNorth Capital Management, LLC[3]	5.94%	1.78%
First Trust Portfolios L.P.[4]	5.58%	1.67%
First Trust Advisors L.P.[4]
The Charger Corporation[4]
LGI
First Trust Portfolios L.P.[4]First Trust Advisors L.P.[4]	12.55%	8.80%
The Charger Corporation[4]
Raymond James & Associates[5]	8.10%	5.68%
Raymond James Financial Services Advisors, Inc.[5]

[1]

Karpus Management, Inc., d/b/a Karpus Investment Management (“Karpus”), 183 Sully’s Trail, Pittsford, New York 14534, filed on May 15, 2019 a report on Form 13F reporting its holdings of “Section 13(f) securities” (as defined in Rule 13f-1(c) under the Exchange Act, “13(f) Securities”) over which it exercised investment discretion as of March 31, 2019 (the “KM Shares”). George W. Karpus, 183 Sully’s Trail, Pittsford, New York 14534, President and Chief Executive Officer of Karpus, filed on February 20, 2019 a beneficial ownership report on Schedule 13D reporting beneficial ownership of 60,151 shares of the Fund as of February 6, 2019 (the “GWK Shares” and, together with the KM Shares, the “Karpus Shares”). Assuming that the number of GWK Shares are not included in the number of KM Shares, the “Before Reorganization” and “After Reorganization” percentages of Karpus Shares would be 16.10% and 4.81%, respectively.

[2]

Sit Investment Associates, Inc., 3300 IDS Center, 80 South Eighth Street, Minneapolis, Minnesota 55402, on behalf of its advisory clients, filed on February 5, 2019 a beneficial ownership report on Schedule 13G/A reporting, as of December 31, 2018, the beneficial ownership shown.

[3]

RiverNorth Capital Management, LLC, 325 N. LaSalle Street, Suite 645, Chicago, Illinois 60654-7030, on behalf of its advisory clients, filed on February 14, 2019 a beneficial ownership report on Schedule 13G reporting, as of December 31, 2018, the beneficial ownership shown.

[4]

First Trust Portfolios L.P., First Trust Advisors L.P. and The Charger Corporation, 120 East Liberty Drive, Suite 400, Wheaton, Illinois 60187, on behalf of their advisory clients, filed on January 18, 2019 and February 6, 2019 for LOR and LGI, respectively, combined beneficial ownership reports on Schedule 13G/A reporting beneficial ownership as of December 31, 2018. First Trust Advisors L.P. filed on July 30, 2019 a report on Form 13F reporting its holdings of 13(f) Securities over which it exercised investment discretion as of June 30, 2019, which disclosed an increase in its holdings of LGI from that disclosed on its Schedule 13G/A filed on February 6, 2019, resulting in the aggregate percentage ownership shown.

[5]

Raymond James & Associates and Raymond James Financial Services Advisors, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, each filed on August 6, 2019 a report on Form 13F reporting its holdings of 13(f) Securities over which it exercised investment discretion as of June 30, 2019, which holdings have been combined in the percentages shown.

A stockholder who beneficially owns, directly or indirectly, more than 25% of a Fund’s voting securities may be deemed a “control person” (as defined in the 1940 Act) of the Fund. As of August 6, 2019, no stockholder of LOR or LGI was deemed a “control person” of LOR or LGI, respectively, and no stockholder of LGI would be deemed a “control person” of LGI after the Reorganization.

As of August 6, 2019, Cede & Co. held approximately 99% of the outstanding shares of the common stock of each Fund. (Cede & Co. is the nominee name for The Depository Trust Company, a large clearing house that holds shares in its name for banks, brokers and institutions in order to expedite the sale and transfer of stock.) As of August 6, 2019, LAM did not beneficially own any shares of common stock of LOR or LGI.

OTHER MATTERS

The Board of each Fund is not aware of any other matter to be considered at the Annual Meeting. However, should any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their discretion on such matters.

NOTICE TO BANKS, BROKER/DEALERS AND VOTING TRUSTEES AND THEIR NOMINEES

Please advise the Funds, at (800) 823-6300 or contact.US@lazard.com, whether other persons are the beneficial owners of Fund shares of common stock for which proxies are being solicited from you, and, if so, the number of copies of the Prospectus/Proxy Statement and other soliciting material you wish to receive in order to supply copies to the beneficial owners of Fund shares of common stock.

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting To Be Held on October 18, 2019

The following materials relating to this Prospectus/Proxy Statement are available at http://www.lazardassetmanagement.com/us/mutual-funds/closed-end-funds/:

•	this Prospectus/Proxy Statement;
•	the accompanying Notice of Joint Annual Meeting;
•	information on how to obtain directions to attend the Annual Meeting in person;
•	proxy cards and any other proxy materials; and
•	each Fund’s Annual Report for the fiscal year ended December 31, 2018.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR OTHERWISE VOTE PROMPTLY.

APPENDIX A

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER dated as of January 31, 2019 (the “Agreement”), between LAZARD WORLD DIVIDEND & INCOME FUND, INC. (“LOR”), a Maryland corporation, and LAZARD GLOBAL TOTAL RETURN AND INCOME FUND, INC. (“LGI”), a Maryland corporation and, with respect to Section 9.4 of the Agreement, LAZARD ASSET MANAGEMENT LLC (“LAM”).

This Agreement is intended to be and is adopted as a “plan of reorganization” within the meaning of the regulations under Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”). The reorganization will consist of the merger of LOR with and into LGI pursuant to the Maryland General Corporation law (“MGCL”) as provided herein, and upon the terms and conditions hereinafter set forth in this Agreement (the “Reorganization”).

WHEREAS, LOR is a registered, closed-end management investment company, and LGI is a registered, closed-end management investment company, and LOR owns securities which are assets of the character in which LGI is permitted to invest; and

WHEREAS, LOR’s Board of Directors (the “LOR Board”) has determined that the Reorganization is in the best interests of LOR and that the interests of LOR’s existing stockholders will not be diluted as a result of the Reorganization; and

WHEREAS, LGI’s Board of Directors (the “LGI Board” and, together with the LOR Board, the “Boards”) has determined that the Reorganization is in the best interests of LGI and that the interests of LGI’s existing stockholders will not be diluted as a result of the Reorganization:

NOW THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties agree as follows:

1. THE MERGER.

1.1 Subject to the terms and conditions contained herein and on the basis of the representations and warranties contained herein, LOR will merge with and into LGI at the Effective Date (defined in Section 1.3 below) in accordance with the MGCL. LGI shall be the surviving corporation and investment company. Each outstanding full (and fractional) share of LOR Common Stock (as defined in Section 4.1(q)), will be converted into an equivalent dollar amount (to the nearest one tenth of one cent) of full (and fractional) shares of LGI Common Stock (as defined in Section 4.2(q)), based on the net asset value per share of each of the parties determined as of the scheduled close of trading on the floor of the New York Stock Exchange (“NYSE”) (usually 4:00 p.m., Eastern Time) on the Effective Date (the “Valuation Time”). From and after the Effective Date, LGI shall possess all of the properties, assets, rights, privileges and powers, and shall be subject to all of the restrictions, liabilities, obligations, disabilities and duties, of LOR, all as provided under Maryland law.

1.2 At the closing of the transactions contemplated by this Agreement (the “Closing”) as of the close of business on the closing date (the “Closing Date”), (i) LOR will deliver to LGI the various certificates and documents referred to in this Agreement, (ii) LGI will deliver to LOR the various certificates and documents referred to in this Agreement, (iii) LOR and LGI will file with the State Department of Assessments and Taxation of Maryland (the “SDAT”) articles of merger pursuant to this Agreement (the “Articles of Merger”) and (iv) LOR and LGI will make all other filings or recordings required by Maryland law in connection with the Reorganization.

1.3 Subject to the requisite approvals of the stockholders of LOR and LGI, and to the other terms and conditions described herein, the Reorganization shall become effective at such time as the Articles of Merger are accepted for record by the SDAT or at such later time, not to exceed 30 days after such acceptance, as is specified in the Articles of Merger (the “Effective Date”) and the separate corporate existence of LOR shall cease.

1.4 Any reporting responsibility of LOR, including the responsibility for filing regulatory reports, tax returns, or other documents with the Securities and Exchange Commission (the “Commission”), any state securities commission, and any federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of LOR up to and including the Effective Date.

2. VALUATION.

2.1 Subject to the requisite approval of the stockholders of LOR and LGI, and the other terms and conditions contained herein, at the Effective Date, each full (and fractional) share of LOR Common Stock will be converted into an equivalent dollar amount (to the nearest one tenth of one cent) of full (and fractional) shares of LGI Common Stock, computed based on the net asset value per share of each of the parties at the Valuation Time, as set forth in Section 1.1 above.

2.2 The net asset value per share of LOR Common Stock and LGI Common Stock shall be determined as of the Valuation Time, and no formula will be used to adjust the net asset value per share so determined of either of the parties’ common stock to take into account differences in realized and unrealized gains and losses. The value of the assets of LOR to be transferred to LGI shall be determined by LGI pursuant to the principles and procedures consistently utilized by LGI in valuing its own assets and determining its own liabilities for purposes of the Reorganization, which principles and procedures are substantially similar to those employed by LOR when valuing its own assets and determining its own liabilities. Such valuation and determination shall be made by LGI in cooperation with LOR and shall be confirmed in writing by LGI to LOR. The net asset value per share of LGI Common Stock shall be determined in accordance with such procedures, and LGI shall certify the computations involved.

3. CLOSING AND CLOSING DATE.

3.1 The Closing Date shall be October 31, 2019, or such other date as the parties, through their Boards or duly authorized officers, may mutually agree. All acts taking place at the Closing shall be deemed to take place simultaneously on the Closing Date unless otherwise provided. The Closing shall be held at 5:00 p.m., Eastern time, at the offices of Lazard Asset Management LLC, 30 Rockefeller Plaza, 58th Floor, Conference Room 58 A, New York, New York 10112, or such other time and/or place as the parties may mutually agree.

3.2 LOR’s custodian shall deliver to LGI a certificate identifying all of the assets of LOR held or maintained by the custodian as of the Valuation Time.

3.3 The Closing Date must be a day on which the NYSE is open for trading (a “Business Day”). If on the Closing Date (a) the NYSE or another primary trading market for portfolio securities of LOR or LGI shall be closed to trading or trading thereon shall be restricted, or (b) trading or the reporting of trading on the NYSE or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of LOR or LGI is impracticable, the Closing Date shall be postponed until the first Business Day after the day when trading shall have been fully resumed and reporting shall have been restored or such other date as the parties hereto may agree.

3.4 LOR’s transfer agent shall deliver at the Closing a certificate of an authorized officer stating that its records contain the names and addresses of LOR stockholders and the number and percentage ownership of outstanding shares of LOR Common Stock owned by each such stockholder immediately prior to the Closing.

3.5 At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, receipts or other documents as such other party or its counsel may reasonably request.

4. REPRESENTATIONS AND WARRANTIES.

4.1 LOR represents and warrants to LGI as follows:

(a) LOR is a corporation duly organized and validly existing under the laws of the State of Maryland and is in good standing with the SDAT, and has the power to own all of its assets and to carry out its business as it is now being conducted and to carry out its obligations under this Agreement.

(b) LOR is registered under the 1940 Act as a closed-end management investment company, and LOR Common Stock is registered under the Securities Act of 1933, as amended (the “1933 Act”), and such registrations have not been revoked or rescinded and are in full force and effect. LOR is in compliance in all material respects with the 1940 Act and the rules and regulations thereunder.

(c) LOR is not, and the execution, delivery and performance of this Agreement will not result, in violation of the laws of the State or Maryland or in material violation of LOR’s charter, or its Bylaws or of any agreement, indenture, instrument, contract, lease or other undertaking to which LOR is a party or by which LOR is bound, nor will the execution, delivery and performance of this Agreement by LOR result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease or other undertaking to which LOR is a party or by which LOR is bound.

(d) LOR has no material contracts outstanding that have not been disclosed in its Registration Statement on Form N-2 or will not be otherwise disclosed to LGI prior to the Effective Date.

(e) LOR has no material contracts or other commitments outstanding that will be terminated with liability to LOR on or prior to the Effective Date.

(f) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by LOR of the transactions contemplated herein, except as may be required under the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the 1940 Act and by state securities laws and such as may be required under Maryland law for the acceptance for record of the Articles of Merger by the SDAT.

(g) No litigation or administrative proceeding or investigation of or before any court or governmental body is currently pending or to LOR’s knowledge threatened against LOR or any of LOR’s properties or assets which, if adversely determined, would materially and adversely affect LOR’s financial condition or the conduct of LOR’s business. LOR knows of no facts which might form the basis for the institution of such proceedings, and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects LOR’s business or LOR’s ability to consummate the transactions contemplated herein.

(h) The Portfolios of Investments (and Notes to Portfolios of Investments) and Statements of Assets and Liabilities, Statements of Operations, Statements of Changes in Net Assets and Statements of Cash Flows of LOR for LOR’s fiscal years ended December 31, 2014, December 31, 2015, December 31, 2016, December 31, 2017 and December 31, 2018 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, and are in accordance with generally accepted accounting principles (“GAAP”), consistently applied, and such statements (copies of which have been furnished to LGI) fairly reflect the financial condition of LOR as of such dates, and there are no known contingent liabilities of LOR as of such dates not disclosed therein.

(i) Since December 31, 2018, there has not been any material adverse change in LOR’s financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business, those incurred in connection with the Reorganization, those incurred in connection with the conditional one-time tender offer to acquire, in exchange for cash, up to 20% of the outstanding shares of LOR Common Stock at a price equal to 98% of LOR’s net asset value per share as of the close of regular trading on the NYSE on the day the offer expires (the “Tender Offer”) and any incurrence by LOR of indebtedness maturing more than one year from the date such indebtedness was incurred, except as disclosed on the statement of assets and liabilities referred to in Section 4.1(h). Prior to the Effective Date, LOR will advise LGI in writing of all known liabilities, contingent or otherwise, whether or not incurred in the ordinary course of business, existing or accrued. For purposes of this paragraph 4.1(i), a decline in net asset value per share of LOR due to declines in the value of instruments in LOR’s portfolio or the discharge of LOR liabilities will not constitute a material adverse change.

(j) At the Effective Date, all federal and other tax returns and reports of LOR required by law then to be filed shall have been filed, and all federal and other taxes shown as due on said returns and reports shall have been paid so far as due, or provision shall have been made for the payment thereof, and to the knowledge of LOR no such return is currently under audit and no assessment or deficiency has been asserted with respect to such returns. LOR (1) is in compliance in all material respects with all applicable regulations pertaining to (i) the reporting of dividends and other distributions on shares of LOR Common Stock, (ii) withholding in respect thereof, and (iii) stockholder basis reporting, (2) has withheld in respect of dividends and other distributions and paid to the proper taxing authorities all taxes required to be withheld, and (3) is not liable for any material penalties that could be imposed thereunder.

(k) For each taxable year of its operation (including the taxable year ending on the Effective Date), LOR has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company.

(l) All issued and outstanding shares of LOR Common Stock have been offered and sold in compliance in all material respects with applicable registration requirements of the 1933 Act and applicable state securities laws and are, and at the Effective Date will be, duly and validly issued and outstanding, fully paid and non-assessable by LOR. All of the issued and outstanding shares of LOR Common Stock will, at the time of the Closing, be held by the persons and in the amounts set forth in the records of its transfer agent as provided in Section 3.4. LOR does not have outstanding any options, warrants or other rights to subscribe for or purchase any LOR

Common Stock, nor is there outstanding any security convertible into any LOR Common Stock.

(m) The execution, delivery and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary action on the part of the LOR Board and, subject to the approval of LOR stockholders, this Agreement will constitute the valid and legally binding obligation of LOR, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors’ rights generally and court decisions with respect thereto, and to general principles of equity and the discretion of the court (regardless of whether the enforceability is considered in a proceeding in equity or at law).

(n) The information to be furnished by LOR, for use in LGI’s Registration Statement on Form N-14 and the Prospectus/Proxy (as defined in Section 5.3) contained therein as amended or supplemented (the “Registration Statement”) and other such documents filed or to be filed with any federal, state or local regulatory authority (including the Financial Industry Regulatory Authority), which may be necessary in connection with the transactions contemplated hereby, shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations applicable thereto.

(o) The Registration Statement, as of the effective date of the Registration Statement and at all times subsequent thereto up to and including the Effective Date, conforms and will conform, as it relates to LOR, in all material respects to the requirements of the federal and state securities laws and the rules and regulations thereunder and does not and will not include, as it relates to LOR, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading. The representations and warranties in this Section 4.1(o) shall apply only to statements or omissions made in reliance upon and in conformity with written information concerning LOR furnished to LGI by LOR.

(p) The books and records of LOR made available to LGI are substantially true and correct and contain no material misstatements or omissions with respect to the operations of LOR.

(q) LOR is authorized to issue 500,000,000 shares of capital stock, par value $0.001 per share, all of which shares are classified as common stock (the “LOR Common Stock”), and each outstanding share of which is fully paid, non-assessable and has full voting rights.

4.2 LGI represents and warrants to LOR, as follows:

(a) LGI is a corporation duly organized and validly existing under the laws of the State of Maryland and is in good standing with the SDAT, and has the power to own all of its assets and to carry out its business as it is now being conducted and to carry out its obligations under this Agreement.

(b) LGI is registered under the 1940 Act as an closed-end management investment company, and LGI Common Stock is registered under the 1933 Act, and such registrations have not been revoked or rescinded and are in full force and effect. LGI is in compliance in all material respects with the 1940 Act and the rules and regulations thereunder.

(c) LGI Common Stock is duly registered under the 1934 Act, and is or will be listed for trading on a national securities exchange.

(d) LGI is not, and the execution, delivery and performance of this Agreement will not result, in violation of the laws of the State or Maryland or in material violation of LGI’s charter or its Bylaws or of any agreement, indenture, instrument, contract, lease or other undertaking to which LGI is a party or by which LGI is bound, nor will the execution, delivery and performance of this Agreement by LGI result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease or other undertaking to which LGI is a party or by which LGI is bound.

(e) LGI has no material contracts outstanding that have not been disclosed in its Registration Statement on Form N-2 or will not be otherwise disclosed to LOR prior to the Effective Date.

(f) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by LGI of the transactions contemplated herein, except as may be required under the 1933 Act, the 1934 Act and the 1940 Act and by state securities laws and such as may be required under Maryland law for the acceptance for record of the Articles of Merger by the SDAT.

(g) No litigation or administrative proceeding or investigation of or before any court or governmental body is currently pending or to LGI’s knowledge threatened against LGI or any of LGI’s properties or assets which, if adversely determined, would materially and adversely affect LGI’s financial condition or the conduct of LGI’s business. LGI knows of no facts which might form the basis for the institution of such proceedings, and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects LGI’s business or LGI’s ability to consummate the transactions contemplated herein.

(h) The Portfolios of Investments (and Notes to Portfolios of Investments) and Statements of Assets and Liabilities, Statements of Operations, Statements of Changes in Net Assets and Statements of Cash Flows of LGI for LGI’s fiscal years ended December 31, 2014, December 31, 2015, December 31, 2016, December 31, 2017 and December 31, 2018 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, and are in accordance with GAAP, consistently applied, and such statements (copies of which have been furnished to LOR) fairly reflect the financial condition of LGI as of such dates.

(i) Since December 31, 2018, there has not been any material adverse change in LGI’s financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business, those incurred in connection with the Reorganization and any incurrence by LGI of indebtedness maturing more than one year from the date such indebtedness was incurred, except as disclosed on the statement of assets and liabilities referred to in Section 4.2(h). Prior to the Effective Date, LGI will advise LOR in writing of all known liabilities, contingent or otherwise, whether or not incurred in the ordinary course of business, existing or accrued. For purposes of this paragraph 4.2(i), a decline in net asset value per share of LGI due to declines in the value of instruments in LGI’s portfolio or the discharge of LGI liabilities will not constitute a material adverse change.

(j) At the Effective Date, all federal and other tax returns and reports of LGI required by law then to be filed shall have been filed, and all federal and other taxes shown as due on said returns and reports shall have been paid so far as due, or provision shall have been made for the payment thereof, and to the knowledge of LGI no such return is currently under audit and no assessment or deficiency has been asserted with respect to such returns. LGI (1) is in compliance in all material respects with all applicable regulations pertaining to (i) the reporting of dividends and other distributions on shares of LGI Common Stock, (ii) withholding in respect thereof, and (iii) stockholder basis reporting, (2) has withheld in respect of dividends and other distributions and paid to the proper taxing authorities all taxes required to be withheld, and (3) is not liable for any material penalties that could be imposed thereunder.

(k) For each taxable year of its operation, LGI has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company and it intends to meet such requirements for its taxable year in which the Reorganization occurs.

(l) All issued and outstanding shares of LGI Common Stock have been offered and sold in compliance in all material respects with applicable registration requirements of the 1933 Act and applicable state securities laws and are, and at the Effective Date will be, duly and validly issued and outstanding, fully paid and non-assessable by LGI. LGI does not have outstanding any options, warrants or other rights to subscribe for or purchase any LGI Common Stock, nor is there outstanding any security convertible into LGI Common Stock.

(m) The execution, delivery and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary action on the part of the LGI Board and, subject to the approval of LOR stockholders, this Agreement will constitute the valid and legally binding obligation of LGI, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors’ rights generally and court decisions with respect thereto, and to general principles of equity and the discretion of the court (regardless of whether the enforceability is considered in a proceeding in equity or at law).

(n) The Registration Statement, as of its effective date and at all times subsequent thereto up to and including the Effective Date, conforms and will conform, as it relates to LGI, in all material respects to the requirements of the federal and state securities laws and the rules and regulations thereunder and does not and will not include, as it relates to LGI, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading. No representations and warranties in this Section 4.2(n) shall apply to statements or omissions made in reliance upon and in conformity with written information concerning LOR furnished to LGI by LOR.

(o) LGI does not directly or indirectly own, nor on the Effective Date will it directly or indirectly own, nor has it directly or indirectly owned at any time during the past five years, any shares of LOR Common Stock.

(p) The books and records of LGI made available to LOR are substantially true and correct and contain no material misstatements or omissions with respect to the operations of LGI.

(q) LGI is authorized to issue 500,000,000 shares of capital stock, par value $0.001 per share, all of which shares are classified as common stock (the “LGI Common Stock”), and each outstanding share of which is fully paid, non-assessable and has full voting rights.

5. COVENANTS OF LOR AND LGI.

5.1 LOR and LGI each will operate its business in the ordinary course between the date hereof and the Effective Date, it being understood that such ordinary course of business will include: (i) the declaration and payment of customary dividends and other distributions; (ii) that, following LOR Stockholder approval referred to in Section 8.1 and up to and including the Effective Date, (x) certain of LOR’s investment restrictions may be suspended in order to consummate the Reorganization and (y) LOR may dispose of portfolio securities in contemplation of the Reorganization and subsequently hold proceeds of such sales in cash; and (iii) in the case of LOR, preparing for its deregistration, except that the Tender Offer and the distribution of dividends pursuant to Section 6.3 of this Agreement shall not be deemed to constitute of breach of this Section 5.1.

5.2 LGI and LOR will call a joint meeting of its respective stockholders to consider and act upon this Agreement and to take all other action necessary to obtain approval of the transactions contemplated herein (the “Joint Meeting”).

5.3 Subject to the provisions of this Agreement, LOR and LGI will each take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including but not limited to mailing to each of its respective stockholders of record entitled to vote at the Joint Meeting, in sufficient time to comply with requirements as to notice thereof, a Prospectus and Combined Proxy Statement which complies in all material respects with the applicable provisions of Section 14(a) of the 1934 Act and Section 20(a) of the 1940 Act, and the rules and regulations, respectively, thereunder (the “Prospectus/Proxy”).

5.4 LOR and LGI agree that, as soon as practicable after satisfaction of all conditions to the Reorganization, they will jointly file executed Articles of Merger with the SDAT and make all other filings or recordings required by Maryland law in connection with the Reorganization.

5.5 LOR will provide LGI with information reasonably necessary for the preparation of the Registration Statement.

5.6 LGI will file the Registration Statement with the Commission and will use its best efforts to ensure that the Registration Statement becomes effective as promptly as practicable. LOR agrees to cooperate fully with LGI, and will furnish to LGI the information relating to itself to be set forth in the Registration Statement as required by the 1933 Act, the 1934 Act and the 1940 Act, and the rules and regulations thereunder and the state securities laws or blue sky laws.

5.7 LGI agrees to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state Blue Sky or securities laws as it may deem appropriate in order to continue its operations after the Effective Date.

5.8 LOR undertakes that, if the Reorganization is approved, after completing any other necessary filings, it will file, or cause its agent to file, an application pursuant to Section 8(f) of the 1940 Act for an order declaring that LOR has ceased to be a registered investment company, and will cause LOR Common Stock to be delisted with the NYSE, in each case, in connection with the consummation of the Reorganization.

6. CONDITIONS PRECEDENT TO OBLIGATIONS OF LGI.

The obligations of LGI to consummate the transactions provided for herein shall be subject, at its election, to the performance by LOR of all the obligations to be performed by it hereunder on or before the Effective Date and, in addition thereto, the following conditions:

6.1 All representations and warranties of LOR, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement and the Tender Offer, as of the Effective Date with the same force and effect as if made on and as of the Effective Date, and LOR shall have delivered to LGI a certificate executed in LOR’s name by LOR’s President or Vice President and its Chief Financial Officer, in form and substance satisfactory to LGI, to this effect, and as to such other matters as LGI shall reasonably request.

6.2 LOR shall have delivered to LGI a statement of LOR’s assets and liabilities, together with a list of LOR’s portfolio securities showing the tax basis of such securities by lot and the holding periods of such securities, as of the Effective Date, certified by LOR’s Chief Financial Officer.

6.3 LOR shall have declared and paid a dividend or dividends which, together with all previous dividends, shall have the effect of distributing to LOR stockholders all of LOR’s investment company taxable income (within the meaning of Section 852(b)(2) of the Code) for all taxable years or periods ending on or prior to the Effective Date (computed without regard to any deduction for dividends paid); the excess of its interest income excludable from gross income under Section 103(a) of the Code over its disallowed deductions under Sections 265 and 171(a)(2) of the Code, for all taxable years or periods ending on or prior to the Effective Date; and all of its net capital gain (as defined in Section 1222(11) of the Code) realized in all taxable years or periods ending on or prior to the Effective Date (after reduction for capital loss carryforwards).

7. CONDITIONS PRECEDENT TO OBLIGATIONS OF LOR.

The obligations of LOR to consummate the transactions provided for herein shall be subject, at its election, to the performance by LGI of all the obligations to be performed by it hereunder on or before the Effective Date and, in addition thereto, the following conditions:

7.1 All representations and warranties of LGI, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Effective Date with the same force and effect as if made on and as of the Effective Date, and LGI shall have delivered to LOR a certificate executed in LGI’s name by LGI’s President or Vice President and its Chief Financial Officer, in form and substance satisfactory to LGI, to this effect, and as to such other matters as LOR shall reasonably request.

8. FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF LOR AND LGI.

If any of the conditions set forth below do not exist on or before the Effective Date with respect to LOR or LGI, the other party to this Agreement shall, at its option, not be required to consummate the transactions contemplated by this Agreement.

8.1 This Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the holders of the outstanding shares of LOR Common Stock in accordance with the provisions of LOR’s charter, Maryland law and the 1940 Act.

8.2 This Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the holders of the outstanding shares of LGI Common Stock in accordance with the provisions of LGI’s charter, Maryland law and the NYSE.

8.3 On the Closing Date, no action, suit or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.

8.4 All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities and securities exchanges (including those of the Commission, the NYSE and of state Blue Sky and securities authorities) deemed necessary by LOR or LGI to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of LOR or LGI, provided that either party hereto may for itself waive any of such conditions.

8.5 The Registration Statement shall have become effective under the 1933 Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

8.6 LOR and LGI shall have received an opinion of Proskauer Rose LLP substantially to the effect that, based upon certain facts, factual representations and assumptions made by LOR, LGI and their respective authorized officers, for United States federal income tax purposes: (a) the Reorganization as provided in this Agreement will constitute a reorganization within the meaning of Section 368(a) of the Code and that LOR and LGI will each be a “party to a reorganization” within the meaning of Section 368(b) of the Code; (b) no gain or loss will be recognized to LOR as a result of the Reorganization and the conversion of shares of LOR Common Stock to shares of LGI Common Stock; (c) no gain or loss will be recognized to LGI as a result of the Reorganization and the conversion of shares of LOR Common Stock to shares of LGI Common Stock; (d) the tax basis of LOR assets in the hands of LGI will be the same as the tax basis of such assets in the hands of LOR immediately prior to the consummation of the Reorganization; and (e) LGI’s holding period with respect to LOR’s assets transferred will include the period for which such assets were held by LOR.

In rendering its opinion, counsel may rely as to factual matters, exclusively and without independent verification, on the representations and warranties made in this Agreement, which counsel may treat as representations and warranties made to it, and in separate letters addressed to counsel and the certificates delivered pursuant to this Agreement.

No opinion will be expressed as to the effect of the Reorganization on (i) LOR or LGI with respect to any asset as to which any unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting, and (ii) any LOR Stockholder that is required to recognize unrealized gains and losses for federal income tax purposes under a mark-to-market system of accounting.

9. TERMINATION AND AMENDMENT OF AGREEMENT; EXPENSES.

9.1 This Agreement and the transactions contemplated hereby may be terminated and abandoned by resolution of either the LOR Board or the LGI Board at any time prior to the Effective Date (and notwithstanding any vote of LOR or LGI stockholders) if circumstances should develop that, in the opinion of such Board, make proceeding with the Reorganization inadvisable.

9.2 If this Agreement is terminated and the transactions contemplated hereby are abandoned pursuant to the provisions of this Section 9, this Agreement shall become void and have no effect, without any liability on the part of any party hereto or the Board members or officers of LOR or LGI, or stockholders of LOR or of LGI, as the case may be, in respect of this Agreement, except as provided in Section 9.4.

9.3 The parties may amend, modify or supplement this Agreement as may be deemed necessary or advisable by the authorized officers of LGI and LOR; provided, however, that following the Joint Meeting, no such amendment may have the effect of changing the provisions for determining the number of shares LGI Common Stock to be issued to the holders of LOR Common Stock under this Agreement to the detriment of such shareholders without their further approval.

9.4 Each of LOR and LGI acknowledges that a portion of the expenses directly incurred in connection with the Reorganization will be borne by LOR and LGI (for purposes of this Section 9.4 only, each a “Fund” and together the “Funds”), whether or not the Reorganization is consummated. The allocated portion of Reorganization expenses to be borne by each Fund is determined based on the estimated basis point difference in Total Annual Expenses (as disclosed in the expense table in the Registration Statement) as between the Fund (for LOR, “LOR Pro Forma After Tender Offer,” as defined in the Registration Statement) and “LGI Pro Forma After Reorganization” (as defined in the Registration Statement), multiplied by the Fund’s average net assets for the period January 1, 2019 through May 31, 2019 (for LOR, as adjusted giving effect to the Tender Offer). It is further acknowledged that LAM will bear the remaining portion of the expenses directly incurred in connection with the Reorganization to the extent such expenses are not borne by LOR and LGI, whether or not the Reorganization is consummated. LOR and LGI will bear their respective portfolio transaction costs, including those associated with the Reorganization.

10. WAIVER.

At any time prior to the Effective Date any of the foregoing conditions may be waived by the LGI Board or the LOR Board if, in the judgment of either, such waiver will not have a material adverse effect on the benefits intended under this Agreement to the stockholders of LOR or of LGI, as the case may be.

11. MISCELLANEOUS.

11.1 None of the representations and warranties included or provided for herein shall survive consummation of the transactions contemplated hereby.

11.2 This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and merges and supersedes all prior discussions, agreements and understandings of every kind and nature between them relating to the subject matter hereof. No party shall be bound by any condition, definition, warranty or representation, other than as set forth or provided in this Agreement or as may be, on or subsequent to the date hereof, set forth in a writing signed by the party to be bound thereby.

11.3 This Agreement shall be governed and construed in accordance with the internal laws of the State of Maryland, without giving effect to principles of conflict of laws; provided that, in the case of any conflict between those laws and the federal securities laws, the latter shall govern.

11.4 This Agreement may be executed in counterparts, each of which, when executed and delivered, shall be deemed to be an original.

11.5 This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

11.6 It is expressly agreed that the obligations of the parties hereunder shall not be binding upon any of the Board members or officers of LOR or LGI, or stockholders, nominees, agents, or employees of LOR or LGI personally, but shall bind only the property of LOR or LGI, as the case may be, as provided in LGI’s charter or LOR’s charter. The execution and delivery of this Agreement by such officers shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of LOR or LGI, as the case may be.

IN WITNESS WHEREOF, the parties have each caused this Agreement and Plan of Reorganization to be executed and attested on its behalf by its duly authorized representatives as of the date first above written.

[Signature Page Follows]

LAZARD WORLD DIVIDEND & INCOME FUND, INC.
By:
Mark R. Anderson,
Vice President and Secretary

ATTEST:
Shari L. Soloway,
Assistant Secretary

LAZARD GLOBAL TOTAL RETURN AND INCOME FUND, INC.
By:
Mark R. Anderson,
Vice President and Secretary

ATTEST:
Shari L. Soloway,
Assistant Secretary

The undersigned is a party to this Agreement with respect to Section 9.4 of the Agreement:
LAZARD ASSET MANAGEMENT LLC
By:
Nathan A. Paul,
Chief Business Officer

ATTEST:
Shari L. Soloway,
Assistant Secretary

APPENDIX B

JOINT REPORT OF THE AUDIT COMMITTEES

The Audit Committee of the Board of Directors of each Fund oversees the Fund’s accounting and financial reporting processes and the audits of the Fund’s financial statements. Each Committee operates pursuant to an Audit Committee Charter (the “Charter”). As set forth in the Charter, management of each Fund is responsible for the preparation, presentation and integrity of the Fund’s financial statements; maintenance of appropriate accounting and financial reporting principles and policies; and maintenance of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

In the performance of its oversight function, each Committee has reviewed and discussed the December 31, 2018 audited financial statements of the relevant Fund with management and with Deloitte & Touche LLP (“Deloitte”), each Fund’s independent registered public accounting firm. The Committee reviewed with Deloitte, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of each Fund’s accounting principles and such other matters as are required to be discussed with Deloitte by Statement of Auditing Standard No. 1301 (Communications with Audit Committees), as modified or supplemented, issued by the Public Company Accounting Oversight Board (the “PCAOB”). In addition, each Committee received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Committee concerning independence and has discussed with Deloitte its independence.

Each Committee reviewed with Deloitte the arrangements for and scope of the audit and, following the audit, met with Deloitte to discuss matters related to the audits. Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committees referred to herein and in the Charter, each Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in each Fund’s Annual Report to Stockholders for the fiscal year ended December 31, 2018 and filed with the Securities and Exchange Commission.

Stockholders are reminded, however, that the members of the Committees rely on the information, opinions, reports or statements, including the financial

B-1

statements and other financial data, provided to them and that the Committees’ responsibilities are necessarily limited as described in the Charter.

Nancy A. Eckl, Audit Committee Chair
Franci J. Blassberg, Audit Committee Member
Kenneth S. Davidson, Audit Committee Member
Trevor W. Morrison, Audit Committee Member
Richard Reiss, Jr., Audit Committee Member
Robert M. Solmson, Audit Committee Member

February 21, 2019

B-2

PROXY TABULATOR

P.O. BOX 9112

FARMINGDALE, NY 11735

To vote by Internet 1) Read the Proxy Statement and have the proxy card below at hand. 2) Go to website www.proxyvote.com 3) Follow the instructions provided on the website.
To vote by Telephone 1) Read the Proxy Statement and have the proxy card below at hand. 2) Call 1-800-690-6903 3) Follow the instructions.
To vote by Mail 1) Read the Proxy Statement. 2) Check the appropriate boxes on the proxy card below. 3) Sign and date the proxy card. 4) Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E62864-P26138	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

2.	Proposal: Election of the following Directors for LOR:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the name(s) of the nominee(s) on the line below.
Nominees:
		☐	☐	☐
01) Robert M. Solmson (Class I)
02) Nathan A. Paul (Class I)

		For	Against	Abstain

1.	Proposal: Approval of the merger of LOR with and into LGI, pursuant to an Agreement and Plan of Merger between LOR and LGI.	☐	☐	☐

3.	To transact such other business as may properly come before the Annual Meeting and any postponement(s) or adjournment(s) thereof.

If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the Proposals. Additionally, the votes entitled to be cast by the undersigned will be cast in the discretion of the proxyholder on any other matter that may properly come before the meeting or any postponements or adjournments or thereof.

Note: Please sign exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date

Important Notice Regarding the Availability of Proxy Materials for the Joint Annual Meeting:

The materials relating to this Joint Annual Meeting are available at

http://www.lazardassetmanagement.com/us/mutual-funds/closed-end-funds/

E62865-P26138

LAZARD GLOBAL TOTAL RETURN AND INCOME FUND, INC.

LAZARD WORLD DIVIDEND & INCOME FUND, INC.

JOINT ANNUAL MEETING OF STOCKHOLDERS – OCTOBER 18, 2019

COMMON STOCK PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

The undersigned holder of shares of Common Stock of Lazard World Dividend & Income, Fund, Inc., a Maryland corporation (“LOR”), hereby appoints Shari L. Soloway and Jessica A. Falzone, and each of them, with full power of substitution and revocation, as proxies to represent the undersigned at the Joint Annual Meeting of Stockholders (the “Annual Meeting”) of Lazard Global Total Return and Income Fund, Inc. (“LGI”) and LOR to be held at 30 Rockefeller Plaza, 58th Floor, Conference Room 58A, New York, New York 10112, on October 18, 2019, at 3:00 p.m., local time, and any and all postponements or adjournments thereof, and thereat to vote all shares of Common Stock of LOR which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, in accordance with the instructions on this proxy.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on October 18, 2019

The following materials relating to this Joint Annual Meeting are available at http://www.lazardassetmanagement.com/us/mutual-funds/closed- end-funds/

•	the Prospectus and Combined Proxy Statement (the “Prospectus/Proxy Statement”);
•	the Notice of Joint Annual Meeting of Stockholders;
•	information on how to obtain directions to attend the Annual Meeting in person;
•	this proxy card and any other proxy materials; and
•	LOR’s and LGI’s Annual Reports for the fiscal year ended December 31, 2018.

THIS PROXY IS SOLICITED BY LOR’S BOARD OF DIRECTORS AND WILL BE VOTED FOR THE PROPOSALS UNLESS OTHERWISE INDICATED. BY SIGNING THIS PROXY CARD, RECEIPT OF THE ACCOMPANYING NOTICE OF JOINT ANNUAL MEETING OF STOCKHOLDERS AND PROSPECTUS/PROXY STATEMENT IS ACKNOWLEDGED.

PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED OR VOTE ELECTRONICALLY OR BY TELEPHONE.